                                                                 Exhibit 10.1(a)

                                     SECOND

                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                           RURAL CELLULAR CORPORATION;

                    THE FINANCIAL INSTITUTIONS WHOSE NAMES
               APPEAR AS LENDERS ON THE SIGNATURE PAGES HEREOF;

                                       AND

                         TORONTO DOMINION (TEXAS), INC.

                             AS ADMINISTRATIVE AGENT

                                      WITH

                            TD SECURITIES (USA) INC.,

                        AS BOOK RUNNER AND LEAD ARRANGER;

                            FIRST UNION NATIONAL BANK

                       AND PNC BANK, NATIONAL ASSOCIATION

                            AS CO-SYNDICATION AGENTS

                                       AND

                         BANK OF AMERICA SECURITIES, LLC

                             AS DOCUMENTATION AGENT

                            DATED AS OF APRIL 3, 2000

                    POWELL, GOLDSTEIN, FRAZER & MURPHY LLP

                                ATLANTA, GEORGIA

                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1        DEFINITIONS.................................................3

ARTICLE 2        LOANS......................................................22

   SECTION 2.1   THE LOANS..................................................22
   SECTION 2.2   MANNER OF BORROWING AND DISBURSEMENT.......................23
   SECTION 2.3   INTEREST...................................................25
   SECTION 2.4   COMMITMENT FEES............................................28
   SECTION 2.5   MANDATORY COMMITMENT REDUCTIONS............................28
   SECTION 2.6   VOLUNTARY COMMITMENT REDUCTIONS............................30
   SECTION 2.7   PREPAYMENTS AND REPAYMENTS.................................31
   SECTION 2.8   NOTES; LOAN ACCOUNTS.......................................36
   SECTION 2.9   MANNER OF PAYMENT..........................................37
   SECTION 2.10  REIMBURSEMENT..............................................38
   SECTION 2.11  PRO RATA TREATMENT.........................................38
   SECTION 2.12  CAPITAL ADEQUACY...........................................39
   SECTION 2.13  LENDER TAX FORMS...........................................40
   SECTION 2.14  INCREMENTAL FACILITY ADVANCES..............................40
   SECTION 2.15  REPLACEMENT OF LENDERS.....................................41

ARTICLE 3        CONDITIONS PRECEDENT.......................................42

   SECTION 3.1   CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT.........42
   SECTION 3.2   CONDITIONS PRECEDENT TO EACH ADVANCE.......................44

ARTICLE 4        REPRESENTATIONS AND WARRANTIES.............................45

   SECTION 4.1   REPRESENTATIONS AND WARRANTIES.............................45
   SECTION 4.2   SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC............51

ARTICLE 5        GENERAL COVENANTS..........................................51

   SECTION 5.1   PRESERVATION OF EXISTENCE AND SIMILAR MATTERS..............51
   SECTION 5.2   BUSINESS; COMPLIANCE WITH APPLICABLE LAW...................52
   SECTION 5.3   MAINTENANCE OF PROPERTIES..................................52
   SECTION 5.4   ACCOUNTING METHODS AND FINANCIAL RECORDS...................52
   SECTION 5.5   INSURANCE..................................................52
   SECTION 5.6   PAYMENT OF TAXES AND CLAIMS................................52
   SECTION 5.7   COMPLIANCE WITH ERISA......................................53
   SECTION 5.8   VISITS AND INSPECTIONS.....................................54
   SECTION 5.9   PAYMENT OF INDEBTEDNESS; LOANS.............................55
   SECTION 5.10  USE OF PROCEEDS............................................55
   SECTION 5.11  REAL ESTATE................................................55
   SECTION 5.12  INDEMNITY..................................................56
   SECTION 5.13  INTEREST RATE HEDGING......................................57
   SECTION 5.14  COVENANTS REGARDING FORMATION OF SUBSIDIARIES AND
                 ACQUISITIONS; PARTNERSHIP, SUBSIDIARIES....................57
   SECTION 5.15  PAYMENT OF WAGES...........................................58
   SECTION 5.16  FURTHER ASSURANCES.........................................58

ARTICLE 6        INFORMATION COVENANTS......................................58

   SECTION 6.1   QUARTERLY FINANCIAL STATEMENTS AND INFORMATION.............58
   SECTION 6.2   ANNUAL FINANCIAL STATEMENTS AND INFORMATION................59
   SECTION 6.3   PERFORMANCE CERTIFICATES...................................59
   SECTION 6.4   COPIES OF OTHER REPORTS....................................59

   SECTION 6.5   NOTICE OF LITIGATION AND OTHER MATTERS.....................60

ARTICLE 7        NEGATIVE COVENANTS.........................................61

   SECTION 7.1   INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES..........61
   SECTION 7.2   LIMITATION ON LIENS........................................62
   SECTION 7.3   AMENDMENT AND WAIVER.......................................62
   SECTION 7.4   LIQUIDATION, MERGER, OR DISPOSITION OF ASSETS..............62
   SECTION 7.5   LIMITATION ON GUARANTIES...................................63
   SECTION 7.6   INVESTMENTS AND ACQUISITIONS...............................63
   SECTION 7.7   RESTRICTED PAYMENTS AND PURCHASES..........................65
   SECTION 7.8   TOTAL LEVERAGE RATIO.......................................65
   SECTION 7.9   SENIOR LEVERAGE RATIO......................................66
   SECTION 7.10  ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT...........66
   SECTION 7.11  ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE.........67
   SECTION 7.12  FIXED CHARGE COVERAGE RATIO................................67
   SECTION 7.13  AFFILIATE TRANSACTIONS.....................................67
   SECTION 7.14  REAL ESTATE................................................68
   SECTION 7.15  ERISA LIABILITIES..........................................68

ARTICLE 8        DEFAULT....................................................68

   SECTION 8.1   EVENTS OF DEFAULT..........................................68
   SECTION 8.2   REMEDIES...................................................71
   SECTION 8.3   PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF DEFAULT.....72

ARTICLE 9        THE AGENTS.................................................73

   SECTION 9.1   APPOINTMENT AND AUTHORIZATION..............................73
   SECTION 9.2   INTEREST HOLDERS...........................................73
   SECTION 9.3   CONSULTATION WITH COUNSEL..................................73
   SECTION 9.4   DOCUMENTS..................................................73
   SECTION 9.5   ADMINISTRATIVE AGENT AND AFFILIATES........................73
   SECTION 9.6   RESPONSIBILITY OF THE ADMINISTRATIVE AGENT.................74
   SECTION 9.7   COLLATERAL.................................................74
   SECTION 9.8   ACTION BY ADMINISTRATIVE AGENT.............................74
   SECTION 9.9   NOTICE OF DEFAULT OR EVENT OF DEFAULT......................74
   SECTION 9.10  RESPONSIBILITY DISCLAIMED..................................75
   SECTION 9.11  INDEMNIFICATION............................................75
   SECTION 9.12  CREDIT DECISION............................................76
   SECTION 9.13  SUCCESSOR ADMINISTRATIVE AGENT.............................76
   SECTION 9.14  DELEGATION OF DUTIES.......................................77
   SECTION 9.15  NO RESPONSIBILITIES OF AGENTS..............................77

ARTICLE 10       CHANGE IN CIRCUMSTANCES AFFECTING LIBOR ADVANCES...........77

   SECTION 10.1  LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR.............77
   SECTION 10.2  ILLEGALITY.................................................77
   SECTION 10.3  INCREASED COSTS............................................78
   SECTION 10.4  EFFECT ON OTHER ADVANCES...................................79

ARTICLE 11       MISCELLANEOUS..............................................79

   SECTION 11.1  NOTICES....................................................79
   SECTION 11.2  EXPENSES...................................................81
   SECTION 11.3  WAIVERS....................................................81
   SECTION 11.4  SET-OFF....................................................82
   SECTION 11.5  ASSIGNMENT.................................................82
   SECTION 11.6  ACCOUNTING PRINCIPLES......................................85
   SECTION 11.7  COUNTERPARTS...............................................85

   SECTION 11.8  GOVERNING LAW..............................................85
   SECTION 11.9  SEVERABILITY...............................................86
   SECTION 11.10 INTEREST...................................................86
   SECTION 11.11 TABLE OF CONTENTS AND HEADINGS.............................86
   SECTION 11.12 AMENDMENT AND WAIVER.......................................86
   SECTION 11.13 ENTIRE AGREEMENT...........................................87
   SECTION 11.14 OTHER RELATIONSHIPS........................................87
   SECTION 11.15 DIRECTLY OR INDIRECTLY.....................................87
   SECTION 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS.............87
   SECTION 11.17 SENIOR DEBT................................................88
   SECTION 11.18 OBLIGATIONS SEVERAL........................................88
   SECTION 11.19 CONFIDENTIALITY............................................88

ARTICLE 12       WAIVER OF JURY TRIAL.......................................88

   SECTION 12.1  WAIVER OF JURY TRIAL.......................................88

                                    EXHIBITS

Exhibit A         -     Form of Borrower's Pledge Agreement
Exhibit B         -     Form of Certificate of Financial Condition
Exhibit C         -     Form of Notice of Incremental Facility Commitment
Exhibit D         -     Form of Request for Advance
Exhibit E         -     Form of Revolving Loan Note
Exhibit F         -     Form of Security Agreement
Exhibit G         -     Form of Subsidiary Guaranty
Exhibit H         -     Form of Subsidiary Pledge Agreement
Exhibit I         -     Form of Subsidiary Security Agreement
Exhibit J         -     Form of Term Loan A Note
Exhibit K         -     Form of Term Loan B Note
Exhibit L         -     Form of Term Loan C Note
Exhibit M         -     Form of Incremental Facility Note
Exhibit N         -     Form of Borrower's Loan Certificate
Exhibit O         -     Form of Subsidiary Loan Certificate
Exhibit P         -     Form of Opinion of FCC Counsel to the Borrower
Exhibit Q         -     Form of Opinion of General Counsel to the Borrower
Exhibit R         -     Form of Performance Certificate
Exhibit S         -     Form of Assignment and Assumption Agreement

                                    SCHEDULES

Schedule 1        -     Licenses
Schedule 2        -     Liens Existing on the Agreement Date
Schedule 3        -     Subsidiaries
Schedule 4        -     Permitted Exceptions
Schedule 5        -     Litigation
Schedule 6        -     Affiliate Agreements
Schedule 7        -     Addresses of Lenders

                                     SECOND

                       AMENDED AND RESTATED LOAN AGREEMENT

                                      AMONG

                   RURAL CELLULAR CORPORATION, AS BORROWER;

                    THE FINANCIAL INSTITUTIONS WHOSE NAMES
               APPEAR AS LENDERS ON THE SIGNATURE PAGES HEREOF;

                         TORONTO DOMINION (TEXAS), INC.,

                             AS ADMINISTRATIVE AGENT

                                      WITH

                            TD SECURITIES (USA) INC.,

                        AS BOOK RUNNER AND LEAD ARRANGER;

                                       AND

                            FIRST UNION NATIONAL BANK

                       AND PNC BANK, NATIONAL ASSOCIATION

                            AS CO-SYNDICATION AGENTS

                                       AND

                         BANK OF AMERICA SECURITIES, LLC

                             AS DOCUMENTATION AGENT

                             W I T N E S S E T H:


      WHEREAS, the Borrower, the financial institutions whose names appeared as Lenders on the signature pages thereof and the Administrative Agent are all parties to that certain Amended and Restated Loan Agreement dated as of July 1, 1998 (the "PRIOR LOAN AGREEMENT"); and

      WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders consent to certain amendments to the Prior Loan Agreement, as more fully set forth in this Second Amended and Restated Loan Agreement; and

      WHEREAS, the Administrative Agent and the Lenders have agreed to amend and restate the Prior Loan Agreement in its entirety as set forth herein; and

      WHEREAS, the Borrower acknowledges and agrees that the security interest granted to the Administrative Agent, for itself and on behalf of the Lenders pursuant to the Prior Loan Agreement and the Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith shall remain outstanding and in full force and effect in accordance with the Prior Loan Agreement and shall continue to secure the Obligations (as defined therein); and

      WHEREAS, the Borrower acknowledges and agrees that (i) the Obligations (as defined herein) represent, among other things, the amendment, restatement, renewal, extension, consolidation and modification of the Obligations (as defined in the Prior Loan Agreement) arising in connection with the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; (ii) the parties hereto intend that the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith and the collateral pledged thereunder shall secure, without interruption or impairment of any kind, all existing Indebtedness under the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith as so amended, restated, restructured, renewed, extended, consolidated and modified hereunder, together with all other Obligations hereunder; (iii) all Liens evidenced by the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith are hereby ratified, confirmed and continued; and (iv) the Loan Documents (as defined herein) are intended to restructure, restate, renew, extend, consolidate, amend and modify the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith; and

      WHEREAS, the parties hereto intend that (i) the provisions of the Prior Loan Agreement and the other Loan Documents (as defined in the Prior Loan Agreement) executed in connection therewith, to the extent restructured, restated, renewed, extended, consolidated, amended and modified hereby, are hereby superseded and replaced by the provisions hereof and of the Loan Documents (as defined herein); and (ii) the Notes (as hereinafter defined) amend, renew, extend, modify, replace, are substituted for and supersede in their entirety, but do not extinguish the indebtedness arising under the promissory notes issued pursuant to the Prior Loan Agreement;

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereby amend and restate the Prior Loan Agreement as follows:

                                    ARTICLE 1

                                   DEFINITIONS

      For the purposes of this Agreement:

      "2000 SENIOR PREFERRED STOCK" shall mean those 25,000 shares of 11 3/8% Senior Exchangeable Preferred Stock of the Borrower, together with any additional Senior Preferred Stock issued as payment in kind dividends thereon.

      "ACQUISITION" shall mean (whether by purchase, lease, exchange, issuance of stock or other equity or debt securities, merger, reorganization or any other method) (i) any acquisition by the Borrower or any of its Subsidiaries of any other Person, which Person shall then become consolidated with the Borrower or any such Subsidiary in accordance with GAAP or (ii) any acquisition by the Borrower or any of its Subsidiaries of all or any substantial part of the assets of any other Person.

      "ADMINISTRATIVE AGENT" shall mean Toronto Dominion (Texas), Inc., in its capacity as Administrative Agent for the Lenders or any successor Administrative Agent appointed pursuant to Section 9.13 hereof.

      "ADMINISTRATIVE AGENT'S OFFICE" shall mean the office of the Administrative Agent located at 909 Fannin Street, Suite 1700, Houston, Texas 77010, or such other office as may be designated pursuant to the provisions of
Section 11.1 hereof.

      "ADVANCE" shall mean amounts advanced by the Lenders to the Borrower pursuant to Article 2 hereof on the occasion of any borrowing and having the same Interest Rate Basis and Interest Period; and "Advances" shall mean more than one Advance.

      "AFFILIATE" shall mean, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such first Person. For purposes of this definition, "control" when used with respect to any Person includes, without limitation, the direct or indirect beneficial ownership of more than ten percent (10%) of the voting securities or voting equity of such Person or the power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "AGENTS" shall mean, collectively, the Administrative Agent, the Lead Arranger, the Co-Syndication Agents and the Documentation Agent.

      "AGREEMENT" shall mean this Second Amended and Restated Loan Agreement, as amended, supplemented, restated or otherwise modified from time to time.

      "AGREEMENT DATE" shall mean April 3, 2000.

      "ANNUALIZED OPERATING CASH FLOW" shall mean, as of any date, the Operating Cash Flow for the immediately preceding two (2) fiscal quarters multiplied by two (2); PROVIDED THAT, for all calculations of Annualized Operating Cash Flow (a) from and including the Agreement Date through the date on which the Borrower files its Form 10-Q for the quarter ended March 31, 2000 (the "10-Q DATE"), Annualized Operating Cash Flow shall be Operating Cash Flow for the quarters ended September 30, 1999 and December 31, 1999 (after giving pro forma effect to the Triton Acquisition) multiplied by two (2), (b) from the 10-Q Date through June 29, 2000, Annualized Operating Cash Flow shall be Operating Cash Flow for the four (4) quarters ended March 31, 2000 (after giving effect to the Triton Acquisition) and (c) from and including June 30, 2000 through September 29, 2000, Annualized Operating Cash Flow shall be Operating Cash Flow for the quarter ended June 30, 2000, multiplied by four (4).

      "APPLICABLE LAW" shall mean, in respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of governmental bodies or regulatory agencies applicable to such Person, including, without limiting the foregoing, the Licenses, the Communications Act and all Environmental Laws, and all orders, decisions, judgments and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party or by which it is bound.

      "APPLICABLE MARGIN" shall mean the interest rate margin applicable to Base Rate Advances and LIBOR Advances under the applicable Loans, as the case may be, in each case determined in accordance with Section 2.3(f) hereof (or, with respect to Incremental Facility Advances, as set forth in the Notice of Incremental Facility Commitment).

      "APPROVED FUND" means, with respect to any Lender that is a fund that invests in commercial loans, any other fund that invests in commercial loans and is managed or advised by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

      "AUTHORIZED SIGNATORY" shall mean such senior personnel of a Person as may be duly authorized and designated in writing by such Person to execute documents, agreements and instruments on behalf of such Person.

      "BASE RATE" shall mean, at any time, a fluctuating interest rate per annum equal to the higher of (a) the rate of interest quoted from time to time by the Administrative Agent as its "prime rate" or "base rate" and (b) the sum of (i) the Federal Funds Rate and (ii) one-half of one percent (1/2%). The Base Rate is not necessarily the lowest rate of interest chargeD to borrowers of the Administrative Agent.

      "BASE RATE ADVANCE" shall mean an Advance which the Borrower requests to be made as a Base Rate Advance or is Converted to a Base Rate Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $500,000, and in an integral multiple of $100,000.

      "BASE RATE BASIS" shall mean a simple interest rate equal to the sum of
(i) the Base Rate and (ii) the Applicable Margin for Base Rate Advances with respect to the applicable Loans. The Base Rate Basis shall be adjusted automatically as of the opening of business on the effective date of each change in the Base Rate to account for such change, and shall also be adjusted to reflect changes in the Applicable Margin applicable to Base Rate Advances.

      "BORROWER" shall mean Rural Cellular Corporation, a Minnesota corporation.

      "BORROWER'S PLEDGE AGREEMENT" shall mean that certain Second Amended and Restated Borrower's Pledge Agreement dated as of the Agreement Date between the Borrower and the Administrative Agent, substantially in the form of EXHIBIT A attached hereto, pursuant to which the Borrower has pledged to the Administrative Agent, for itself and on behalf of the Lenders, all of the Borrower's stock ownership or membership interests in each of its Subsidiaries.

      "BTA" shall mean any "basic trading area" as defined and modified by the FCC for the purpose of licensing personal communications services telecommunications systems.

      "BUSINESS DAY" shall mean a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement in Houston, Texas, New York, New York and London, England, as relevant to the determination to be made or the action to be taken.

      "CAPITAL EXPENDITURES" shall mean for any period, expenditures (including, without limitation, the aggregate amount of Capitalized Lease Obligations required to be paid during such period) incurred by any Person to acquire or construct fixed assets, plant and equipment (including, without limitation, renewals, improvements and replacements, but excluding repairs and maintenance) during such period, that would be required to be capitalized on the balance sheet of such Person in accordance with GAAP on a consolidated basis for the Borrower and its Subsidiaries; PROVIDED, THAT for all calculations hereunder which include periods prior to the Agreement Date, Capital Expenditures hereunder shall include Capital Expenditures by Triton with respect to the assets acquired from Triton during such period.

      "CAPITAL STOCK" shall mean, as applied to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

      "CAPITALIZED LEASE OBLIGATION" shall mean that portion of any obligation of a Person as lessee under a lease which at the time would be required to be capitalized on the balance sheet of such lessee in accordance with GAAP.

      "CELLULAR SYSTEM" means a cellular mobile radio telephone system constructed and operated in an MSA or an RSA, or a PCS System constructed and operated in a BTA and shall include a microwave system or a paging system operated in connection with (or in the same general service area as) any of the foregoing systems.

      "CERTIFICATE OF FINANCIAL CONDITION" shall mean a certificate, substantially in the form of EXHIBIT B attached hereto, signed by the chief financial officer of the Borrower, together with any schedules, exhibits or annexes appended thereto.

      "CLASS M STOCK" shall mean those 110,000 shares of Convertible Voting Preferred Stock of the Borrower issued on the Agreement Date in connection with the Triton Acquisition.

      "CLASS T STOCK" shall mean those (a) 2,176,875 Class A shares and (b) 5,363,214 Class B shares, in each case of Preferred Stock of the Borrower issued on April 3, 2000 to Telephone and Data Systems, Inc. in exchange for certain of their Class A and Class B Common Stock of the Borrower issued, together with any additional stock of this class issued as payment in kind dividends thereon.

      "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985 and any amendments thereto.

      "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

      "COLLATERAL" shall mean any property of any kind constituting collateral for the Obligations under any of the Security Documents.

      "COMMITMENTS" shall mean, collectively, the Revolving Loan Commitments, the Term Loan A Commitments, the Term Loan B Commitments, the Term Loan C Commitments and, as applicable, the Incremental Facility Commitments; and "COMMITMENT" shall mean any of the foregoing Commitments.

      "COMMITMENT RATIOS" shall mean the percentages in which the Lenders are severally bound to fund their respective portion of Advances to the Borrower under the Commitments set forth on Schedule 7, attached hereto, (together with dollar amounts) as of the Agreement Date (and which may change from time to time in accordance with Sections 2.15 and 11.5 hereof).

      "COMMUNICATIONS ACT" shall mean the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations of the FCC thereunder, all as the same may be in effect from time to time.

      "CONTINUE", "CONTINUATION" and "CONTINUED" shall mean the continuation pursuant to Article 2 hereof of a LIBOR Advance as a LIBOR Advance from one Interest Period to a different Interest Period.

      "CONVERT", "CONVERSION" and "CONVERTED" shall mean a conversion pursuant to Article 2 hereof of a LIBOR Advance into a Base Rate Advance or of a Base Rate Advance into a LIBOR Advance, as applicable.

      "COOPERATIVE LENDER" shall mean CoBank, ACB.

      "CO-SYNDICATION AGENTS" shall mean First Union National Bank and PNC Bank, National Association.

      "DEBT SERVICE" shall mean, with respect to the Borrower and its Subsidiaries, for any period, the sum of (a) Scheduled Loan Payments with respect to the Revolving Loans during such period; (b) scheduled payments of principal on all Indebtedness for Money Borrowed (other than the Revolving Loans) during such period and (c) Interest Expense during such period.

      "DEFAULT" shall mean any Event of Default, and any of the events specified in Section 8.1 hereof, regardless of whether there shall have occurred any passage of time or giving of notice, or both, that would be necessary in order to constitute such event an Event of Default.

      "DEFAULT RATE" shall mean, as of any date, a simple per annum interest rate equal to the sum of (a) the Base Rate, (b) the Applicable Margin for Base Rate Advances (calculated using the highest Applicable Margin for Base Rate Advances for the applicable Loans as set forth in Section 2.3(f) hereof without giving effect to the Total Leverage Ratio then in effect), and (c) two percent (2%).

      "DEPOSIT ACCOUNT" shall have the meaning ascribed thereto in Section 2.11(c) hereof.

      "DOCUMENTATION AGENT" shall mean Bank of America Securities, LLC.

      "EBITDA" shall mean, with respect to any Person for any period, the earnings before interest, taxes, depreciation and amortization expenses for such period, all as determined in accordance with GAAP.

      "EMPLOYEE PENSION PLAN" shall mean any Plan which is (a) maintained by the Borrower, any of its Subsidiaries or any of its ERISA Affiliates and (b) subject to Part 3 of Title I of ERISA.

      "ENVIRONMENTAL LAWS" shall mean all applicable federal, state or local laws, statutes, rules, regulations or ordinances, codes, common law, consent agreements, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder relating to public health, safety or the pollution or protection of the environment, including, without limitation, those relating to releases, discharges, emissions, spills, leaching, or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls, asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited, or regulated substances, including, without limitation, any such provisions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. ss. 6901 et seq.).

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as in effect from time to time.

      "ERISA AFFILIATE" shall mean any Person, including a Subsidiary or an Affiliate of the Borrower, that is a member of any group of organizations (within the meaning of Code Sections 414(b), (c), (m) or (o)) of which the Borrower is a member.

      "EURODOLLAR RESERVE PERCENTAGE" shall mean the percentage which is in effect from time to time under Regulation D of the Board of Governors of the Federal Reserve System, as such regulation may be amended from time to time ("REGULATION D"), as the maximum reserve requirement applicable with respect to Eurocurrency Liabilities (as that term is defined in Regulation D), whether or not any Lender has any such Eurocurrency Liabilities subject to such reserve requirement at that time.

      "EVENT OF DEFAULT" shall mean any of the events specified in Section 8.1 hereof, provided that any requirement for notice or lapse of time has been satisfied.

      "EXCESS CASH FLOW" shall mean, as of the end of any fiscal year of the Borrower based on the audited financial statements provided under Section 6.2 hereof for such fiscal year, the remainder of (a) Operating Cash Flow for such fiscal year, minus (b) the sum of (i) Capital Expenditures made during such fiscal year exclusive of Investments by the Borrower in Wireless Alliance permitted hereunder, (ii) Scheduled Loan Payments made during such period, (iii) cash taxes paid by the Borrower and its Subsidiaries during such fiscal year,
(iv) Interest Expense during such fiscal year, (v) principal payments in respect of Indebtedness for Money Borrowed (other than with respect to the Revolving Loans) paid by the Borrower and its Subsidiaries during such year and (vi) $1,000,000.

      "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

      "FCC" shall mean the Federal Communications Commission, or any other similar or successor agency of the federal government administering the Communications Act.

      "FEDERAL FUNDS RATE" shall mean, as of any date, the weighted average of the rates on overnight federal funds transactions with the members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three (3) federal funds brokers of recognized standing selected by the Administrative Agent.

      "GAAP" shall mean, as in effect from time to time, generally accepted accounting principles in the United States, consistently applied.

      "GUARANTY" or "GUARANTEED," as applied to an obligation, shall mean and include (a) a guaranty, direct or indirect, in any manner, of all or any part of such obligation, and (b) any agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, any reimbursement obligations as to amounts drawn down by beneficiaries of outstanding letters of credit or capital call requirements.

      "HEADQUARTER'S MORTGAGE" shall mean those certain Mortgages in favor of the Administrative Agent (on behalf of the Lenders) and pertaining to the Borrower's headquarter's properties located in Alexandria, Minnesota.

      "INCREMENTAL FACILITY ADVANCE" shall mean an Advance made by any Lender holding an Incremental Facility Commitment pursuant to Section 2.14 hereof.

      "INCREMENTAL FACILITY COMMITMENT" shall mean the commitment of any Lender or Lenders to make advances to the Borrower in accordance with Section 2.14 hereof (the Borrower may obtain Incremental Facility Commitments from more than one Lender, which commitments shall be several obligations of each such Lender); and "INCREMENTAL FACILITY COMMITMENTS" shall mean the aggregate of the Incremental Facility Commitments of each Lender.

      "INCREMENTAL FACILITY COMMITMENT RATIOS" shall mean percentages in which the Lenders holding an Incremental Facility Commitment are severally bound to fund their respective portions of Advances to the Borrower under the Incremental Facility Commitments which are set forth in the Notice of Incremental Facility Commitment.

      "INCREMENTAL FACILITY LOANS" shall mean the amounts advanced by the Lenders holding an Incremental Facility Commitment to the Borrower as Incremental Facility Loans under the Incremental Facility Commitment, and evidenced by the Incremental Facility Notes.

      "INCREMENTAL FACILITY MATURITY DATE" shall mean that date specified in the Notice of Incremental Facility Commitment as the maturity date of an Incremental Facility Advance.

      "INCREMENTAL FACILITY NOTES" shall mean those certain Incremental Facility Notes described in Section 2.14 hereof.

      "INDEBTEDNESS" shall mean, with respect to any Person, and without duplication, (a) all items, except items of shareholders' and partners' equity or capital stock or surplus or general contingency or deferred tax reserves, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person, including, without limitation, to the extent of the higher of the book value or fair market value of the property or asset securing such obligation (if less than the amount of such obligation), secured non-recourse obligations of such Person, (b) all direct or indirect obligations of any other Person secured by any Lien to which any property or asset owned by such Person is subject, but only to the extent of the higher of the fair market value or the book value of the property or asset subject to such Lien (if less than the amount of such obligation) if the obligation secured thereby shall not have been assumed, (c) to the extent not otherwise included, all Capitalized Lease Obligations of such Person and all obligations of such Person with respect to leases constituting part of a sale and lease-back arrangement, (d) all reimbursement obligations with respect to outstanding letters of credit, and (e) to the extent not otherwise included, all obligations subject to Guaranties of such Person or its Subsidiaries, and (f) all obligations of such Person under Interest Hedge Agreements.

      "INDEBTEDNESS FOR MONEY BORROWED" shall mean, with respect to any Person, Indebtedness for money borrowed and Indebtedness represented by notes payable and drafts accepted representing extensions of credit, all obligations evidenced by bonds, debentures, notes or other similar instruments, all Indebtedness upon which interest charges are customarily paid, all Capitalized Lease Obligations, all reimbursement obligations with respect to outstanding letters of credit, all Indebtedness issued or assumed as full or partial payment for property or services (other than trade payables arising in the ordinary course of business, but only if and so long as such accounts are payable on customary trade terms), whether or not any such notes, drafts, obligations or Indebtedness represent Indebtedness for money borrowed, purchase money indebtedness and, without duplication, Guaranties of any of the foregoing but excluding Preferred Stock. For purposes of this definition, interest which is accrued but not paid on the scheduled due date for such interest shall be deemed Indebtedness for Money Borrowed.

      "INDEMNITEE" shall have the meaning ascribed thereto in Section 5.12 hereof.

      "INTEREST EXPENSE" shall mean, for any period, all cash interest expense (including imputed interest with respect to Capitalized Lease Obligations) with respect to any Indebtedness for Money Borrowed of the Borrower and its Subsidiaries on a consolidated basis during such period pursuant to the terms of such Indebtedness for Money Borrowed, together with all fees payable in respect thereof, all as calculated in accordance with GAAP (including, without limitation, all cash interest paid on any Subordinated Indebtedness) and dividends paid in cash with respect to the Preferred Stock; PROVIDED, HOWEVER, that for all calculations of Interest Expense (a) from and including the Agreement Date through June 29, 2000 shall be calculated with respect to the Loans assuming that the Loans advanced on the Agreement Date were outstanding for the relevant period at the interest rates in effect for such Loans (and giving effect to Advances made subsequent to the Agreement Date, if applicable),
(b) from and including June 30, 2000 through September 29, 2000, shall be Interest Expense for the quarter ended June 30, 2000, multiplied by four (4),
(c) from and including September 30, 2000, through December 30, 2000, shall be Interest Expense for the two quarter period ended September 30, 2000 multiplied by two (2), and (d) from and including December 31, 2000 through March 30, 2001, shall be Interest Expense for the three (3) quarters ending December 31, 2000 multiplied by 4/3.

      "INTEREST HEDGE AGREEMENTS" shall mean the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements.

      "INTEREST PERIOD" shall mean (a) in connection with any Base Rate Advance, the period beginning on the date such Advance is made and ending on the last day of the calendar quarter in which such Advance is made; PROVIDED, HOWEVER, that if a Base Rate Advance is made on the last day of any calendar quarter, it shall have an Interest Period ending on, and its Payment Date shall be, the last day of the following calendar quarter, and (b) in connection with any LIBOR Advance, the term of such Advance selected by the Borrower or otherwise determined in accordance with this Agreement. Notwithstanding the foregoing, however, (i) any applicable Interest Period which would otherwise end on a day which is not a Business Day shall be extended to the next succeeding Business Day unless, with respect to LIBOR Advances only, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any applicable Interest Period, with respect to LIBOR Advances only, which begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period is to end shall (subject to clause (i) above) end on the last day of such calendar month, and (iii) the Borrower shall not select an Interest Period which extends beyond the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date or Incremental Facility Maturity Date, as applicable or such earlier date as would interfere with the Borrower's repayment obligations under Section 2.4, 2.6 or
2.7 hereof. Interest shall be due and payable with respect to any Advance as provided in Section 2.3 hereof.

      "INTEREST RATE BASIS" shall mean the Base Rate Basis or the LIBOR Basis, as appropriate.

      "INVESTMENT" shall mean, with respect to the Borrower or any of its Subsidiaries, (a) any loan, advance or extension of credit (other than to customers in the ordinary course of business) by such Person to, or any Guaranty or other contingent liability with respect to the capital stock, Indebtedness or other obligations of, or any contributions to the capital of, any other Person, or any ownership, purchase or other acquisition by such Person of any interest in any capital stock, limited partnership interest, general partnership interest, or other securities of any such other Person, other than an Acquisition, (b) any acquisition by the Borrower or any of its Subsidiaries of any assets relating to the wireless communications business, and (c) all expenditures by the Borrower or any of its Subsidiaries relating to the foregoing. "Investment" shall also include the total cost of any future commitment or other obligation binding on any Person to make an Investment or any subsequent Investment.

      "JUNIOR PREFERRED STOCK" shall mean those 140,000 shares of 12 1/4% Junior Exchangeable Preferred Stock of the Borrower issued February 11, 2000, together with any additional Junior Preferred Stock issued as payment in kind dividends thereon.

      "KNOWN TO THE BORROWER" or "TO THE KNOWLEDGE OF THE BORROWER" shall mean known by or reasonably should have been known by the executive officers of the Borrower (which shall include, without limitation, the chief executive officer, the chief financial officer, the general counsel, or any vice president of the Borrower).

      "LEAD ARRANGER" shall mean TD Securities (USA) Inc.

      "LENDERS" shall mean the Persons whose names appear as "Lenders" on the signature pages hereof and any other Person which becomes a "Lender" hereunder after the Agreement Date; and "Lender" shall mean any one of the foregoing Lenders; and for the purposes of the Security Documents, "Lenders" shall include other holders of Obligations hereunder.

      "LIBOR" shall mean, for any Interest Period, the average (rounded upward to the nearest one-hundredth (1/100th) of one percent (1%)) of the interest rates per annum at which deposits in United States Dollars for such Interest Period are offered to The Toronto-Dominion Bank, in the London interbank borrowing market at approximately 11:00 a.m. (London, England time), two (2) Business Days before the first day of such Interest Period, in an amount approximately equal to the principal amount of, and for a length of time approximately equal to the Interest Period for, the LIBOR Advance sought by the Borrower.

      "LIBOR ADVANCE" shall mean an Advance which the Borrower requests to be made as, Converted to or Continued as a LIBOR Advance, in accordance with the provisions of Section 2.2 hereof, and which shall be in a principal amount of at least $1,000,000 and in an integral multiple of $1,000,000.

      "LIBOR BASIS" shall mean a simple per annum interest rate equal to the sum of (a) the quotient of (i) LIBOR divided by (ii) one (1) MINUS the Eurodollar Reserve Percentage, if any, stated as a decimal, PLUS (b) the Applicable Margin for LIBOR Advances for the applicable Loans. The LIBOR Basis shall apply to Interest Periods of one (1), two (2), three (3), six (6) months, and, subject to availability as determined by the Administrative Agent, nine (9) and twelve (12) months and, once determined, shall remain unchanged during the applicable Interest Period, except for changes to reflect adjustments in the Eurodollar Reserve Percentage and the Applicable Margin as adjusted pursuant to Section 2.3(f) hereof. The LIBOR Basis for any LIBOR Advance shall be adjusted as of the effective date of any change in the Eurodollar Reserve Percentage.

      "LICENSES" shall mean any cellular telephone, microwave, personal communications or other license, authorization, certificate of compliance, franchise, approval or permit, whether for the construction or the operation of any Cellular System, granted or issued by the FCC and held by the Borrower or any of its Subsidiaries, all of which are listed as of the Agreement Date on
Schedule 1 hereto.

      "LIEN" shall mean, with respect to any property, any mortgage, lien, pledge, negative pledge or other agreement not to pledge, assignment, charge, security interest, title retention agreement, levy, execution, seizure, attachment, garnishment or other encumbrance of any kind in respect of such property, whether created by statute, contract, the common law or otherwise, and whether or not choate, vested or perfected.

      "LOAN DOCUMENTS" shall mean this Agreement, the Notes, the Security Documents, all fee letters, all Requests for Advance, all Interest Hedge Agreements between the Borrower, on the one hand, and the Administrative Agent or any of the Lenders (or any of their Affiliates) on the date such Interest Hedge Agreement was entered into, or any of them, on the other hand, all Notices of Incremental Facility Commitments, and all other certificates, documents, instruments and agreements executed or delivered in connection with or contemplated by this Agreement or any other Loan Document.

      "LOANS" shall mean, collectively, the Term Loans, the Revolving Loans, and, if applicable, the Incremental Facility Loans; and "LOAN" shall mean any one of the foregoing Loans.

      "MATERIALLY ADVERSE EFFECT" shall mean (a) any material adverse effect upon the business, assets, liabilities, financial condition, results of operations, properties, or business prospects of the Borrower and its Subsidiaries on a consolidated basis, taken as a whole, or (b) a material adverse effect upon the binding nature, validity, or enforceability of this Agreement and the Notes, or upon the ability of the Borrower and its Subsidiaries to perform the payment obligations or other material obligations under this Agreement or any other Loan Document, or upon the value of the Collateral or upon the rights, benefits or interests of the Lenders in and to the Loans or the rights of the Administrative Agent and the Lenders in the Collateral; in either case, whether resulting from any single act, omission, situation, status, event or undertaking, or taken together with other such acts, omissions, situations, statuses, events or undertakings.

      "MSA" shall mean any "metropolitan statistical area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

      "MULTIEMPLOYER PLAN" shall mean a multiemployer pension plan as defined in
Section 3(37) of ERISA to which the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates is or has been required to contribute subsequent to September 25, 1980.

      "NECESSARY AUTHORIZATIONS" shall mean all approvals and licenses from, and all filings and registrations with, any governmental or other regulatory authority, including, without limitation, the Licenses and all approvals, licenses, filings and registrations under the Communications Act, necessary in order to enable the Borrower and its Subsidiaries to own, construct, maintain, and operate Cellular Systems and to invest in other Persons who own, construct, maintain, and operate Cellular Systems.

      "NET INCOME" shall mean, for the Borrower and its Subsidiaries on a consolidated basis, for any period, net income determined in accordance with GAAP.

      "NET PROCEEDS" shall mean, with respect to any sale, lease, transfer or other disposition of assets by, or insurance or condemnation proceedings with respect to the assets of the Borrower or any of its Subsidiaries, the aggregate amount of cash received for such assets (including, without limitation, any payments received by the Borrower or any of its Subsidiaries for non-competition covenants, consulting or management fees in connection with such sale, and any portion of the amount received evidenced by a promissory note or other evidence of Indebtedness issued by the purchaser), net of (i) amounts reserved, if any, for taxes payable with respect to any such sale (after application (assuming application, to the extent permitted by Applicable Law, first to such reserves) of any available losses, credits or other offsets), (ii) reasonable and customary transaction costs properly attributable to such transaction or proceeding and payable by the Borrower or any of its Subsidiaries (other than to an Affiliate) in connection with such transaction or proceeding, including, without limitation, commissions, and (iii) until actually received by the Borrower or any of its Subsidiaries, any portion of the amount (x) received held in escrow or (y) evidenced by a promissory note or other evidence of Indebtedness issued by a purchaser or non-compete agreement or covenant or (z) otherwise for which compensation is paid over time. Upon receipt by the Borrower or any of its Subsidiaries of (A) amounts referred to in item (iii) of the preceding sentence, or (B) if there shall occur any reduction in the tax reserves referred to in item (i) of the preceding sentence resulting in a payment to the Borrower, such amounts shall then be deemed to be "Net Proceeds."

      "NON-U.S. BANK" shall have the meaning ascribed thereto in Section 2.8(a) hereof.

      "NOTES" shall mean, collectively, the Term Loan Notes, the Revolving Loan Notes, if applicable, the Incremental Facility Notes, and any other promissory note issued by the Borrower to evidence the Term Loans or Revolving Loans pursuant to this Agreement, and any extensions, renewals, or amendments to, or replacements of, the foregoing; and "NOTE" shall mean any one of the foregoing Notes.

      "NOTICE OF INCREMENTAL FACILITY COMMITMENT" shall mean the notice by the Borrower of the Incremental Facility Commitment, which notice shall be substantially in the form of EXHIBIT C attached hereto and shall be delivered to the Administrative Agent and the Lenders.

      "OBLIGATIONS" shall mean all payment and performance obligations of every kind, nature and description of the Borrower, its Subsidiaries, and any other obligors to the Lenders, the Administrative Agent, or any of them, under this Agreement and the other Loan Documents (including, without limitation, any interest, fees and other charges on the Loans or otherwise under the Loan Documents that would accrue but for the filing of a bankruptcy action with respect to the Borrower, whether or not such claim is allowed in such bankruptcy action and including Obligations to the Lenders pursuant to Section 5.13 hereof) as they may be amended from time to time, or as a result of making the Loans, whether such obligations are direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, arising by operation of law or otherwise, now existing or hereafter arising.

      "OPERATING CASH FLOW" shall mean, with respect to the Borrower and its Subsidiaries on a consolidated basis as of the end of any period, (a) Net Income for such period (after eliminating any extraordinary gains and losses, including, without limitation, gains and losses from the sale of assets), plus
(b) to the extent deducted in determining Net Income, the sum of the following for such period: (i) depreciation and amortization expense, (ii) Interest Expense, (iii) tax expense, and (iv) all other non-cash items (which shall include non-cash interest expense, if any), minus (c) the sum of (i) non-cash credits to Net Income and (ii) EBITDA of Wireless Alliance. In the case of an Acquisition permitted hereunder, Operating Cash Flow of the Borrower and its Subsidiaries for the applicable test period during which such Acquisition occurs shall be adjusted (A) to give effect to such Acquisition, as if such Acquisition had occurred on the first day of such test period, by excluding the Operating Cash Flow of such Acquisition during such test period prior to the date of such Acquisition and adding to the Operating Cash Flow of the Borrower, if positive, or subtracting from such Operating Cash Flow, if negative, the product of (i) the actual Operating Cash Flow of such Acquisition for that portion of such test period from the date of such Acquisition to the last day of such period, TIMES
(ii) a fraction the numerator of which is the number of calendar days in such test period and the denominator of which is the number of days in such test period from and including the date of such Acquisition through the last day of such test period, and (B) by adding to the Operating Cash Flow of the Borrower such expenses incurred by the Borrower and its Subsidiaries as the Required Lenders may agree relate to such Acquisition. For purposes of calculating Operating Cash Flow in connection with an Advance for any such Acquisition, Operating Cash Flow for the Borrower and its Subsidiaries as of the last day of the immediately preceding calendar quarter shall include Operating Cash Flow for the Acquisition for the same period and shall exclude any dispositions of assets during the same period.

      "PAYMENT DATE" shall mean the last day of any Interest Period.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or any successor thereto.

      "PCS SYSTEM" shall mean any broad band personal communications services telecommunications system operating on radio spectrum in a BTA, or a License to operate such a system.

      "PERMITTED LIENS" shall mean, as applied to any Person:

            (a) Any Lien in favor of the Administrative Agent given to secure the Obligations;

            (b) (i) Liens on real estate or other property for taxes, assessments, governmental charges or levies not yet delinquent and (ii) Liens for taxes, assessments, judgments, governmental charges or levies or claims the non-payment of which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves have been set aside on such Person's books, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto;

            (c) Liens of carriers, warehousemen, mechanics, laborers and materialmen incurred in the ordinary course of business for sums not yet due or being diligently contested in good faith, if reserves or appropriate provisions shall have been made therefor;

            (d) Liens incurred in the ordinary course of business in connection with workers' compensation and unemployment insurance which are not overdue for more than sixty (60) days;

            (e) Restrictions on the transfer of the Licenses or assets of the Borrower or its Subsidiaries imposed by any of the Licenses as presently in effect or by the Communications Act and any regulations thereunder;

            (f) Easements, rights-of-way, and other similar encumbrances on the use of real property which do not materially interfere with the ordinary conduct of the business of such Person or the use of such property;

            (g) Liens securing Indebtedness to the extent permitted pursuant to Sections 7.1(g) and (i) hereof;

            (h) Liens reflected by Uniform Commercial Code financing statements filed in respect of Capitalized Lease Obligations permitted pursuant to Section 7.1(i) hereof and true leases of the Borrower or any of its Subsidiaries; and

            (i)   Liens set forth on SCHEDULE 2 attached hereto.

      "PERSON" shall mean an individual, corporation, limited liability company, association, partnership, joint venture, trust or estate, an unincorporated organization, a government or any agency or political subdivision thereof, or any other entity.

      "PLAN" shall mean an employee benefit plan within the meaning of Section 3(3) of ERISA or any other employee benefit plan maintained for employees of the Borrower or any ERISA Affiliate of the Borrower, including the Subsidiaries.

      "PREFERRED STOCK" shall mean the Previous Senior Preferred Stock, the 2000 Senior Preferred Stock, the Junior Preferred Stock, the Class M Stock and the Class T Stock.

      "PREVIOUS SENIOR PREFERRED STOCK" shall mean those 125,000 shares of 11 3/8% Senior Exchangeable Preferred Stock of the Borrower, issued on May 14, 1998, together with additional 11 3/8% Senior Exchangeable Preferred Stock of the Borrower issued as payment in kind dividends thereon.

      "PRO FORMA DEBT SERVICE" shall mean, with respect to the Borrower and its Subsidiaries, for any period, the sum of (a) Pro Forma Scheduled Principal Payments with respect to the Revolving Loans during such period, (b) scheduled payments of principal with respect to the Term Loans during such period, and (c) scheduled payments on all other Indebtedness for Money Borrowed during such period.

      "PRO FORMA SCHEDULED PRINCIPAL PAYMENTS" shall mean for any period (a) the outstanding principal amount of the Revolving Loans on the date of determination minus (b) the Revolving Loan Commitment scheduled to be available on the last day of such period after giving effect to the reductions set forth in Section 2.5(a) hereof.

      "REFINANCING DATE" shall mean that date six months prior to the May 2008 maturity date of the Subordinated Notes.

      "REGISTER" shall have the meaning ascribed to such term in Section 11.5(g) hereof.

      "REGISTERED NOTEHOLDER" shall mean each Non-U.S. Bank that requests or holds a Registered Note pursuant to Section 2.8(a) hereof or registers its Loans pursuant to Section 11.5(g) hereof.

      "REGISTERED NOTES" shall mean, collectively, those certain Notes that have been issued in registered form in accordance with Sections 2.8(a) and 11.5(g) hereof and each of which bears the following legend: "This is a Registered Note, and this Registered Note and the Loans evidenced hereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer on the Register and in compliance with all other requirements provided for in the Loan Agreement."

      "REGULATIONS" shall have the meaning ascribed thereto in Section 4.1(n) hereof.

      "REPORTABLE EVENT" shall mean, with respect to any Employee Pension Plan, an event described in Section 4043(b) of ERISA.

      "REQUEST FOR ADVANCE" shall mean a certificate designated as a "Request for Advance," signed by an Authorized Signatory of the Borrower requesting an Advance hereunder, which shall be in substantially the form of EXHIBIT D attached hereto, and shall, among other things, (i) specify the date of the Advance, which shall be a Business Day, the amount of the Advance, the type of Advance (LIBOR or Base Rate), and, with respect to LIBOR Advances, the Interest Period selected by the Borrower, (ii) state that, to the knowledge of the Person signing such request, there shall not exist, on the date of the requested Advance and after giving effect thereto, a Default, as of the date of such Advance and after giving effect thereto, (iii) the Applicable Margin, and (iv) designate the amount of the Revolving Loan Commitments and, if applicable, the Term Loan A Commitments, Term Loan B Commitments, Term Loan C Commitments and the Incremental Facility Commitments, being drawn.

      "REQUIRED LENDERS" shall mean collectively, (a) if there are no Loans outstanding, Lenders the total of whose Commitment Ratios equals or exceeds fifty-one percent (51%) of the Commitment Ratios of all Lenders entitled to vote hereunder or (b) if there are any Loans outstanding, Lenders the total of whose Commitment Ratios for Revolving Loans (and Incremental Facility Commitment Ratios as applicable) and Term Loans A Loans, Term Loan B Loans and Term Loan C Loans outstanding equals or exceeds fifty-one percent (51%) of the Commitment Ratios for Revolving Loans (and Incremental Facility Commitment Ratios as Applicable) and Term Loan A Loans, Term Loan B Loans, and Term Loan C Loans of all Lenders entitled to vote hereunder.

      "RESTRICTED PAYMENT" shall mean any direct or indirect cash distribution, dividend, cash interest payment or other payment to any Person (other than to the Borrower or any majority-owned Subsidiary of the Borrower) on account of (a) any general or limited partnership or membership interest in, or shares of Capital Stock or other securities of, the Borrower or any of its Subsidiaries (other than dividends payable solely in stock of such Person and stock splits), including, without limitation, any direct or indirect distribution, dividend or other payment to any Person (other than to the Borrower or any Subsidiary of the Borrower) on account of any warrants or other rights or options to acquire shares of capital stock of the Borrower or any of its Subsidiaries and (b) Subordinated Indebtedness.

      "RESTRICTED PURCHASE" shall mean any payment (including, without limitation, any sinking fund payment, prepayment or installment payment) on account of the purchase, redemption or other acquisition or retirement of any general or limited partnership or membership interest in, or shares of capital stock or other securities of the Borrower or any of the Borrower's Subsidiaries, including, without limitation, any warrants or other rights or options to acquire shares of capital stock of the Borrower or any of the Borrower's Subsidiaries or any loan, advance, release or forgiveness of Indebtedness by the Borrower or its Subsidiaries to any partner, shareholder or Affiliate of any such Person.

      "REVOLVING LOAN COMMITMENTS" shall mean the several obligations of the Lenders to advance to the Borrower an aggregate amount of up to $275,000,000 at any one time outstanding, in accordance with their respective Commitment Ratios for Revolving Loans as set forth in the definition of "Commitment Ratios" pursuant to the terms hereof, and as such obligations may be reduced from time to time pursuant to the terms hereof.

      "REVOLVING LOAN MATURITY DATE" shall mean April 3, 2008, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise); PROVIDED, HOWEVER, that if the Subordinated Notes are not repaid or refinanced prior to the Refinancing Date, the Revolving Loan Maturity Date shall accelerate to that Refinancing Date.

      "REVOLVING LOAN NOTES" shall mean, collectively, those certain revolving promissory notes in the aggregate original principal amount of the Revolving Loan Commitment and one issued by the Borrower to each of the Lenders holding a Revolving Loan Commitments, each substantially in the form of EXHIBIT E attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

      "REVOLVING LOANS" shall mean the amounts advanced by each Lender having a Revolving Loan Commitment to the Borrower as Revolving Loans, and evidenced by the Revolving Loan Notes.

      "RSA" shall mean any "rural service area" as defined and modified by the FCC for the purpose of licensing public cellular radio telecommunications service systems.

      "SCHEDULED LOAN PAYMENTS" shall mean, for any period, with respect to the Revolving Loans, the excess, if any, of (i) the highest amount of the Revolving Loans outstanding at any time during such period, over (ii) the amount of the Revolving Loan Commitment on the last day of such period (after giving effect to any reduction in the Revolving Loan Commitment on such date pursuant to Section
2.5 hereof).

      "SECURITY AGREEMENT" shall mean that certain Second Amended and Restated Security Agreement dated as of the Agreement Date by and between the Borrower and the Administrative Agent, for itself and on behalf of the Lenders, substantially in the form of EXHIBIT F attached hereto.

      "SECURITY DOCUMENTS" shall mean the Borrower's Pledge Agreement, the Security Agreement, each Subsidiary Guaranty, each Subsidiary Pledge Agreement, each Subsidiary Security Agreement, the Headquarter's Mortgage, any other agreement or instrument providing Collateral for the Obligations whether now or hereafter in existence, and any filings (including, without limitation, financing statements), instruments, agreements, and documents related thereto or to this Agreement, and providing the Administrative Agent, for the benefit of the Lenders, with Collateral for the Obligations.

      "SECURITY INTEREST" shall mean all Liens in favor of the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, created hereunder or under any of the Security Documents to secure the Obligations.

      "SUBORDINATED INDEBTEDNESS" shall mean Indebtedness for Money Borrowed of the Borrower which is subordinated to the Obligations on terms and conditions acceptable to the Required Lenders and shall include, without limitation, the Subordinated Notes.

      "SUBORDINATED NOTES" shall mean those $125,000,000 (9 5/8%) Senior Subordinated Notes due 2008 of the Borrower.

      "SUBSIDIARY" shall mean, as applied to any Person, (a) any corporation of which more than fifty percent (50%) of the outstanding stock (other than directors' qualifying shares) having ordinary voting power to elect a majority of its board of directors, regardless of the existence at the time of a right of the holders of any class or classes of securities of such corporation to exercise such voting power by reason of the happening of any contingency, or any partnership or limited liability company of which more than fifty percent (50%) of the outstanding partnership or membership interests, is at the time owned directly or indirectly by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person, or (b) any other entity which is directly or indirectly controlled or capable of being controlled by such Person, or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person. Notwithstanding the foregoing, Subsidiary shall not include Wireless Alliance.

      "SUBSIDIARY GUARANTY" shall mean that certain Second Amended and Restated Master Subsidiary Guaranty dated as of the Agreement Date in substantially the form of EXHIBIT G attached hereto in favor of the Administrative Agent and the Lenders, given by each Subsidiary of the Borrower, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

      "SUBSIDIARY PLEDGE AGREEMENT" shall mean that certain Second Amended and Restated Master Subsidiary Pledge Agreement dated as of the Agreement Date in substantially the form of EXHIBIT F attached hereto by and between each Subsidiary of the Borrower having one or more of its own Subsidiaries, on the one hand, and the Administrative Agent, for itself and on behalf of the Lenders, on the other hand, and shall include any similar agreements executed pursuant to
Section 5.14 hereof.

      "SUBSIDIARY SECURITY AGREEMENT" shall mean that certain Second Amended and Restated Master Subsidiary Security Agreement dated as of the Agreement Date in substantially the form of EXHIBIT G attached hereto by and between each of the Borrower's Subsidiaries, on the one hand, and the Administrative Agent, for itself and on behalf of the Lenders, on the other hand, and shall include any similar agreements executed pursuant to Section 5.14 hereof.

      "TERM LOAN A COMMITMENTS" shall mean the several obligations of the Lenders having a Term Loan A Commitment to advance to the Borrower an aggregate amount of up to $450,000,000 at any one time outstanding, in accordance with their respective Commitment Ratios for Term Loan A Loans, and as such obligations may be reduced from time to time in each case, pursuant to the terms hereof; and "TERM LOAN A COMMITMENT" shall mean the individual commitment of each such Lender to advance Term Loan A Loans hereunder.

      "TERM LOAN A LOANS" shall mean the amounts advanced by the Lenders holding a Term Loan A Commitment to the Borrower as Term Loan A Loans and evidenced by the Term Loan A Notes.

      "TERM LOAN A MATURITY DATE" shall mean April 3, 2008, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise); PROVIDED, HOWEVER, that if the Subordinated Notes are not repaid or refinanced prior to the Refinancing Date, the Term Loan A Maturity Date shall accelerate to that Refinancing Date.

      "TERM LOAN A NOTES" shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of the Term Loan A Commitments, and one issued by the Borrower to each of the Lenders having a Term Loan A Commitment, each substantially in the form of EXHIBIT J attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

      "TERM LOAN B COMMITMENTS" shall mean the several obligations of the Lenders having a Term Loan B Commitment to advance to the Borrower an aggregate amount of up to $237,500,000 at any time outstanding, in accordance with their respective Commitment Ratios for Term Loan B Loans pursuant to the terms hereof, and as such obligations may be reduced from time to time pursuant to the terms hereof; and "TERM LOAN B COMMITMENT" shall mean the individual commitment of each such Lender to advance Term Loan B Loans hereunder.

      "TERM LOAN B LOANS" shall mean the amounts advanced by the Lenders holding a Term Loan B Commitment to the Borrower as Term Loan B Loans and evidenced by the Term Loan B Notes.

      "TERM LOAN B MATURITY DATE" shall mean October 3, 2008, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).

      "TERM LOAN B NOTES" shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of Term Loan B Commitment, and one issued by the Borrower to each of the Lenders having a Term Loan B Commitment, each substantially in the form of EXHIBIT K attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

      "TERM LOAN C COMMITMENTS" shall mean the several obligations of the Lenders having a Term Loan Commitment to advance to the Borrower an aggregate amount of up to $237,500,000 at any one time outstanding, in accordance with their respective Commitment Ratios for Term Loan C Loans pursuant to the terms hereof; and as such obligations may be reduced from time to time pursuant to the terms hereof; and "TERM LOAN C COMMITMENT" shall mean the individual commitment of each such Lender to advance Term Loan C Loans hereunder.

      "TERM LOAN C LOANS" shall mean the amounts advanced by the Lenders holding a Term Loan C Commitment to the Borrower as Term Loan C Loans and evidenced by the Term Loan C Notes.

      "TERM LOAN C MATURITY DATE" shall mean April 3, 2009, or as the case may be, such earlier date as payment of the Obligations shall be due (whether by acceleration, reduction of the Commitments to zero or otherwise).

      "TERM LOAN C NOTES" shall mean, collectively, those certain term promissory notes in the aggregate original principal amount of the Term Loan C Commitments, and one issued by the Borrower to each of the Lenders having a Term Loan C Commitment, each substantially in the form of EXHIBIT L attached hereto, and any extensions, modifications, renewals or replacements of, or amendments to, any of the foregoing.

      "TERM LOAN NOTES" shall mean, collectively, the Term Loan A Notes, the Term Loan B Notes and the Term Loan C Notes.

      "TERM LOANS" shall mean, collectively, Term Loan A Loans, Term Loan B Loans and Term Loan C Loans.

      "TOTAL DEBT" shall mean, for the Borrower and its Subsidiaries on a consolidated basis as of any date, the sum of (without duplication) (i) the outstanding principal amount of the Loans, (ii) the aggregate amount of Capitalized Lease Obligations and Indebtedness for Money Borrowed of such Persons, and (iii) the aggregate amount of all Guarantees of Indebtedness for Money Borrowed by such Persons.

      "TOTAL LEVERAGE RATIO" shall mean, as of any date, the ratio of (a) the Total Debt (for purposes hereof, Total Debt shall not include the principal amount of any Indebtedness for Money Borrowed equal to the amount of any cash balance maintained by the Borrower in a segregated deposit account or escrow account which is designated solely for repayments of such Indebtedness for Money Borrowed) of the Borrower and its Subsidiaries on a consolidated basis on such date, to (b) Annualized Operating Cash Flow of the Borrower and its Subsidiaries on a consolidated basis as of the calendar quarter end being tested or the most recently completed calendar quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be.

      "TRITON ACQUISITION" shall mean the Acquisition by the Borrower of substantially all of the assets of Triton Cellular Partners, L.P.

      "TRITON ASSET PURCHASE AGREEMENT" shall mean that certain Asset Purchase Agreement dated as of November 6, 1999 among Triton Communications L.L.C., the Other Triton Parties and the Borrower.

      "TRITON KANSAS PROPERTIES" shall mean all assets acquired in Kansas RSA's 1, 2, 6, 7, 11, 12 and 13.

      "UNREINVESTED NET PROCEEDS" shall mean the aggregate Net Proceeds from the sale, transfer or other disposition of an asset in the ordinary course for the Borrower or any of its Subsidiaries with respect to which (a) the Borrower has notified the Administrative Agent in writing that the Borrower intends to use any or all of such Net Proceeds to acquire or purchase an asset as a substitute or replacement of the asset disposed of within twelve (12) months of the date of the sale or disposition of the assets (so long as the Borrower is in compliance with all terms and conditions of this Agreement) and (b) the Borrower uses or irrevocably commits to be used within such twelve (12) month period; PROVIDED, HOWEVER, that once applied to reduce the Commitments or repay Loans hereunder, such Unreinvested Net Proceeds shall cease to be Unreinvested Net Proceeds.

      "WIRELESS ALLIANCE" shall mean Wireless Alliance, L.L.C., a Minnesota limited liability company.

      Each definition of an agreement in this Article 1 shall include such agreement as modified, amended or supplemented from time to time in accordance herewith.

                                    ARTICLE 2

                                      LOANS

      Section 2.1 THE LOANS.

            (a) REVOLVING LOAN COMMITMENT. The Lenders having Revolving Loan Commitments agree, severally, in accordance with their respective Commitment Ratios for Revolving Loans, and not jointly, upon the terms and subject to the conditions of this Agreement, to lend and relend to the Borrower from time to time, amounts which do not exceed, in the aggregate, at any one time outstanding the amount of the Revolving Loan Commitment as in effect from time to time. Subject to the terms and conditions hereof, Advances under the Revolving Loan Commitment may be repaid and reborrowed from time to time on a revolving basis.

            (b) TERM LOAN A LOANS. The Lenders having Term Loan A Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower, on the Agreement Date, amounts which do not exceed, (i) in the aggregate at any one time outstanding, the Term Loan A Commitments and, (ii) individually, such Lender's Term Loan A Commitment, in each case, as in effect from time to time; PROVIDED, HOWEVER that amounts repaid under the Term Loan A Commitments may not be reborrowed.

            (c) TERM LOAN B LOANS. The Lenders having Term Loan B Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower on the Agreement Date amounts which do not exceed, (i) in the aggregate at any one time outstanding, the Term Loan B Commitments and, (ii) individually, such Lender's Term Loan B Commitment; PROVIDED, HOWEVER, that amounts repaid under the Term Loan B Commitments may not be reborrowed.

            (d) TERM LOAN C LOANS. The Lenders having Term Loan C Commitments agree severally, and not jointly, upon the terms and subject to the conditions of this Agreement to lend to the Borrower on the Agreement Date amounts which do not exceed, (i) in the aggregate at any one time outstanding, the Term Loan C Commitments and, (ii) individually, such Lender's Term Loan C Commitment; PROVIDED, HOWEVER, that amounts repaid under the Term Loan C Commitments may not be reborrowed.

      Section 2.2 MANNER OF BORROWING AND DISBURSEMENT.

            (a) CHOICE OF INTEREST RATE, ETC. Any Advance shall, at the option of the Borrower, be made as a Base Rate Advance or a LIBOR Advance; PROVIDED, HOWEVER, that at such time as there shall have occurred and be continuing a Default hereunder, the Borrower shall not have the right to receive or Continue a LIBOR Advance or to Convert a Base Rate Advance to a LIBOR Advance. Any notice given to the Administrative Agent in connection with a requested Advance hereunder shall be given to the Administrative Agent prior to 11:00 a.m. (New York, New York time) in order for such Business Day to count toward the minimum number of Business Days required.

            (b)   BASE RATE ADVANCES.

                  (i) ADVANCES. The Borrower shall give the Administrative Agent in the case of Base Rate Advances at least one (1) Business Day's irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent.

                  (ii) CONVERSIONS. The Borrower may, without regard to the applicable Payment Date and upon at least three (3) Business Days' irrevocable prior telephonic notice followed by a Request for Advance, Convert all or a portion of the principal of a Base Rate Advance to a LIBOR Advance. On the date indicated by the Borrower, such Base Rate Advance shall be so Converted. The failure to give timely notice hereunder with respect to the Payment Date of any Base Rate Advance shall be considered a request for a Base Rate Advance.

            (c)   LIBOR ADVANCES.

                  (i) ADVANCES. Upon request, the Administrative Agent, whose determination shall be conclusive, shall determine the available LIBOR Bases and shall notify the Borrower of such LIBOR Bases. The Borrower shall give the Administrative Agent in the case of LIBOR Advances at least three (3) Business Days' irrevocable prior written notice in the form of a Request for Advance, or telephonic notice followed immediately by a Request for Advance; PROVIDED, HOWEVER, that the Borrower's failure to confirm any telephonic notice with a Request for Advance shall not invalidate any notice so given if acted upon by the Administrative Agent.

                  (ii) CONVERSIONS AND CONTINUATIONS. At least three (3) Business Days prior to the Payment Date for each LIBOR Advance, the Borrower shall give the Administrative Agent telephonic notice followed by written notice specifying whether all or a portion of such LIBOR Advance
      (A) is to be Continued in whole or in part as one or more LIBOR Advances,
      (B) is to be Converted in whole or in part to a Base Rate Advance, or (C) is to be repaid. The failure to give such notice shall preclude the Borrower from Continuing such Advance as a LIBOR Advance on its Payment Date and shall be considered a request to Convert such Advance to a Base Rate Advance. Upon such Payment Date such LIBOR Advance will, subject to the provisions hereof, be so Continued, Converted or repaid, as applicable.

            (d) NOTIFICATION OF LENDERS. Upon receipt of a Request for Advance, or a notice from the Borrower with respect to any outstanding Advance (including a notice of Conversion or Continuation) prior to the Payment Date for such Advance, the Administrative Agent shall promptly but no later than the close of business on the day of such notice notify each Lender (or, in the case of an Advance under the Incremental Facility Commitment, each Lender having an Incremental Facility Commitment) by telephone or telecopy of the contents thereof and the amount of such Lender's portion of the Advance. Each Lender (or, in the case of an Advance under the Incremental Facility Commitment, each Lender having an Incremental Facility Commitment) shall, not later than 1:00 p.m. (New York, New York time) on the date of borrowing specified in such notice, make available to the Administrative Agent at the Administrative Agent's Office, or at such account as the Administrative Agent shall designate, the amount of its portion of any Advance which represents an additional borrowing hereunder in immediately available funds.

            (e)   DISBURSEMENT.

                  (i) Prior to 2:00 p.m. (New York, New York time) on the date of an Advance hereunder, the Administrative Agent shall, subject to the satisfaction of the conditions set forth in Article 3 hereof, disburse the amounts made available to the Administrative Agent by the Lenders in like funds by (A) transferring the amounts so made available by wire transfer pursuant to the Borrower's instructions, or (B) in the absence of such instructions, crediting the amounts so made available to the account of the Borrower maintained with the Administrative Agent.

                  (ii) Unless the Administrative Agent shall have received notice from a Lender prior to 12:00 noon (New York, New York time) on the date of any Advance that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Advance, the Administrative Agent may assume that such Lender has made or will make such portion available to the Administrative Agent on the date of such Advance and the Administrative Agent may in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent the Lender does not make such ratable portion available to the Administrative Agent, such Lender agrees to repay to the Administrative Agent on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at the Federal Funds Rate.

                  (iii) If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's portion of the applicable Advance for purposes of this Agreement. If such Lender does not repay such corresponding amount immediately upon the Administrative Agent's demand therefor, the Administrative Agent shall notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent, with interest at the Federal Funds Rate. The failure of any Lender to fund its portion of any Advance shall not relieve any other Lender of its obligation, if any, hereunder to fund its respective portion of the Advance on the date of such borrowing, but no Lender shall be responsible for any such failure of any other Lender.

                  (iv) In the event that, at any time when the Borrower is not in Default and has otherwise satisfied each of the conditions in Section
      3.2 hereof, a Lender for any reason fails or refuses to fund its portion of an Advance and such failure shall continue for a period in excess of thirty (30) days, then, until such time as such Lender has funded its portion of such Advance (which late funding shall not absolve such Lender from any liability it may have to the Borrower), or all other Lenders have received payment in full from the Borrower (whether by repayment or prepayment) or otherwise of the principal and interest due in respect of such Advance, such non-funding Lender shall not have the right (A) to vote regarding any issue on which voting is required or advisable under this Agreement or any other Loan Document, and such Lender's portion of the Loans shall not be counted as outstanding for purposes of determining "Required Lenders" hereunder, and (B) to receive payments of principal, interest or fees from the Borrower, the Administrative Agent or the other Lenders in respect of its portion of the Loans.

      Section 2.3 INTEREST.

            (a) ON BASE RATE ADVANCES. Interest on each Base Rate Advance shall be computed on the basis of a year of 365/366 days (or, to the extent based on the Federal Funds Rate, 360 days) for the actual number of days elapsed and shall be payable at the Base Rate Basis for such Advance, in arrears on the applicable Payment Date. Interest on Base Rate Advances then outstanding shall also be due and payable on the Revolving Loan Maturity Date,

Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable.

            (b) ON LIBOR ADVANCES. Interest on each LIBOR Advance shall be computed on the basis of a 360-day year for the actual number of days elapsed and shall be payable at the LIBOR Basis for such Advance, in arrears on the applicable Payment Date, and, in addition, if the Interest Period for a LIBOR Advance exceeds three (3) months, interest on such LIBOR Advance shall also be due and payable in arrears on every three-month anniversary of the beginning of such Interest Period. Interest on LIBOR Advances then outstanding shall also be due and payable on the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable.

            (c) INTEREST IF NO NOTICE OF SELECTION OF INTEREST RATE BASIS. If the Borrower fails to give the Administrative Agent timely notice of its selection of a LIBOR Basis, or if for any reason a determination of a LIBOR Basis for any Advance is not timely concluded, the Base Rate Basis shall apply to such Advance.

            (d) INTEREST UPON DEFAULT. Immediately upon the occurrence of an Event of Default hereunder, the outstanding principal balance of the Loans shall bear interest at the Default Rate. Such interest shall be payable on demand by the Required Lenders and shall accrue until the earlier of (i) waiver or cure of the applicable Event of Default, (ii) agreement by the Required Lenders (or, if applicable to the underlying Event of Default, the Lenders) to rescind the charging of interest at the Default Rate, or (iii) payment in full of the Obligations.

            (e) LIBOR CONTRACTS. At no time may the number of outstanding LIBOR Advances together with any outstanding Base Rate Advances exceed eight (8). For the purposes of this Section 2.3(e), all outstanding Base Rate Advances shall be deemed to be a single Base Rate Advance.

            (f)   APPLICABLE MARGIN.

                  (i) REVOLVING LOANS AND TERM LOAN A LOANS. With respect to any Advance under the Revolving Loan Commitments or the Term Loan A Commitments, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrower to the Administrative Agent and each Lender as follows:

                                   BASE RATE ADVANCE          LIBOR ADVANCE
      TOTAL LEVERAGE RATIO         APPLICABLE MARGIN        APPLICABLE MARGIN
      --------------------         -----------------        -----------------

A.  Greater than 7.50:1.00               1.750%                  2.750%

B.  Greater than 7.00:1.00, but          1.625%                  2.625%
    less than or equal to
    7.50:1.00

C.  Greater than 6.50:1.00, but          1.500%                  2.500%
    less than or equal to
    7.00:1.00

D.  Greater than 6.00:1.00, but          1.250%                  2.250%
    less than or equal to
    6.50:1.00

E.  Greater than 5.00:1.00, but          1.000%                  2.000%
    less than or equal to
    6.00:1.00

F.  Greater than 4.00:1.00, but          0.750%                  1.750%
    less than or equal to
    5.00:1.00

G.  Less than or equal to                0.500%                  1.500%
    4.00:1.00

                  (ii) TERM LOAN B LOANS. With respect to any Advance under the Term Loan B Commitments, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrower to the Administrative Agent and each Lender as follows:

                                   BASE RATE ADVANCE          LIBOR ADVANCE
      TOTAL LEVERAGE RATIO         APPLICABLE MARGIN        APPLICABLE MARGIN
      --------------------         -----------------        -----------------

A.  Greater than 7.00:1.00               2.000%                  3.000%

B.  Less than or equal to                1.750%                  2.750%
    7.00:1.00

                  (iii) TERM LOAN C LOANS. With respect to any Advance under the Term Loan C Commitments, the Applicable Margin shall be as set forth in a certificate of the chief financial officer of the Borrower delivered to the Administrative Agent based upon the Total Leverage Ratio for the most recent fiscal quarter end for which financial statements are furnished by the Borrower to the Administrative Agent and each Lender as follows:

                                   BASE RATE ADVANCE          LIBOR ADVANCE
      TOTAL LEVERAGE RATIO         APPLICABLE MARGIN        APPLICABLE MARGIN
      --------------------         -----------------        -----------------

A.  Greater than 7.00:1.00               2.250%                  3.250%

B.  Less than or equal to                2.000%                  3.000%
    7.00:1.00

                  (iv) The Applicable Margin on the Agreement Date shall be based on the Annualized Operating Cash Flow on the Agreement Date (with appropriate adjustment for any Acquisitions or dispositions as provided in the definition of "Operating Cash Flow") for the Borrower and the Total Debt as of the Agreement Date.

                  (v) Subject to the last sentence hereof, with respect to
      Section 2.3(f)(i), (ii) and (iii), changes to the Applicable Margin shall be effective as of the second (2nd) Business Day after the day on which the financial statements are delivered to the Administrative Agent and the Lenders pursuant to Section 6.1 or 6.2 hereof, as the case may be. Upon the occurrence and during the continuance of an Event of Default, the Applicable Margins shall not be subject to downward adjustment and shall automatically revert to the Applicable Margins set forth in, (A) with respect to Section 2.3(f)(i), part A of the table in Section 2.3(f)(i) above, (B) with respect to Section 2.3(f)(ii), part (A) of Section 2.3(f)(ii) above and (C) with respect to Section 2.3(f)(iii), part A of
      Section 2.3(f)(iii) above, in each case, until such time as such Event of Default is cured or waived.

      Section 2.4 COMMITMENT FEES. Commencing on and at all times after the Agreement Date, the Borrower agrees to pay to the Administrative Agent for the account of each of the Lenders having Revolving Loan Commitments in accordance with their respective Commitment Ratios for Revolving Loans, a commitment fee on the aggregate unborrowed balance of the Revolving Loan Commitments for each day from the Agreement Date until the Revolving Loan Maturity Date, (a) at all times that the Total Leverage Ratio is greater than 6.50 to 1.00, at a rate of one-half of one percent (0.500%) per annum and (b) at all times that Total Leverage Ratio is equal to or less than 6.50 to 1.00, at a rate of three-eighths of one percent (0.375%) per annum. Such commitment fee shall be computed on the basis of a year of 365/366 days for the actual number of days elapsed, shall be payable quarterly in arrears on the last day of each calendar quarter, and shall be fully earned when due and non-refundable when paid. A final payment of any commitment fee then payable shall also be due and payable on the Revolving Loan Maturity Date.

      Section 2.5 MANDATORY REVOLVING LOAN COMMITMENT REDUCTIONS.

            (a) SCHEDULED REDUCTIONS OF REVOLVING LOAN COMMITMENTS. Commencing on June 30, 2003, and on the last day of each calendar quarter ending during the periods set forth below, the Revolving Loan Commitments as of June 29, 2003 shall be automatically and permanently reduced by the percentage amount set forth below (which reductions are in addition to those set forth in Sections 2.5(b) and (c) and 2.6 hereof):

                                                       QUARTERLY PERCENTAGE FOR
                                                        REDUCTION OF REVOLVING
                                                        LOAN COMMITMENTS AS OF
DATES OF REVOLVING LOAN COMMITMENT REDUCTION                 JUNE 29, 2003
--------------------------------------------                 -------------
June 30, 2003, September 30, 2003, December 31, 2003
     and March 31, 2004                                           3.125%

                                                       QUARTERLY PERCENTAGE FOR
                                                        REDUCTION OF REVOLVING
                                                        LOAN COMMITMENTS AS OF
DATES OF REVOLVING LOAN COMMITMENT REDUCTION                 JUNE 29, 2003
--------------------------------------------                 -------------
June 30, 2004, September 30, 2004, December 31, 2004
     and March 31, 2005                                           4.375%

June 30, 2005, September 30, 2005, December 31, 2005
     and March 31, 2006                                           5.000%

June 30, 2006, September 30, 2006, December 31, 2006
     and March 31, 2007                                           6.250%

June 30, 2007, September 30, 2007, December 31, 2007
     and March 31, 2008                                           6.250%

            (b) REDUCTION FROM EXCESS CASH FLOW. On or prior to March 31, 2004, and on or prior to each March 31st thereafter during the term of this Agreement, the Revolving Loan Commitments shall be automatically and permanently reduced by an amount equal to the repayment of Revolving Loans (and, if applicable, the Incremental Facility Loans) required under Section 2.7(b)(v) hereof; PROVIDED, HOWEVER, that if there are no Loans then outstanding or if fifty percent (50%) of Excess Cash Flow for such period exceeds the Loans then outstanding, the Revolving Loan Commitments (and, if applicable, the Incremental Facility Commitments) shall be reduced by an aggregate amount equal to fifty percent (50%) of Excess Cash Flow for such period, or the excess of fifty percent of the Excess Cash Flow for such period over the Loans, which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(b), as applicable, regardless of any repayment of the Revolving Loans. Reductions under this Section 2.5(b) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof (and, if applicable, to the Incremental Facility Commitments shall be applied to the reductions set forth in the Notice of Incremental Facility Commitments) in inverse order of the reductions set forth therein.

            (c) REDUCTIONS FROM PERMITTED ASSET SALES. At any time after the aggregate Unreinvested Net Proceeds from all sales, transfers or other dispositions of assets of the Borrowers and their Subsidiaries, or from any insurance or condemnation proceeding in respect of such assets, after the Agreement Date exceeds $15,000,000, the Revolving Loan Commitments and, if applicable, the Incremental Facility Commitments shall be automatically and permanently reduced by an amount equal to the repayment of Revolving Loans and, if applicable, the Incremental Facility Loans required under Section 2.7(b)(vi) hereof; PROVIDED, HOWEVER, that if there are no Loans then outstanding, or if the Unreinvested Net Proceeds exceeds the Loans then outstanding, the Revolving Loan Commitments and, if applicable, the Incremental Facility Commitments shall be reduced on a pro rata basis by an aggregate amount equal to such Unreinvested Net Proceeds, or the excess of such Unreinvested Net Proceeds over the Loans (which reduction shall be in addition to the reduction set forth in the first part of this Section 2.5(c)), as applicable, regardless of any repayment of the Revolving Loans (or, if applicable, the Incremental Facility Loans); PROVIDED FURTHER, HOWEVER, that, prior to the occurrence or continuance of a Default of Event or Default, there shall be no reduction of the

Revolving Loan Commitments hereunder with respect to a disposition of assets (i) the Net Proceeds of which do not exceed (A) $5,000,000 for any single transaction (or series of related transactions), and (B) $15,000,000 in the aggregate during the term hereof, (ii) in the event that Borrower delivers to the Administrative Agent evidence that the Net Proceeds of such disposition have been used by the Borrower or its Subsidiaries for any sale/leaseback or similar arrangement involving the cellular towers owned by the Borrower or its Subsidiaries, (iii) to the extent that the Total Leverage Ratio is less than 6.0 to 1.0 (before and after giving effect to the application to such proceeds), and the after-tax Net Proceeds of which are used to retire in whole or in part the Junior Preferred Stock or (iv) the Net Proceeds of which were realized from the sale of the Triton Kansas Properties in excess of 7.00 times EBITDA of such properties, provided that such sale is consummated within twelve (12) months of the acquisition of the Triton Kansas Properties. Reductions under this Section 2.5(c) to the Revolving Loan Commitments shall be applied to the reductions set forth in Section 2.5(a) hereof (and, if applicable, to the Incremental Facility Commitments shall be applied to the reductions set forth in the Notice of Incremental Facility Commitments) in inverse order of the reductions set forth therein.

      Section 2.6 VOLUNTARY COMMITMENT REDUCTIONS. The Borrower shall have the right, at any time and from time to time after the Agreement Date and prior to the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable, upon at least three (3) Business Days' prior written notice to the Administrative Agent, without premium or penalty, to cancel or reduce permanently all or a portion of the Revolving Loan Commitment (or the Incremental Facility Commitment) on the basis of the respective Revolving Loan Commitment Ratios (or the Incremental Facility Commitment Ratios) of the Lenders applicable to the Revolving Loan Commitment (or the Incremental Facility Commitment); PROVIDED, HOWEVER, that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss or out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof; PROVIDED FURTHER, HOWEVER, that Borrower's failure to confirm any telephonic notice with a written notice, shall not invalidate any notice so given if acted upon by the Administrative Agent; PROVIDED FURTHER, HOWEVER, that any such partial reduction shall be made in an amount not less than $1,000,000 and in integral multiples of not less than $1,000,000. As of the date of cancellation or reduction set forth in such notice, the Revolving Loan Commitments (or the Incremental Facility Commitments) shall be permanently reduced to the amount stated in the Borrower's notice for all purposes herein, and the Borrower shall pay to the Administrative Agent for the Lenders the amount necessary to reduce the principal amount of the Revolving Loans (or Incremental Facility Loans) then outstanding under the Revolving Loan Commitment (or the Incremental Facility Commitments) to not more than the amount of the Revolving Loan Commitment (or the Incremental Facility Commitment) as so reduced, together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced. Reductions in the Revolving Loan Commitment pursuant to this Section shall be applied pro rata to the then remaining reductions set forth in Section 2.5(a) hereof in inverse order of the reductions set forth therein.

      Section 2.7 PREPAYMENTS AND REPAYMENTS.

            (a) PREPAYMENT. The principal amount of any Base Rate Advance may be prepaid in full or ratably in part at any time, without penalty and without regard to the Payment Date for such Advance. LIBOR Advances may be prepaid prior to the applicable Payment Date, upon three (3) Business Days' prior written notice, or telephonic notice followed immediately by written notice, to the Administrative Agent; PROVIDED, HOWEVER, that the Borrower shall reimburse the Lenders and the Administrative Agent, on demand by the applicable Lender or the Administrative Agent, for any loss or out-of-pocket expense incurred by any Lender or the Administrative Agent in connection with such prepayment, as set forth in Section 2.10 hereof; PROVIDED FURTHER, HOWEVER, that Borrower's failure to confirm any telephonic notice with a written notice, shall not invalidate any notice so given if acted upon by the Administrative Agent. Any prepayment hereunder shall be in amounts of not less than $500,000 and in integral multiples of $100,000. Amounts prepaid pursuant to this Section 2.7 may be reborrowed, subject to the terms and conditions hereof. Amounts prepaid shall be paid together with accrued interest on the amount so prepaid and commitment fees accrued through the date of the reduction with respect to the amount reduced. Amounts prepaid pursuant to this Section 2.7(a) shall be applied to Term Loan A Loans, Term Loan B Loans, Term Loan C Loans or Revolving Loans as the Borrower may direct; PROVIDED, THAT, if the Borrower shall direct amounts prepaid pursuant to this Section 2.7(a) to be applied to Term Loan A Loans, Term Loan B Loans or Term Loan C Loans, such amount shall be applied to the scheduled payments for such Loans in Section 2.7(b) hereof in inverse order of maturity.

            (b)   REPAYMENTS.

                  (i) SCHEDULED REPAYMENTS OF THE TERM LOAN A LOANS. Commencing June 30, 2003, the principal balance of the Term Loan A Loans outstanding on June 29, 2003 shall be repaid in consecutive quarterly installments on the last day of each calendar quarter ending during the periods set forth below until paid in full in such amounts as follows:

                                                   PERCENTAGE OF PRINCIPAL OF
                                                  TERM LOAN A LOANS OUTSTANDING
                                                  ON JUNE 29, 2003 DUE ON LAST
      REPAYMENT DATES                                  DAY OF EACH QUARTER
      ---------------                                  -------------------
      June 30, 2003,  September 30, 2003,
           December 31, 2003 and March 31, 2004               3.125%

      June 30, 2004,  September 30, 2004,
           December 31, 2004 and March 31, 2005               4.375%

      June 30, 2005,  September 30, 2005,
           December 31, 2005 and March 31, 2006               5.000%

      June 30, 2006,  September 30, 2006,
           December 31, 2006 and March 31, 2007               6.250%

      June 30, 2007, September 30, 2007,
           December 31, 2007 and March 31, 2008               6.250%

            (ii) SCHEDULED REPAYMENTS OF TERM LOAN B LOANS. Commencing June 30, 2003, the principal balance of the Term Loan B Loans outstanding on June 29, 2003 shall be repaid in consecutive quarterly installments on the last day of each calendar quarter ending during the periods set forth below until paid in full in such amounts as follows:

                                                   PERCENTAGE OF PRINCIPAL OF
                                                  TERM LOAN B LOANS OUTSTANDING
                                                  ON JUNE 29, 2003 DUE ON LAST
      REPAYMENT DATES                                  DAY OF EACH QUARTER
      ---------------                                  -------------------

      June 30, 2003, September 30, 2003,
           December 31, 2003 and March 31, 2004               0.250%

      June 30, 2004, September 30, 2004,
           December 31, 2004 and March 31, 2005               0.250%

      June 30, 2005, September 30, 2005,
           December 31, 2005 and March 31, 2006               0.250%

      June 30, 2006, September 30, 2006,
           December 31, 2006 and March 31, 2007               0.250%

      June 30, 2007, September 30, 2007,
           December 31, 2007 and March 31, 2008               0.250%

         June 30, 2008 and September 30, 2008                 47.50%

            (iii) SCHEDULED REPAYMENTS OF TERM LOAN C LOANS. Commencing June 30, 2003, the principal balance of the Term Loan C Loans outstanding on June 29, 2003 shall be repaid in consecutive quarterly installments on the last day of each calendar quarter ending during the periods set forth below until paid in full in such amounts as follows:

                                                   PERCENTAGE OF PRINCIPAL OF
                                                  TERM LOAN C LOANS OUTSTANDING
                                                  ON JUNE 29, 2003 DUE ON LAST
      REPAYMENT DATES                                  DAY OF EACH QUARTER
      ---------------                                  -------------------

      June 30, 2003, September 30, 2003
           December 31, 2003 and March 31, 2004               0.250%

      June 30, 2004, September 30, 2004
           December 31, 2004 and March 31, 2005               0.250%

      June 30, 2005, September 30, 2005
           December 31, 2005 and March 31, 2006               0.250%

      June 30, 2006, September 30, 2006
           December 31, 2006 and March 31, 2007               0.250%

      June 30, 2007, September 30, 2007
           December 31, 2007 and March 30, 2008               0.250%

      June 30, 2008, September 30, 2008
           December 31, 2008 and March 31, 2009               23.75%

                  (iv) LOANS IN EXCESS OF REVOLVING LOAN COMMITMENTS (AND/OR INCREMENTAL FACILITY COMMITMENTS). If, at any time, the amount of the Revolving Loans (or the Incremental Facility Loans) then outstanding shall exceed the Revolving Loan Commitment (or the Incremental Facility Commitment), the Borrower shall, on such date and subject to Sections 2.10 and 2.11 hereof, make a repayment of the principal amount of the Revolving Loans (or the Incremental Facility Loans) in an amount equal to such excess, together with any accrued interest and fees with respect thereto.

                  (v) EXCESS CASH FLOW. On March 31, 2004, and on each March 31st thereafter, the Borrower shall make a repayment of the Loans then outstanding in an amount equal to fifty percent (50%) of the Borrower's Excess Cash Flow for the immediately preceding calendar year. Subject to
      Section 2.7(b)(xii) hereof, the amount of the Excess Cash Flow required to be repaid under this Section 2.7(b)(v) shall be applied first to the Term Loans then outstanding (on a pro rata basis for all Term Loans) in inverse order of maturity for each Term Loan, second to the Revolving Loans and then, if applicable, to the Incremental Facility Loans. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(b)(iii) to the date of such prepayment will be paid by the Borrower concurrently with such principal prepayment.

                  (vi) ASSET SALES. On the twelve (12) calendar month anniversary of the date of any disposition or sale of any assets by the Borrower or any of its Subsidiaries in accordance with Section 7.4 hereof, the Borrower shall make a repayment of the Loans then outstanding in an amount equal to such Net Proceeds; PROVIDED, HOWEVER, that prior to the occurrence or continuance of a Default of Event or Default, the Borrower shall not be required to make a repayment hereunder with respect to a sale of assets (i) in the ordinary course of the Borrower's or its Subsidiaries' businesses the Net Proceeds of which have been used by the Borrower or its Subsidiaries to acquire or purchase an asset as a substitute or replacement of the asset disposed of within twelve (12) months of the date of such asset disposition so long as the Borrower is in compliance with all terms and conditions of this Agreement, (ii) the Net Proceeds of which do not exceed (A) $5,000,000 for any single transaction (or series of related transactions), and (B) $15,000,000 in the aggregate during the term hereof, (iii) in the event that Borrower delivers to the Administrative Agent evidence that the Net Proceeds of such disposition have been used by the Borrower or its Subsidiaries for any sale/leaseback or similar arrangement involving the Borrower's towers, (iv) to the extent that the Total Leverage Ratio is less than 6.0 to 1.0 (before and after giving effect to the application of such proceeds), and the after-tax Net Proceeds of which are used to retire in whole or in part the Junior Preferred Stock or (v) the Net Proceeds of which were realized from the sale of the to-be-acquired Triton Kansas Properties in excess of 7.00 to
      1.00 EBITDA, provided that such sale is consummated within twelve (12) months of the acquisition of such properties. Subject to Section 2.7(b)(xii) hereof, the amount of the Net Proceeds required to be repaid under this Section 2.7(b)(vi) shall be applied to the Term Loans then outstanding (on a pro rata basis for all Term Loans) in inverse order of maturity for each Term Loan, second to the Revolving Loans and then, if applicable, to the Incremental Facility Loans. Accrued interest on the principal amount of the Loans being prepaid pursuant to this Section 2.7(b)(iv) to the date of such prepayment will be paid by the Borrower concurrently with such principal prepayment.

                  (vii) REVOLVING LOAN MATURITY DATE. In addition to the foregoing, a final payment of all Revolving Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Revolving Loan Maturity Date.

                  (viii) TERM LOAN A MATURITY DATE. In addition to the foregoing, a final payment of the Term Loan A Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan A Maturity Date.

                  (ix) TERM LOAN B MATURITY DATE. In addition to the foregoing, a final payment of Term Loan B Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Term Loan B Maturity Date.

                  (x) TERM LOAN C MATURITY DATE. In addition to the foregoing, a final payment of Term Loan C Loans, together with accrued interest and fees with respect thereto and all other Obligations then outstanding, other than the Incremental Facility Loans, if any, shall be due and payable on the Term Loan C Maturity Date.

                  (xi) INCREMENTAL FACILITY MATURITY DATE. If applicable, in addition to the foregoing, a final payment of the Incremental Facility Loans, together with accrued interest and fees with respect thereto, shall be due and payable on the Incremental Facility Maturity Date.

                  (xii) PREPAYMENTS UPON DEFAULT OR EVENT OF DEFAULT. After the occurrence of and during the continuation of any Default or an Event of Default, all amounts received from the Borrower under Sections 2.7(b)(v) and (vi) hereunder shall be applied as set forth in Section 8.3 hereunder.

      Section 2.8 NOTES; LOAN ACCOUNTS.

            (a) The Loans shall be repayable in accordance with the terms and provisions set forth herein and shall be evidenced by the Notes (and, if applicable, the Incremental Facility Notes). One (1) Term Loan A Note, one (1) Term Loan B Note, one (1) Term Loan C Note, one (1) Revolving Loan Note and, if applicable, one (1) Incremental Facility Note shall be payable to the order of each Lender, in accordance with such Lender's applicable Commitment Ratio for Term Loan A Loans, Term Loan B Loans, Term Loan C Loans, Revolving Loans and, if applicable, the Incremental Facility Loans, as the case may be. The Notes shall be issued by the Borrower to the Lenders and shall be duly executed and delivered by one or more Authorized Signatories. Any Lender (i) which is not a U.S. Person (a "NON-U.S. BANK") and (ii) which could become completely exempt from withholding of United States federal income taxes in respect of payment of any obligations due to such Lender hereunder relating to any of its Loans if such Loans were in registered form for United States federal income tax purposes may request the Borrower (through the Administrative Agent), and the Borrower agrees thereupon, to register such Loans as provided in Section 11.5(g) hereof and to issue to such Lender Notes evidencing such Loans as Registered Notes or to exchange Notes evidencing such Loans for new Registered Notes, as applicable. Registered Notes may not be exchanged for Notes that are not in registered form.

            (b) Each Lender may open and maintain on its books in the name of the Borrower a loan account with respect to its portion of the Loans and interest thereon. Each Lender which opens such a loan account shall debit such loan account for the principal amount of its portion of each Advance made by it and accrued interest thereon, and shall credit such loan account for each payment on account of principal of or interest on its Loans. The records of a Lender with respect to the loan account maintained by it shall be prima facie evidence of its portion of the Loans and accrued interest thereon absent manifest error, but the failure of any Lender to make any such notations or any error or mistake in such notations shall not affect the Borrower's repayment obligations with respect to such Loans.

      Section 2.9 MANNER OF PAYMENT.

            (a) Each payment (including, without limitation, any prepayment) by the Borrower on account of the principal of or interest on the Loans, commitment fees and any other amount owed to the Lenders or the Administrative Agent or any of them under this Agreement or the Notes shall be made not later than 1:00 p.m. (New York, New York time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office, for the account of the Lenders or the Administrative Agent, as the case may be, in lawful money of the United States of America in immediately available funds. Any payment received by the Administrative Agent after 1:00 p.m. (New York, New York time) shall be deemed received on the next Business Day. Receipt by the Administrative Agent of any payment intended for any Lender or Lenders hereunder prior to 1:00 p.m. (New York, New York time) on any Business Day shall be deemed to constitute receipt by such Lender or Lenders on such Business Day. In the case of a payment for the account of a Lender, the Administrative Agent will promptly, but no later than the close of business on the date such payment is deemed received, thereafter distribute the amount so received in like funds to such Lender. If the Administrative Agent shall not have received any payment from the Borrower as and when due, the Administrative Agent will promptly notify the Lenders accordingly. In the event that the Administrative Agent shall fail to make distribution to any Lender as required under this Section 2.9, the Administrative Agent agrees to pay such Lender interest from the date such payment was due until paid at the Federal Funds Rate.

            (b) The Borrower agrees to pay principal, interest, fees and all other amounts due hereunder or under the Notes or the other Loan Documents without set-off or counterclaim or any deduction whatsoever, including withholding taxes, excluding, (i) in the case of each Lender and the Administrative Agent taxes measured by its net income, and franchise taxes imposed on it by the jurisdiction under the laws of which it is organized or any political subdivision thereof, (ii) in the case of each Lender, taxes (including, but not limited to, the Branch Profits Tax under Section 884 of the Code) measured by its net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's applicable lending office or any political subdivision thereof and (iii) in the case of any Lender organized under the laws of a jurisdiction outside the United States, United States federal withholding tax payable with respect to payments by the Borrower which would not have been imposed had such Lender, to the extent then required thereunder, delivered to the Borrower and the Administrative Agent the forms prescribed by Section 2.13 hereof.

            (c) Prior to the declaration of an Event of Default under Section
8.2 hereof, if some but less than all amounts due from the Borrower are received by the Administrative Agent with respect to the Obligations, the Administrative Agent shall distribute such amounts in the following order of priority, all on a pro rata basis to the Lenders: (i) to the payment on a pro rata basis of any fees or expenses then due and payable to the Administrative Agent, the Lenders, or any of them; (ii) to the payment of interest then due and payable on the Loans; (iii) to the payment of all other amounts not otherwise referred to in this Section 2.9(c) then due and payable to the Administrative Agent or the Lenders, or any of them, hereunder or under the Notes or any other Loan Document; and (iv) to the payment of principal then due and payable on the Loans.

            (d) Subject to any contrary provisions in the definition of Interest Period, if any payment under this Agreement or any of the other Loan Documents is specified to be made on a day which is not a Business Day, it shall be made on the next Business Day, and such extension of time shall in such case be included in computing interest and fees, if any, in connection with such payment.

      Section 2.10      REIMBURSEMENT.

            (a) Whenever any Lender shall sustain or incur any losses or reasonable out-of-pocket expenses in connection with (i) failure by the Borrower to borrow, Convert or Continue any LIBOR Advance after having given notice of its intention to borrow, Convert or Continue in accordance with Section 2.2 hereof (whether by reason of the Borrower's election not to proceed or the non-fulfillment of any of the conditions set forth in Article 3 hereof), or (ii) prepayment (or failure to prepay after giving notice thereof) of any LIBOR Advance in whole or in part for any reason, the Borrower agrees to pay to such Lender, upon such Lender's demand, an amount sufficient to compensate such Lender for all such losses and out-of-pocket expenses. Such Lender's good faith determination of the amount of such losses or reasonable out-of-pocket expenses, as set forth in writing and accompanied by calculations in reasonable detail demonstrating the basis (which need not reflect the purchase of deposits in the relevant market bearing interest at the rate applicable to such Advance and having a maturity identical to the Interest Period for such Advance) for its demand, shall be presumptively correct absent manifest error.

            (b) Losses subject to reimbursement hereunder shall include, without limiting the generality of the foregoing, lost margins, expenses incurred by any Lender or any participant of such Lender permitted hereunder in connection with the re-employment of funds prepaid, paid, repaid, not borrowed, or not paid, as the case may be, and will be payable whether the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable is changed by virtue of an amendment hereto (unless such amendment expressly waives such payment) or as a result of acceleration of the Obligations.

      Section 2.11      PRO RATA TREATMENT.

            (a) ADVANCES. Each Advance under the Revolving Loan Commitments from the Lenders hereunder shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having a Revolving Loan Commitment. Each Advance under the Term Loan A Commitment shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having Term Loan A Commitments. Each Advance under the Term Loan B Commitment shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having Term Loan B Commitments. Each Advance under the Term Loan C Commitment shall be made pro rata on the basis of the applicable Commitment Ratios of the Lenders having Term Loan C Commitments.

            (b) PAYMENTS. Each payment and prepayment of principal of the Loans, and, except as provided in Section 2.2(e) and Article 10 hereof, each payment of interest on the Loans, shall be made to the Lenders having interest in the Loans being paid pro rata on the basis of their respective unpaid principal amounts outstanding under the Notes (including, if applicable, the Incremental Facility Notes) immediately prior to such payment or prepayment. If any Lender shall obtain any payment (whether involuntary, through the exercise of any right of set-off, or otherwise) on account of the Loans in excess of its ratable share of the Loans under its Commitment Ratio, such Lender shall forthwith purchase from the other Lenders such participations in the portion of the Loans made by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including, without limitation, the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

            (c) At the election of the Borrower, amounts to be applied, pursuant to Sections 2.7(b)(iv), (v) or (vi) hereof, to prepayment of principal bearing interest at the LIBOR Basis may be remitted into a specifically designated "DEPOSIT ACCOUNT" and shall not be applied to such prepayment until the end of the Interest Period ending after the date such payment would otherwise be required, so as to avoid incurrence of costs required pursuant to Section 2.10 which might otherwise be incurred upon prepayment. In the event the aggregate amount to be prepaid by reason of Section 2.7(b)(iv),(v) or (vi) hereof exceeds the amount of principal to be prepaid at the end of the first such Interest Period to terminate after the relevant date of reduction, the excess shall remain in such specifically designated Deposit Account until the end of the next Interest Period, and so on, until the full amount required to be repaid under
Section 2.7(b)(iv),(v) or (vi) hereof has been applied to the Loans. As used herein, the aforesaid "DEPOSIT ACCOUNT" shall be an interest-bearing account maintained with the Administrative Agent as part of the Collateral, and Borrower hereby authorizes the Administrative Agent to apply as set forth above or, at any time during the continuance of an Event of Default, without further authorization from the Borrower, the balance of said Deposit Account to the prepayments required hereunder.

            (d) COMMITMENT REDUCTIONS. Any reduction of the Revolving Loan Commitments required or permitted hereunder shall reduce, as applicable, the Revolving Loan Commitment of each Lender having such a commitment on a pro rata basis based on the Commitment Ratio of such Lender for such commitment.

      Section 2.12 CAPITAL ADEQUACY. If after the date hereof, the adoption of any Applicable Law regarding the capital adequacy of banks or bank holding companies, or any change in Applicable Law (whether adopted before or after the Agreement Date) or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Lender (or the bank holding company of such Lender) with any directive regarding capital adequacy (whether or not having the force of law) of any such governmental authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder with respect to the Loans and the Commitment to a level below that which it could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy immediately before such adoption, change or compliance and assuming that such Lender's capital was fully utilized prior to such adoption, change or compliance) by an amount reasonably deemed by such Lender to be material, then, if such Lender exercises its capital adequacy protection rights (if any) generally for borrowers situated similarly to the Borrower and upon demand by such Lender, the Borrower shall promptly pay to such Lender such additional amounts as shall be sufficient to compensate such Lender for such reduced return, together with interest on such amount from the fourth (4th) Business Day after the date of demand or the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable, until payment in full thereof at the Default Rate. A certificate of such Lender setting forth the amount to be paid to such Lender by the Borrower as a result of any event referred to in this paragraph and supporting calculations in reasonable detail shall be presumptively correct absent manifest error.

      Section 2.13 LENDER TAX FORMS. On or prior to the Agreement Date or on or prior to the date such Lender becomes a party hereto pursuant to Section 11.5 hereof, and on or prior to the first Business Day of each calendar year thereafter, each Lender which is organized in a jurisdiction other than the United States or state thereof shall provide each of the Administrative Agent and the Borrower with a properly executed originals of Form 4224 or 1001 (or any successor form) prescribed by the Internal Revenue Service or other documents satisfactory to the Borrower and the Administrative Agent, and/or properly executed Internal Revenue Service Form W-8 or W-9, as the case may be, to the extent permitted under Applicable Law, certifying (i) as to such Lender's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such Lender hereunder and under the Notes or (ii) that all payments to be made to such Lender hereunder and under the Notes are subject to such taxes at a rate reduced to zero by an applicable tax treaty. Each such Lender agrees to provide the Administrative Agent and the Borrower with new forms prescribed by the Internal Revenue Service upon the expiration or obsolescence of any previously delivered form, or after the occurrence of any event requiring a change in the most recent forms delivered by it to the Administrative Agent and the Borrower.

      Section 2.14      INCREMENTAL FACILITY ADVANCES.

            (a) Subject to the terms and conditions of this Agreement, the Borrower may request the Incremental Facility Commitment on any Business Day; PROVIDED, HOWEVER, that the Borrower may not request the Incremental Facility Commitment or an Incremental Facility Advance after the occurrence and during the continuance of a Default, including, without limitation, any Event of Default that would result after giving effect to any Incremental Facility Advance; and provided, further, that the Borrower may request only one (1) Incremental Facility Commitment (although such commitment may be from more than one Lender). The aggregate amount of the Incremental Facility Commitment and outstanding Incremental Facility Advances shall not exceed $175,000,000. The maturity date for the Incremental Facility Advances shall be no earlier than twelve (12) calendar months after the Revolving Loan Maturity Date, Term Loan

A Maturity Date, Term Loan B Maturity Date and Term Loan C Maturity Date, as applicable. The decision of any Lender to make an Incremental Facility Commitment to the Borrower shall be at such Lender's sole discretion and shall be made in writing. The Incremental Facility Commitment (x) may be in the form of a revolving credit facility, (y) must not require principal repayment earlier, or in amount larger (or percentage greater), than those set forth in, the repayment schedule for the Term Loans or the Revolving Loans as set forth in
Section 2.7(b) hereof and (z) must be governed by this Agreement and the other Loan Documents and be on terms and conditions no more restrictive than those set forth herein and therein. Each Lender shall have the right, but not the obligation, to participate in any Incremental Facility Commitment on a pro rata basis.

            (b) Prior to the effectiveness of the Incremental Facility Commitment, the Borrower shall (i) deliver to the Administrative Agent and the Lenders a Notice of Incremental Facility Commitment in substantially the form of EXHIBIT C attached hereto; and (ii) provide revised projections to the Administrative Agent and the Lenders, which shall be in form and substance reasonably satisfactory to the Administrative Agent and which shall demonstrate the Borrower's ability to timely repay such Incremental Facility Commitment and any Incremental Facility Advances thereunder and to comply with the covenants contained in Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof.

            (c) No Incremental Facility Commitment shall by itself result in any reduction of the Commitment or of the Commitment Ratio of the Lender making such Incremental Facility Commitment.

            (d) Incremental Facility Advances (i) shall bear interest at the Base Rate Basis or the LIBOR Basis; (ii) subject to Section 2.14(a) hereof, shall be repaid as agreed to by the Borrower and the Lender making such Incremental Facility Advances; (iii) shall for all purposes be Loans and Obligations hereunder and under the Loan Documents; (iv) shall be represented by an Incremental Facility Note in substantially the form of EXHIBIT M attached hereto; and (v) shall rank pari passu with the other Loans for purposes of Sections 2.9 and 8.2 hereof.

            (e) Incremental Facility Advances shall be requested by the Borrower pursuant to a request (which shall be in substantially the form of a Request for Advance) delivered in the same manner as a Request for Advance, but shall be funded pro rata only by those Lenders holding the Incremental Facility Commitment.

      Section 2.15 REPLACEMENT OF LENDERS. The Borrower shall have the right, if no Default then exists, to replace any Lender (the "REPLACED Lender") with one or more other assignees permitted under Section 11.5 hereof reasonably acceptable to the Administrative Agent (the "REPLACEMENT LENDER") if (x) such Lender is charging the Borrower increased costs pursuant to Section 10.3 hereof in excess of those being charged generally by the other Lenders or such Lender becomes incapable of making LIBOR Advances as provided in Section 10.3 hereof and/or (y) such Lender fails to fund a properly requested Advance at a time when there does not exist a Default or Event of Default; PROVIDED, HOWEVER, that (i) at the time of any replacement pursuant to this Section 2.15, the Replacement Lender and the Replaced Lender shall enter into one or more assignment agreements (and with all fees payable pursuant to said Section 11.5 hereof to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender, an amount equal to the sum of (A) the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, and (B) all accrued, but theretofore unpaid, fees, owing to the Replaced Lender pursuant to Section
2.4 hereof, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid, but including any amounts which would be paid to a Lender pursuant to Section
2.7 hereof if Borrower were prepaying a LIBOR Advance) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective assignment agreement, the payment of amounts referred to in clauses (i) and (ii) above and, if so requested by the Replacement Lender, delivery to the Replacement Lender of Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder and be released of all its obligations as a Lender, except with respect to indemnification provisions applicable to the Replaced Lender under this Agreement, which shall survive as to such Replaced Lender.

                                    ARTICLE 3

                              CONDITIONS PRECEDENT

      Section 3.1 CONDITIONS PRECEDENT TO EFFECTIVENESS OF AGREEMENT. The obligation of the Lenders to undertake the Commitments, and the effectiveness of this Agreement are subject to the prior or contemporaneous fulfillment of each of the following conditions:

            (a) The Administrative Agent and the Lenders shall have received each of the following:

                  (i) the loan certificate of the Borrower dated as of the Agreement Date, in substantially the form attached hereto as EXHIBIT N, including a certificate of incumbency with respect to each Authorized Signatory of such Person, together with the following items: (A) a true, complete and correct copy of the Certificate of Incorporation and By-laws of the Borrower as in effect on the Agreement Date, (B) certificates of good standing for the Borrower issued by the Secretary of State or similar state official for the state of incorporation of the Borrower and for each state in which the Borrower is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of the Borrower authorizing the Borrower to execute, deliver and perform this Agreement and the other Loan Documents, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the stock of the Borrower;

                  (ii) loan certificates of each Subsidiary of the Borrower dated as of the Agreement Date and in substantially the form of EXHIBIT O attached hereto, including a certificate of incumbency with respect to each Authorized Signatory of such Subsidiary, together with the following items: (A) a true, complete and correct copy of the Certificate/Articles of Incorporation and By-Laws of such Subsidiary as in effect on the

      Agreement Date, (B) certificates of good standing for such Subsidiary issued by the Secretary of State or similar state official for the state of incorporation of such Subsidiary and for each state in which such Subsidiary is required to qualify to do business, (C) a true, complete and correct copy of the corporate resolutions of such Subsidiary authorizing such Subsidiary to execute, deliver and perform such Loan Documents to which it is a party, and (D) a true, complete and correct copy of any shareholders' agreements or voting trust agreements in effect with respect to the Capital Stock or membership interests of such Subsidiary;

                  (iii) duly executed Notes;

                  (iv)  duly executed Security Documents;

                  (v) copies of insurance binders or certificates covering the assets of the Borrower and its Subsidiaries, and otherwise meeting the requirements of Section 5.5 hereof, together with copies of the underlying insurance policies;

                  (vi) legal opinions of (A) Lukas, Nace, Gutierrez & Sachs Chartered, FCC counsel to the Borrower and its Subsidiaries, and (B) Moss & Barnett, special counsel to the Borrower and its Subsidiaries, in substantially the forms attached hereto as EXHIBIT P and EXHIBIT Q, respectively, each as counsel to the Borrower and its Subsidiaries, addressed to each Lender and the Administrative Agent, and dated as of the Agreement Date;

                  (vii) duly executed Certificate of Financial Condition in substantially the form attached hereto as EXHIBIT B for the Borrower and its Subsidiaries on a consolidated and consolidating basis;

                  (viii) any required FCC consents or other required consents to the closing of this Agreement and the Triton Acquisition or to the execution, delivery and performance of this Agreement and the other Loan Documents, each of which shall be in form and substance satisfactory to the Administrative Agent and the Lenders;

                  (ix) duly executed UCC-3 termination statements and releases with respect to any Liens (other than Permitted Liens, if any) existing on the properties or assets being acquired in connection with the Triton Acquisition; and

                  (x) all such other documents as either the Administrative Agent or any Lender may reasonably request, certified by an appropriate governmental official or an Authorized Signatory if so requested.

            (b) The Administrative Agent and the Lenders shall have received evidence satisfactory to them that all Necessary Authorizations, including, without limitation, all necessary consents to the closing of this Agreement, have been obtained or made, are in full force and effect and are not subject to any pending or, to the knowledge of the Borrower, threatened reversal or cancellation, and the Administrative Agent and the Lenders shall have received a certificate of an Authorized Signatory so stating.

            (c) The Borrower shall have paid to the Administrative Agent for itself and for the account of each Lender, as applicable, the fees set forth in those certain fee letter agreements dated the Agreement Date in favor of the Administrative Agent and each Lender, as the case may be.

            (d) The Administrative Agent and the Lenders shall have received evidence, in form and substance satisfactory to them, that all conditions precedent to the closing of the Triton Acquisition have been or will be satisfied contemporaneously.

            (e) The Borrower shall have provided to the Administrative Agent a duly executed certificate, in form and substance satisfactory to the Administrative Agent, setting forth the Total Leverage Ratio of the Borrower on the Agreement Date, which Total Leverage Ratio shall not exceed 8.0 to 1.0 as calculated on the Agreement Date after giving effect to any Advances made hereunder on the Agreement Date.

      Section 3.2 CONDITIONS PRECEDENT TO EACH ADVANCE. The obligation of the Lenders to make each Advance on or after the Agreement Date which increases the principal amount of the Loans outstanding is subject to the fulfillment of each of the following conditions immediately prior to or contemporaneously with such
Advance:

            (a) All of the representations and warranties of the Borrower under this Agreement and the other Loan Documents (including, without limitation, all representations and warranties with respect to the Borrower's Subsidiaries), which, pursuant to Section 4.2 hereof, are made at and as of the time of such Advance, shall be true and correct at such time in all material respects, both before and after giving effect to the application of the proceeds of such Advance, and after giving effect to any updates to information provided to the Lenders in accordance with the terms of such representations and warranties, and no Default hereunder shall then exist or be caused thereby;

            (b) The Administrative Agent shall have received a duly executed Request for Advance which shall contain evidence satisfactory to the Administrative Agent that the Borrower is, as of the date of such Advance and after giving effect thereto, in compliance with Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof;

            (c) Each of the Administrative Agent and the Lenders shall have received all such other certificates, reports, statements, opinions of counsel (if such Advance is in connection with an Acquisition) or other documents as the Administrative Agent or any Lender may reasonably request;

            (d) With respect to any Advance relating to any Acquisition or the formation of any Subsidiary which is permitted hereunder, the Administrative Agent and the Lenders shall have received such documents and instruments relating to such Acquisition or formation of a new Subsidiary as are described in Section 5.14 hereof or otherwise required herein; and

            (e) No Materially Adverse Effect shall have occurred and no event shall have occurred which, in the reasonable opinion of the Required Lenders, may be expected to have a Materially Adverse Effect.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      Section 4.1 REPRESENTATIONS AND WARRANTIES. The Borrower hereby agrees, represents and warrants, upon the Agreement Date, and at all times thereafter as required pursuant to the terms hereof, in favor of the Administrative Agent and each Lender that:

            (a) ORGANIZATION; OWNERSHIP; POWER; QUALIFICATION. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota. The Borrower has the corporate power and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. Each Subsidiary of the Borrower is a corporation or partnership duly organized, validly existing and in good standing under the laws of the state of its incorporation or formation, as the case may be, and has the corporate or partnership power, as the case may be, and authority to own its properties and to carry on its business as now being and as proposed hereafter to be conducted. The Borrower and each of its Subsidiaries are duly qualified, in good standing and authorized to do business in each jurisdiction in which the character of their respective properties or the nature of their respective businesses requires such qualification or authorization.

            (b) AUTHORIZATION; ENFORCEABILITY. The Borrower has the corporate power and has taken all necessary corporate action to authorize it to borrow hereunder, to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly executed and delivered by the Borrower and is, and each of the other Loan Documents to which the Borrower is a party is, a legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower); and (iii) a court, on equitable grounds, may decline to enforce certain provisions or allow the exercise of certain remedies based upon the facts and circumstances that may exist at the time the enforcement or exercise is sought.

            (c) SUBSIDIARIES; AUTHORIZATION; ENFORCEABILITY. The Borrower's Subsidiaries and the Borrower's direct and indirect ownership thereof as of the Agreement Date are as set forth on SCHEDULE 3 attached hereto, and to the extent such Subsidiaries are corporations, the Borrower has the unrestricted right to vote the issued and outstanding shares of the Subsidiaries shown thereon and such shares of such Subsidiaries have been duly authorized and issued and are fully paid and nonassessable. Each Subsidiary of the Borrower has the corporate or partnership power and has taken all necessary corporate or partnership action to authorize it to execute, deliver and perform each of the Loan Documents to which it is a party in accordance with their respective terms and to consummate the transactions contemplated by this Agreement and by such Loan Documents. Each of the Loan Documents to which any Subsidiary of the Borrower is a party is a legal, valid and binding obligation of such Subsidiary enforceable against such Subsidiary in accordance with its terms, subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law; (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of any such Subsidiary) and (iii) a court, on equitable grounds, may decline to enforce certain provisions or allow the exercise of certain remedies based upon the facts and circumstances that may exist at the time the enforcement or exercise is sought. The Borrower's ownership interest in each of its Subsidiaries represents a direct or indirect controlling interest of such Subsidiary for purposes of directing or causing the direction of the management and policies of each Subsidiary.

            (d) COMPLIANCE WITH OTHER LOAN DOCUMENTS AND CONTEMPLATED TRANSACTIONS. The execution, delivery and performance, in accordance with their respective terms, by the Borrower of this Agreement and the Notes, and by the Borrower and its Subsidiaries of each of the other Loan Documents to which they are respectively party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (i) require any consent or approval, governmental or otherwise, not already obtained, (ii) violate any Applicable Law respecting the Borrower or any of its Subsidiaries, (iii) conflict with, result in a breach of, or constitute a default under the certificate or articles of incorporation or by-laws or partnership agreements, as the case may be, as amended, of the Borrower or any of its Subsidiaries, or under any material indenture, agreement, or other instrument, including, without limitation, the Licenses, to which the Borrower or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound, or (iv) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by the Borrower or any of its Subsidiaries, except for Permitted Liens.

            (e) BUSINESS. The Borrower, together with its Subsidiaries, is engaged in the business of owning, constructing, managing, operating and investing in Cellular Systems and other wireless communications and related businesses.

            (f) LICENSES, ETC. The Licenses have been duly issued and are in full force and effect. The Borrower and its Subsidiaries are in compliance in all material respects with all of the provisions thereof. The Borrower and its Subsidiaries have secured all Necessary Authorizations and all such Necessary Authorizations are in full force and effect. Except as set forth in SCHEDULE 4 attached hereto, neither any License nor any Necessary Authorization is the subject of any pending or, to the best of the Borrower's or any of its Subsidiaries' knowledge, threatened revocation.

            (g) COMPLIANCE WITH LAW. The Borrower and its Subsidiaries are in compliance with all Applicable Laws in all material respects, except where the failure to be in compliance would not, individually or in the aggregate, have a Materially Adverse Effect.

            (h) TITLE TO ASSETS. As of the Agreement Date, the Borrower and its Subsidiaries have good, legal and marketable title to, or a valid leasehold interest in, all of its material assets. None of the properties or assets of the Borrower or any of its Subsidiaries is subject to any Liens, except for Permitted Liens. Except for financing statements evidencing Permitted Liens, no financing statement under the Uniform Commercial Code as in effect in any jurisdiction and no other filing which names the Borrower or any of its Subsidiaries as debtor or which covers or purports to cover any of the assets of the Borrower or any of its Subsidiaries is currently effective and on file in any state or other jurisdiction, and neither the Borrower nor any of its Subsidiaries has signed any such financing statement or filing or any security agreement authorizing any secured party thereunder to file any such financing statement or filing.

            (i) LITIGATION. There is no action, suit, proceeding or investigation pending against, or, to the knowledge of the Borrower, threatened against or in any other manner relating adversely to, the Borrower or any of its Subsidiaries or any of their respective properties, including without limitation the Licenses, in any court or before any arbitrator of any kind or before or by any governmental body (including without limitation the FCC) except as set forth on SCHEDULE 5 attached hereto (as such schedule may be updated with the consent of the Required Lenders from time to time). No such action, suit, proceeding or investigation (i) calls into question the validity of this Agreement or any other Loan Document, or (ii) individually or collectively involves the possibility of any judgment or liability not fully covered by insurance which, if determined adversely to the Borrower or any of its Subsidiaries, would have a Materially Adverse Effect.

            (j) TAXES. All federal, state and other tax returns of the Borrower and each of its Subsidiaries required by law to be filed have been duly filed and all federal, state and other taxes, including, without limitation, withholding taxes, assessments and other governmental charges or levies required to be paid by the Borrower or any of its Subsidiaries or imposed upon the Borrower or any of its Subsidiaries or any of their respective properties, income, profits or assets, which are due and payable, have been paid, except any such taxes (i) (x) the payment of which the Borrower or any of its Subsidiaries is diligently contesting in good faith by appropriate proceedings, (y) for which adequate reserves have been provided on the books of the Borrower or its Subsidiaries involved, and (z) as to which no Lien other than a Permitted Lien has attached and no foreclosure, distraint, sale or similar proceedings have been commenced, or (ii) which may result from audits not yet conducted. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes are, in the judgment of the Borrower, adequate.

            (k) FINANCIAL STATEMENTS. The Borrower has furnished or caused to be furnished to the Administrative Agent and the Lenders as of the Agreement Date, audited financial statements of the Borrower and audited financial statements of the Subsidiaries of the Borrower on a consolidated basis for the fiscal year ended December 31, 1999, and unaudited financial statements of the Borrower and its Subsidiaries on a consolidated basis for the fiscal quarter ended September 30, 1999, all of which have been prepared in accordance with GAAP and present fairly in all material respects the financial position of the Borrower and its Subsidiaries on a consolidated and consolidating basis, as the case may be, on and as at such dates and the results of operations for the periods then ended. Neither the Borrower nor any of its Subsidiaries has any material liabilities, contingent or otherwise, other than as disclosed in the financial statements referred to in the preceding sentence or as set forth or referred to in this Agreement, and there are no material unrealized losses of the Borrower or any of its Subsidiaries and no material anticipated losses of the Borrower or any of its Subsidiaries other than (i) writeoffs of the Borrower's unamortized costs in connection with the Prior Loan Agreement and
(ii) those which have been previously disclosed in writing to the Administrative Agent and the Lenders and identified as such.

            (l) NO MATERIAL ADVERSE CHANGE. There has occurred no event since December 31, 1999 which has or which could reasonably be expected to have a Materially Adverse Effect.

            (m) ERISA. The Borrower and each of its Subsidiaries and each of their respective Plans are in material compliance with ERISA and the Code. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any accumulated funding deficiency with respect to any Employee Pension Plan within the meaning of ERISA or the Code. Neither the Borrower nor any of its Subsidiaries has made any promises of retirement or other benefits to employees, except as set forth in the Plans, in written agreements with such employees, or in the Borrower's employee handbook and memoranda to employees. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, has incurred any material liability to PBGC in connection with any such Plan; have suffered the imposition of a Lien under
Section 412(m) of the Code; or have been required to provide security as a result of any amendment to any such Plan as required by Section 401(a)(29) of the Code. The assets of each such Plan which is subject to Title IV of ERISA are sufficient to provide the benefits under such Plan, the payment of which PBGC would guarantee if such Plan were terminated, and such assets are also sufficient to provide all other "benefit liabilities" (within the meaning of Section 4041 of ERISA) due under the Plan upon termination. No Reportable Event which would cause a Materially Adverse Effect has occurred and is continuing with respect to any such Plan. No such Plan or trust created thereunder, or party in interest (as defined in Section 3(14) of ERISA), or any fiduciary (as defined in Section 3(21) of ERISA), has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject such Plan or any other Plan of the Borrower or any of its Subsidiaries, any trust created thereunder, or any such party in interest or fiduciary, or any party dealing with any such Plan or any such trust, to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code which would cause a Materially Adverse Effect. Neither the Borrower nor any of its ERISA Affiliates, including its Subsidiaries, is or has been obligated to make any payment to a Multiemployer Plan.

            (n) COMPLIANCE WITH REGULATIONS T, U AND X. Neither the Borrower nor any of its Subsidiaries is engaged principally or as one of its important activities in the business of extending credit for the purpose of purchasing or carrying, and neither the Borrower nor any of the Borrower's Subsidiaries owns or presently intends to acquire, any "margin security" or

"margin stock" as defined in Regulations T, U, and X (12 C.F.R. Parts 220, 221 and 224) (the "REGULATIONS") of the Board of Governors of the Federal Reserve System (herein called "MARGIN STOCK"). None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of the Regulations. Neither the Borrower nor any of its Subsidiaries has taken, caused or authorized to be taken, and will not take any action which might cause this Agreement or the Notes to violate any of the Regulations or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Exchange Act, in each case as now in effect or as the same may hereafter be in effect. If so requested by the Administrative Agent, the Borrower will furnish the Administrative Agent with (i) a statement or statements in conformity with the requirements of Federal Reserve Form U-1 or G-3 referred to in Regulation U of said Board of Governors and (ii) other documents evidencing its compliance with the margin regulations, reasonably requested by the Administrative Agent. Neither the making of the Loans nor the use of proceeds thereof will violate, or be inconsistent with, the provisions of any of the Regulations.

            (o) INVESTMENT COMPANY ACT. Neither the Borrower nor any of its Subsidiaries is required to register under the provisions of the Investment Company Act of 1940, as amended, and neither the entering into or performance by the Borrower and its Subsidiaries of this Agreement and the Loan Documents nor the issuance of the Notes violates any provision of such Act or requires any consent, approval or authorization of, or registration with, the Securities and Exchange Commission or any other governmental or public body or authority pursuant to any provisions of such Act.

            (p) GOVERNMENTAL REGULATION. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the execution and delivery of this Agreement or any other Loan Document. Neither the Borrower nor any of its Subsidiaries is required to obtain any consent, approval, authorization, permit or license which has not already been obtained from, or effect any filing or registration which has not already been effected with, any federal, state or local regulatory authority in connection with the performance, in accordance with their respective terms, of this Agreement or any other Loan Document, other than filing of appropriate UCC financing statements.

            (q) ABSENCE OF DEFAULT, ETC. The Borrower and its Subsidiaries are in compliance in all respects with all of the provisions of their respective partnership agreements, Certificates or Articles of Incorporation and By-Laws, as the case may be, and no event has occurred or failed to occur (including, without limitation, any matter which could create a Default hereunder by cross-default) which has not been remedied or waived, the occurrence or non-occurrence of which constitutes, (i) a Default or (ii) a material default by the Borrower or any of its Subsidiaries under any indenture, agreement or other instrument relating to Indebtedness of the Borrower or any of its Subsidiaries in the amount of $1,000,000 or more in the aggregate, any License, or any judgment, decree or order to which the Borrower or any of its Subsidiaries is a party or by which the Borrower or any of its Subsidiaries or any of their respective properties may be bound or affected. The Loans are "Senior Indebtedness" as defined under the terms of the Subordinated Indebtedness.

            (r) ACCURACY AND COMPLETENESS OF INFORMATION. All information, reports, prospectuses and other papers and data relating to the Borrower or any of its Subsidiaries and furnished by or on behalf of the Borrower or any of its Subsidiaries to the Administrative Agent or the Lenders were, at the time furnished, true, complete and correct in all material respects to the extent necessary to give the Administrative Agent and the Lenders true and accurate knowledge of the subject matter, and all projections, consisting of a statement of operating statistics, an income statement summary, a debt repayment schedule and pro forma compliance calculations (the "PROJECTIONS") (i) disclose all assumptions made with respect to costs, general economic conditions, and financial and market conditions formulating the Projections; (ii) are based on reasonable estimates and assumptions; and (iii) reflect, as of the date prepared, and continue to reflect, as of the date hereof, the reasonable estimate of Borrower of the results of operations and other information projected therein for the periods covered thereby.

            (s) AGREEMENTS WITH AFFILIATES. Except for agreements or arrangements with Affiliates wherein the Borrower or one or more of its Subsidiaries provides services to such Affiliates for fair consideration or which are set forth on SCHEDULE 6 attached hereto, neither the Borrower nor any of its Subsidiaries has (i) any written agreements or binding arrangements of any kind with any Affiliate or (ii) any management or consulting agreements of any kind with any Affiliate.

            (t) PAYMENT OF WAGES. The Borrower and each of its Subsidiaries are in compliance with the Fair Labor Standards Act, as amended, in all material respects, and to the knowledge of the Borrower and each of its Subsidiaries, such Persons have paid all minimum and overtime wages required by law to be paid to their respective employees.

            (u) PRIORITY. The Security Interest is a valid and, upon filing of appropriate UCC financing statements or taking of possession, if applicable, perfected first priority security interest in the Collateral in favor of the Administrative Agent, for the benefit of itself and the Lenders, securing, in accordance with the terms of the Security Documents, the Obligations, and the Collateral is subject to no Liens other than Permitted Liens. The Liens created by the Security Documents are enforceable as security for the Obligations in accordance with their terms with respect to the Collateral subject, as to enforcement of remedies, to the following qualifications: (i) an order of specific performance and an injunction are discretionary remedies and, in particular, may not be available where damages are considered an adequate remedy at law, and (ii) enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Borrower or any of its Subsidiaries, as the case may be).

            (v) INDEBTEDNESS. Except as shown on the financial statements of the Borrower for the fiscal year ended December 31, 1998 and the Subordinated Indebtedness, neither the Borrower nor any of its Subsidiaries has outstanding, as of the Agreement Date, and after giving effect to the initial Advances hereunder on the Agreement Date, any Indebtedness for Money Borrowed other than the Loans.

            (w) SOLVENCY. As of the Agreement Date and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Borrower, at a fair valuation, will exceed its debt; (ii) the capital of the Borrower will not be unreasonably small to conduct its business; (iii) the Borrower will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Borrower will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section, "debt" means any liability on a claim, and "claim" means (i) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured, or (ii) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

      Section 4.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES, ETC. All representations and warranties made under this Agreement and any other Loan Document shall be deemed to be made, and shall be true and correct, at and as of the Agreement Date and on the date of each Advance except to the extent previously fulfilled in accordance with the terms hereof and to the extent relating specifically to the Agreement Date. All representations and warranties made under this Agreement and the other Loan Documents shall survive, and not be waived by, the execution hereof by the Lenders and the Administrative Agent, any investigation or inquiry by any Lender or the Administrative Agent, or the making of any Advance under this Agreement.

                                    ARTICLE 5

                                GENERAL COVENANTS

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled), and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise consent in writing:

      Section 5.1 PRESERVATION OF EXISTENCE AND SIMILAR MATTERS. The Borrower will, and will cause each of its Subsidiaries to:

            (a) preserve and maintain (i) its existence, and (ii) its material rights, franchises, licenses and privileges in the state of its incorporation, including, without limiting the foregoing, the Licenses and all other Necessary Authorizations; and

            (b) qualify and remain qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization.

      Section 5.2 BUSINESS; COMPLIANCE WITH APPLICABLE LAW. The Borrower will, and will cause each of its Subsidiaries to, (a) engage in the business of owning, constructing, managing, operating and investing in Cellular Systems and other wireless communications and related businesses and no unrelated activities, and (b) comply in all material respects with the requirements of all Applicable Law.

      Section 5.3 MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in the ordinary course of business in good repair, working order and condition (reasonable wear and tear excepted) all properties used in their respective businesses (whether owned or held under lease), other than obsolete equipment or unused assets, and from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements, additions, betterments and improvements thereto, except as to leased properties where the landlord is required to make such repairs, in which event Borrower shall be under no obligation to do so unless the particular lease permits the Borrower to do so in the absence of the landlord complying with its obligations.

      Section 5.4 ACCOUNTING METHODS AND FINANCIAL RECORDS. The Borrower will, and will cause each of its Subsidiaries on a consolidated and consolidating basis to, maintain a system of accounting established and administered in accordance with GAAP, keep adequate records and books of account in which complete entries will be made in accordance with GAAP and reflecting all transactions required to be reflected by GAAP and keep accurate and complete records of their respective properties and assets. The Borrower and each of its Subsidiaries will maintain a fiscal year ending on December 31st.

      Section 5.5 INSURANCE. The Borrower will, and will cause each of its Subsidiaries to:

            (a) Maintain insurance, including, without limitation, business interruption coverage and public liability coverage insurance from responsible companies in such amounts and against such risks to the Borrower and each of its Subsidiaries as is standard for similarly situated companies engaged in the cellular telephone and wireless communications industry.

            (b) Keep their respective assets insured by insurers on terms and in a manner reasonably acceptable to the Administrative Agent against loss or damage by fire, flood, theft, burglary, loss in transit, explosions and hazards insured against by extended coverage, in amounts which are prudent for the cellular telephone and wireless communications industry and reasonably satisfactory to the Administrative Agent, all premiums thereon to be paid by the Borrower and its Subsidiaries.

            (c) Require that each insurance policy provide for at least thirty
(30) days' prior written notice to the Administrative Agent of any termination of or proposed cancellation or nonrenewal of such policy, and name the Administrative Agent as additional named lender loss payee and, as appropriate, additional insured, to the extent of the Obligations.

      Section 5.6 PAYMENT OF TAXES AND CLAIMS. The Borrower will, and will cause each of its Subsidiaries to, pay and discharge all taxes, including, without limitation, withholding taxes, assessments and governmental charges or levies required to be paid by them or imposed upon them or their income or profits or upon any properties belonging to them, prior to the date on which penalties attach thereto, and all lawful claims for labor, materials and supplies which, if unpaid, might become a Lien or charge upon any of their properties; except that no such tax, assessment, charge, levy or claim need be paid which is being diligently contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on the appropriate books, but only so long as such tax, assessment, charge, levy or claim does not become a Lien or charge other than a Permitted Lien and no foreclosure, distraint, sale or similar proceedings shall have been commenced. The Borrower will, and will cause each of its Subsidiaries to, timely file all information returns required by federal, state or local tax authorities.

      Section 5.7 COMPLIANCE WITH ERISA.

            (a) The Borrower will, and will cause its Subsidiaries to, make all contributions to any Employee Pension Plan when such contributions are due and not incur any "accumulated funding deficiency" within the meaning of Section 412(a) of the Code, whether or not waived, and will otherwise comply with the requirements of the Code and ERISA with respect to the operation of all Plans, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

            (b) The Borrower will, and will cause its Subsidiaries to, comply in all respects with the requirements of COBRA with respect to any Plans subject to the requirements thereof, except to the extent that the failure to so comply could not have a Materially Adverse Effect.

            (c) The Borrower will furnish to the Administrative Agent (i) within thirty (30) days after any officer of the Borrower obtains knowledge that a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code) has occurred with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries, that any Reportable Event has occurred with respect to any Employee Pension Plan or that PBGC has instituted or will institute proceedings under Title IV of ERISA to terminate any Employee Pension Plan or to appoint a trustee to administer any Employee Pension Plan, a statement setting forth the details as to such prohibited transaction, Reportable Event or termination or appointment proceedings and the action which it (or any other Employee Pension Plan sponsor if other than the Borrower) proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to PBGC if a copy of such notice is available to the Borrower, any of its Subsidiaries or any of its ERISA Affiliates, (ii) promptly after receipt thereof, a copy of any notice the Borrower, any of its Subsidiaries or any of its ERISA Affiliates or the sponsor of any Plan receives from PBGC, or the Internal Revenue Service or the Department of Labor which sets forth or proposes any action or determination with respect to such Plan, (iii) promptly after the filing thereof, any annual report required to be filed pursuant to ERISA in connection with each Employee Pension Plan subject to Title IV of ERISA maintained by the Borrower or any of its ERISA Affiliates, including the Subsidiaries, and (iv) promptly upon the Administrative Agent's request therefor, such additional information concerning any such Plan as may be reasonably requested by the Administrative Agent.

            (d) The Borrower will promptly notify the Administrative Agent of any excise taxes which have been assessed or, other than as described in subsection (c) above, which the Borrower, any of its Subsidiaries or any of its ERISA Affiliates has reason to believe may be assessed against the Borrower, any of its Subsidiaries or any of its ERISA Affiliates by the Internal Revenue Service or the Department of Labor with respect to any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (e) Within the time required for notice to the PBGC under Section 302(f)(4)(A) of ERISA or Section 412(m)(4) of the Code, as the case may be, the Borrower will notify the Administrative Agent of any lien arising under Section 302(f) of ERISA or Section 412(m) of the Code in favor of any Plan of the Borrower or its ERISA Affiliates, including its Subsidiaries.

            (f) The Borrower will not, and will not permit any of its Subsidiaries or any of its ERISA Affiliates to take any of the following actions or permit any of the following events to occur if such action or event together with all other such actions or events would subject the Borrower, any of its Subsidiaries, or any of its ERISA Affiliates to any tax, penalty, or other liabilities which could have a Materially Adverse Effect:

            (1) engage in any transaction in connection with which the Borrower, any of its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code;

            (2) terminate any Employee Pension Plan in a manner, or take any other action, which could result in any liability of the Borrower, any of its Subsidiaries or any ERISA Affiliate to the PBGC;

            (3) fail to make full payment when due of all amounts which, under the provisions of any Employee Pension Plan, the Borrower, any of its Subsidiaries or any ERISA Affiliate is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency within the meaning of Section 412(a) of the Code, whether or not waived, with respect to any Employee Pension Plan;

            (4) permit the present value of all benefit liabilities under all Employee Pension Plans which are subject to Title IV of ERISA to exceed the present value of the assets of such Plans allocable to such benefit liabilities (within the meaning of Section 4041 of ERISA), except as may be permitted under actuarial funding standards adopted in accordance with
      Section 412 of the Code; or

            (5) requires the provision of security in favor of any Plan maintained by the Borrower or its ERISA Affiliates, including its Subsidiaries under Section 401(a)(29) of the Code.

      Section 5.8 VISITS AND INSPECTIONS. The Borrower will, and will cause each of its Subsidiaries to, permit representatives of the Administrative Agent and any of the Lenders, upon reasonable notice, to (i) visit and inspect the properties of the Borrower or any of its Subsidiaries during business hours, (ii) inspect and make extracts from and copies of their respective books and records, and (iii) discuss with their respective principal officers their respective businesses, assets, liabilities, financial positions, results of operations and business prospects. The Borrower will, and will cause each of its Subsidiaries to, also permit representatives of the Administrative Agent and any of the Lenders to discuss with their respective accountants the Borrower's and its Subsidiaries' businesses, assets, liabilities, financial positions, results of operations and business prospects.

      Section 5.9 PAYMENT OF INDEBTEDNESS; LOANS. Subject to any provisions herein or in any other Loan Document, the Borrower will, and will cause each of its Subsidiaries to, pay any and all of their respective Indebtedness when and as it becomes due or to the extent of trade payables of such Persons otherwise in accordance with ordinary business practices customary for the wireless communications industry, other than amounts diligently disputed in good faith and for which adequate reserves have been set aside in accordance with GAAP.

      Section 5.10 USE OF PROCEEDS. The Borrower will use the aggregate proceeds of all Advances under the Loans directly or indirectly:

            (a)   to fund Capital Expenditures;

            (b) for working capital needs and other corporate purposes of the Borrower and its Subsidiaries (including, without limitation, the fees and expenses incurred in connection with the execution and delivery of this Agreement) which do not otherwise conflict with this Section 5.10;

            (c) to fund the Triton Acquisition in an aggregate amount not to exceed $1,240,000,000 on substantially the terms and conditions set forth in the Triton Asset Purchase Agreement and the fees and expenses incurred by the Borrower in connection with the Triton Acquisition;

            (d) to fund Acquisitions as permitted under Section 7.6(e) hereof;

            (e) to make Restricted Payments as permitted under Section 7.7 hereof; and

            (f)   to refinance the Borrower's existing bank debt.

No proceeds of Advances hereunder shall be used for the purchase or carrying or the extension of credit for the purpose of purchasing or carrying, any margin stock within the meaning of the Regulations.

      Section 5.11 REAL ESTATE. Subject to Section 7.14 hereof, the Borrower will, and will cause its Subsidiaries to, grant a mortgage to the Administrative Agent securing the Obligations or such amount thereof as is equal to the fair market value of such real estate, in form and substance reasonably satisfactory to the Administrative Agent, covering (a) any parcel of real estate not subject to a Permitted Lien described in clause (i) of the definition thereof or covered by the Headquarter's Mortgage having a fair market value, exclusive of equipment acquired by the Borrower or any of its Subsidiaries after the Agreement Date, the value of which exceeds $5,000,000 individually, and (b) all parcels of real estate owned by the Borrower and its Subsidiaries not subject to a Permitted Lien described in clause (i) of the definition thereof or covered by the Headquarter's Mortgage at such time as the aggregate fair market value of all such real estate equals or exceeds $20,000,000. The Borrower will, and will cause its Subsidiaries to, deliver to the Administrative Agent all documentation, including, without limitation, opinions of counsel and policies of title insurance, which in the reasonable opinion of the Administrative Agent are appropriate with each such grant, including any phase I environmental audit requested by the Required Lenders. The Borrower and the Lenders hereby agree that although the Headquarter's Mortgage will not be recorded on the Agreement Date the Administrative Agent may, at the direction of the Required Lenders after the occurrence and during the continuance of an Event of Default, cause the Headquarter's Mortgage to be recorded in the appropriate jurisdiction and further agree that upon becoming aware of any change in the recording tax in the State of Minnesota such that the recording costs for the Headquarter's Mortgage do not exceed $10,000, the Administrative Agent shall promptly cause the Headquarter's Mortgage to be recorded in the appropriate jurisdiction. The Borrower agrees to take any action including, without limitation, the execution and delivery of any additional mortgage documents or amendments thereto as may be necessary to permit the actions set forth in the preceding sentence. Any recording taxes or fees paid by the Administrative Agent in connection with the Headquarter's Mortgage shall be expenses hereunder and shall be subject to reimbursement under Sections 9.11 and 11.2 hereof.

      Section 5.12 INDEMNITY. The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent, and each of their respective affiliates, employees, representatives, shareholders, officers, directors, trustees and advisors (any of the foregoing shall be an "INDEMNITEE") from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable attorneys', experts', agents', consultants' fees and expenses (as such fees and expenses are incurred) and demands by any party, including, without limitation, the costs of investigating and defending such claims, whether or not the Borrower, any of its Subsidiaries or the Person seeking indemnification is the prevailing party (a) resulting from any breach or alleged breach by the Borrower or any of its Subsidiaries of any representation or warranty made hereunder or under any other Loan Document; or (b) otherwise arising out of (i) the Commitment or otherwise under this Agreement, any Loan Document or any transaction contemplated hereby or thereby, including, without limitation, the use of the proceeds of Loans hereunder in any fashion by the Borrower or the performance of their respective obligations under the Loan Documents by the Borrower or any of its Subsidiaries,
(ii) allegations of any participation by the Lenders or the Administrative Agent, or any of them, in the affairs of the Borrower or any of its Subsidiaries, or allegations that any of them has any joint liability with the Borrower or any of its Subsidiaries arising out of the Commitment or otherwise under this Agreement or any Loan Document (or the rights of such Person arising thereunder); (iii) any claims against the Lenders or the Administrative Agent, or any of them, by any shareholder or other investor in or lender to the Borrower or any Subsidiary of the Borrower, by any brokers or finders or investment advisers or investment bankers retained by the Borrower or by any other third party, arising out of the Commitment or otherwise under this Agreement; or (c) in connection with taxes (not including federal or state income taxes or other taxes based solely upon the revenues of such Persons), fees, and other charges payable in connection with the Loans, or the execution, delivery, and enforcement of this Agreement, the Security Documents, the other Loan Documents, any amendments thereto or waivers of any of the provisions thereof; unless the Person seeking indemnification hereunder is determined in such case to have acted with gross negligence or willful misconduct, in any case, by a final, non-appealable judicial order. The obligations of the Borrower under this Section 5.12 are in addition to, and shall not otherwise limit, any liabilities which the Borrower might otherwise have in connection with any warranties or similar obligations of the Borrower in any other Loan Document.

      Section 5.13 INTEREST RATE HEDGING. Within ninety (90) days of the Agreement Date and forty-five (45) days after each Advance, the Borrower shall enter into (and shall at all times thereafter maintain) one or more Interest Hedge Agreements with respect to the Borrower's interest obligations on not less than fifty percent (50%) of the principal amount of the Loans outstanding from time to time. Such Interest Hedge Agreements shall provide interest rate protection in conformity with International Swap Dealers Association standards and for an average period of at least three (3) years from the date of such Interest Hedge Agreements or, if earlier, until the later of the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date or Incremental Facility Maturity Date on terms reasonably acceptable to the Administrative Agent, such terms to include consideration of the creditworthiness of the other party to the proposed Interest Hedge Agreement. All Obligations of the Borrower to either Administrative Agent or any of the Lenders (or any of their Affiliates) pursuant to any Interest Hedge Agreement and all Liens granted to secure such Obligations shall rank PARI PASSU with all other Obligations and Liens securing such other Obligations up to the then effective amount of the Commitments; and any Interest Hedge Agreement between the Borrower and any other Person shall be unsecured.

      Section 5.14 COVENANTS REGARDING FORMATION OF SUBSIDIARIES AND ACQUISITIONS; PARTNERSHIP, SUBSIDIARIES. At the time of (i) any Acquisition permitted hereunder or (ii) the formation of any new Subsidiary of the Borrower or any of its Subsidiaries which is permitted under this Agreement, the Borrower will, and will cause its Subsidiaries, as appropriate, to (a) provide to the Administrative Agent an executed Subsidiary Security Agreement for such new Subsidiary, in substantially the form of EXHIBIT I attached hereto, together with appropriate UCC-1 financing statements, as well as an executed Subsidiary Guaranty for such new Subsidiary, in substantially the form of EXHIBIT G attached hereto, which shall constitute both Security Documents and Loan Documents for purposes of this Agreement, as well as a loan certificate for such new Subsidiary, substantially in the form of EXHIBIT O attached hereto, together with appropriate attachments; (b) pledge to the Administrative Agent all of the stock or partnership interests (or other instruments or securities evidencing ownership) of such Subsidiary or Person which is acquired or formed, beneficially owned by the Borrower or any of the Borrower's Subsidiaries, as the case may be, as additional Collateral for the Obligations to be held by the Administrative Agent in accordance with the terms of the Borrower's Pledge Agreement, an existing Subsidiary Pledge Agreement, or a new Subsidiary Pledge Agreement in substantially the form of EXHIBIT H attached hereto, and execute and deliver to the Administrative Agent all such documentation for such pledge as, in the reasonable opinion of the Administrative Agent, is appropriate; and
(c) provide revised financial projections for the remainder of the fiscal year and for each subsequent year until the Revolving Loan Maturity

Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable which reflect such Acquisition or formation, certified by the chief financial officer of the Borrower, together with a statement by such Person that, to the knowledge of the Borrower, no Default exists or would be caused by such Acquisition or formation, and all other documentation, including one or more opinions of counsel, reasonably satisfactory to the Administrative Agent which in its reasonable opinion is appropriate with respect to such Acquisition or the formation of such Subsidiary. Any document, agreement or instrument executed or issued pursuant to this Section 5.14 shall be a Loan Document for purposes of this Agreement.

      Section 5.15 PAYMENT OF WAGES. The Borrower will, and will cause each of its Subsidiaries to, at all times comply in all material respects with the requirements of the Fair Labor Standards Act, as amended, including, without limitation, the provisions of such Act relating to the payment of minimum and overtime wages as the same may become due from time to time.

      Section 5.16 FURTHER ASSURANCES. The Borrower will promptly cure, or cause to be cured, defects in the creation and issuance of any of the Notes and the execution and delivery of the Loan Documents (including, without limitation, this Agreement), resulting from any acts or failure to act by the Borrower or any of the Borrower's Subsidiaries or any employee or officer thereof. The Borrower at its expense will promptly execute and deliver to the Administrative Agent and the Lenders, or cause to be executed and delivered to the Administrative Agent and the Lenders, all such other and further documents, agreements, and instruments in compliance with or accomplishment of the covenants and agreements of the Borrower in the Loan Documents, including this Agreement, or to correct any omissions in the Loan Documents, or more fully to state the obligations set out herein or in any of the Loan Documents, or to obtain any consents, all as may be necessary or appropriate in connection therewith and as may be reasonably requested.

                                    ARTICLE 6

                              INFORMATION COVENANTS

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders shall otherwise consent in writing, the Borrower will furnish or cause to be furnished to each Lender and the Administrative Agent, at their respective offices:

      Section 6.1 QUARTERLY FINANCIAL STATEMENTS AND INFORMATION. Within forty-five (45) days after the last day of each of the first three (3) quarters of each fiscal year of the Borrower, commencing with the quarter ending March 31, 2000, the balance sheets of the Borrower on a consolidated and consolidating basis with its Subsidiaries as at the end of such quarter and as of the end of the preceding fiscal year, and the related statements of operations and the related statements of cash flows of the Borrower on a consolidated and consolidating basis with its Subsidiaries for such quarter and for the elapsed portion of the year ended with the last day of such quarter, which shall set forth in comparative form such figures as at the end of and for such quarter and appropriate prior period and shall be certified by the chief financial officer, the president or the chief operating officer of the Borrower to have been prepared in accordance with GAAP and to present fairly in all material respects the financial position of the Borrower on a consolidated and consolidating basis with its Subsidiaries as at the end of such period and the results of operations for such period, and for the elapsed portion of the year ended with the last day of such period, subject only to normal year-end and audit adjustments.

      Section 6.2 ANNUAL FINANCIAL STATEMENTS AND INFORMATION. Within one hundred twenty (120) days after the end of each fiscal year of the Borrower, the audited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such fiscal year and the related audited consolidated and unaudited consolidating statements of operations for such fiscal year and for the previous fiscal year, the related audited consolidated statements of cash flow and stockholders' equity for such fiscal year and for the previous fiscal year, which shall be accompanied by an opinion, which opinion shall be in scope and substance reasonably satisfactory to the Administrative Agent, of independent certified public accountants of recognized national standing acceptable to the Administrative Agent, together with a statement of such accountants that in connection with their audit, nothing came to their attention that caused them to believe that the Borrower was not in compliance with the terms, covenants, provisions or conditions of Articles 7 and 8 hereof insofar as they relate to accounting matters.

      Section 6.3 PERFORMANCE CERTIFICATES. At the time the financial statements are furnished pursuant to Sections 6.1 and 6.2, a certificate of the president or chief financial officer of the Borrower as to its financial performance, in substantially the form attached hereto as EXHIBIT R:

            (a) setting forth as and at the end of such quarterly period or fiscal year, as the case may be, the arithmetical calculations required to establish (i) any adjustment to the Applicable Margins, as provided for in
Section 2.3(f) hereof, and (ii) whether or not the Borrower was in compliance with the requirements of Sections 7.8, 7.9, 7.10, 7.11 and 7.12 hereof;

            (b) setting forth on a consolidated basis for the Borrower and its Subsidiaries for each such fiscal quarter (i) the number of subscribers at the beginning of the quarter, (ii) the number of gross new subscribers added and deactivated subscribers lost during the quarter, and (iii) the number of subscribers at the end of the quarter; and

            (c) stating that, to the best of his or her knowledge, no Default has occurred as at the end of such quarterly period or year, as the case may be, or, if a Default has occurred, disclosing each such Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default.

      Section 6.4 COPIES OF OTHER REPORTS.

            (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower by the Borrower's independent public accountants regarding the Borrower, including, without limitation, any management report prepared in connection with the annual audit referred to in Section 6.2 hereof.

            (b) Promptly upon receipt thereof, copies of any material adverse notice or report regarding any License from the FCC.

            (c) From time to time and promptly upon each request, such data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial position, projections, results of operations or business prospects of the Borrower or any of its Subsidiaries, as the Administrative Agent or any Lender may reasonably request.

            (d) Annually, within ninety (90) days of the last day of each fiscal year of the Borrower, certificates of insurance indicating that the requirements of Section 5.5 hereof remain satisfied for such fiscal year, together with copies of any new or replacement insurance policies obtained during such year.

            (e) Prior to January 31st of each year, the annual budget for the Borrower and the Borrower's Subsidiaries, including, without limitation, forecasts of the income statement, the balance sheet and a cash flow statement for such year, on a quarter by quarter basis.

            (f) Promptly after the sending thereof, copies of all statements, reports and other information which the Borrower or any of its Subsidiaries sends to security holders of the Borrower generally or files with the Securities and Exchange Commission or any national securities exchange.

      Section 6.5 NOTICE OF LITIGATION AND OTHER MATTERS. Notice specifying the nature and status of any of the following events, promptly, but in any event not later than fifteen (15) days (or, in the case of Section 6.5(d) hereof, ten (10) days) after the occurrence of any of the following events becomes known to the Borrower or any of its Subsidiaries:

            (a) the commencement of all proceedings and investigations by or before any governmental body and all actions and proceedings in any court or before any arbitrator against, or to the extent known to the Borrower or any of its Subsidiaries, in any other way relating materially adversely to the Borrower or any of its Subsidiaries, or any of their respective properties, assets or businesses or any License;

            (b) any material adverse change with respect to the business, assets, liabilities, financial position, results of operations or business prospects of the Borrower or any of its Subsidiaries other than changes in the ordinary course of business which have not had and would not reasonably be expected to have a Materially Adverse Effect and other changes in the industry in which either the Borrower or any of its Subsidiaries operate which would not reasonably be expected to have a Materially Adverse Effect;

            (c) any material adverse amendment or change to the financial projections or annual budget provided to the Lenders by the Borrower;

            (d) any Default or the occurrence or non-occurrence of any event (i) which constitutes, or which with the passage of time or giving of notice or both would constitute a default by the Borrower or any of its Subsidiaries under any material agreement other than this Agreement and the other Loan Documents to which the Borrower or any of its Subsidiaries is party or by which any of their respective properties may be bound, or (ii) which could have a Materially Adverse Effect, giving in each case a detailed description thereof and specifying the action proposed to be taken with respect thereto;

            (e) the occurrence of any Reportable Event or a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan of the Borrower or any of its Subsidiaries or the institution or threatened institution by PBGC of proceedings under ERISA to terminate or to partially terminate any such Plan or the commencement or threatened commencement of any litigation regarding any such Plan or naming it or the trustee of any such Plan with respect to such Plan or any action taken by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of the Borrower to withdraw or partially withdraw from any Plan or to terminate any Plan; and

            (f) the occurrence of any event subsequent to the Agreement Date which, if such event had occurred prior to the Agreement Date, would have constituted an exception to the representation and warranty in Section 4.1(m) hereof.

                                    ARTICLE 7

                               NEGATIVE COVENANTS

      So long as any of the Obligations is outstanding and unpaid or the Lenders have an obligation to fund Advances hereunder (whether or not the conditions to borrowing have been or can be fulfilled) and unless the Required Lenders, or such greater number of Lenders as may be expressly provided herein, shall otherwise give their prior consent in writing:

      Section 7.1 INDEBTEDNESS OF THE BORROWER AND ITS SUBSIDIARIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or otherwise become or remain obligated in respect of, or permit to be outstanding, any Indebtedness except:

            (a)   the Obligations;

            (b) operating accounts payable, accrued expenses and customer advance payments and accrued Plan contributions incurred in the ordinary course of business;

            (c)   Indebtedness secured by Permitted Liens;

            (d) obligations under Interest Hedge Agreements with respect to the Loans;

            (e) Indebtedness of the Borrower, or of any of its Subsidiaries to the Borrower or any other Subsidiary, so long as the corresponding debt instruments are pledged to the

 Administrative Agent as security for the Obligations and Indebtedness expressly permitted pursuant to Section 7.5 hereof;

            (f) the Incremental Facility;

            (g) (i) secured Indebtedness of the Borrower which does not exceed $10,000,000 in the aggregate at any one time outstanding, and/or (ii) unsecured Indebtedness of the Borrower which does not exceed $25,000,000 in the aggregate at any one time outstanding; PROVIDED, HOWEVER, that the sum of (1) the aggregate amount of secured Indebtedness permitted pursuant to this Section 7.1(g), PLUS (2) the aggregate amount of unsecured Indebtedness permitted pursuant to this Section 7.1(g) shall not exceed $25,000,000 in the aggregate at any one time outstanding, on terms and conditions reasonably satisfactory to the Administrative Agent;

            (h) Subordinated Indebtedness and Preferred Stock;

            (i) Indebtedness which does not exceed $5,000,000 in the aggregate at any one time outstanding; PROVIDED, HOWEVER, that such Indebtedness is (i) purchase money Indebtedness of the Borrower or any of its Subsidiaries that is incurred or assumed to finance part or all of (but not more than) the purchase price of a tangible asset in which neither the Borrower nor such Subsidiary had at any time prior to such purchase any interest other than a security interest or an interest as lessee under an operating lease, or (ii) Capitalized Lease Obligations.

      Section 7.2 LIMITATION ON LIENS. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, incur or permit to exist or to be created, assumed, incurred or permitted to exist, directly or indirectly, any Lien on any of its properties or assets, whether now owned or hereafter acquired, except for Permitted Liens.

      Section 7.3 AMENDMENT AND WAIVER. The Borrower shall not, and shall not permit any of its Subsidiaries to, without the consent of the Required Lenders, enter into any amendment of, or agree to or accept or consent to any waiver of any of the material provisions of, as applicable, (a) its articles or certificate of incorporation or partnership agreement, (b) its by-laws or membership agreement, (c) the membership agreement of Wireless Alliance (d) the Subordinated Notes (or the related indenture) or (e) the Preferred Stock (or the related indentures).

      Section 7.4 LIQUIDATION, MERGER, OR DISPOSITION OF ASSETS.

            (a) DISPOSITION OF ASSETS. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time sell, lease, abandon, or otherwise dispose of any assets (other than assets disposed of in the ordinary course of business) without the prior written consent of the Lenders; PROVIDED, HOWEVER, that the prior written consent of the Lenders shall not be required for
(i) the transfer of assets (including, without limitation, cash or cash equivalents) among the Borrower and its Subsidiaries (excluding Wireless Alliance) or for the transfer of assets (including, without limitation, cash or cash equivalents, but excluding the Licenses) between or among Subsidiaries (excluding Wireless Alliance) of the Borrower, (ii) dispositions of assets the proceeds of which are applied pursuant to Section 2.5(c) or 2.7(b)(vi) hereof (PROVIDED, HOWEVER, that, with respect to such sales under Section 2.5(c) or 2.7(b)(vi), the Borrower provides to the Administrative Agent and the Lenders on the date of such sale a certificate reflecting compliance with the terms and provisions of Sections 7.8, 7.9, 7.10, 7.11 and
7.12 hereof both before and after giving effect to such sale or transfer) or
(iii) the Borrower or any of its Subsidiaries may enter into sale/leaseback transactions with respect to its cellular towers so long as the documentation for any such sale/ leaseback or similar arrangement is approved as to form by the Administrative Agent (such approval not to be unreasonably withheld).

            (b) LIQUIDATION OR MERGER. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time liquidate or dissolve itself (or suffer any liquidation or dissolution) or otherwise wind up, or enter into any merger, other than (i) a merger or consolidation among the Borrower and one or more Subsidiaries; PROVIDED, HOWEVER, that the Borrower is the surviving corporation, or (ii) a merger between or among two or more Subsidiaries, or
(iii) in connection with an Acquisition permitted hereunder effected by a merger in which the Borrower or, in a merger in which the Borrower is not a party, a Subsidiary of the Borrower is the surviving corporation.

      Section 7.5 LIMITATION ON GUARANTIES. The Borrower shall not, and shall not permit any of its Subsidiaries to, at any time Guaranty, assume, be obligated with respect to, or permit to be outstanding any Guaranty of, any obligation of any other Person other than (a) a guaranty by endorsement of negotiable instruments for collection in the ordinary course of business, (b) obligations under agreements of the Borrower or any of its Subsidiaries entered into in connection with leases of real property or the acquisition of services, supplies and equipment in the ordinary course of business of the Borrower or any of its Subsidiaries, (c) Guaranties of Indebtedness incurred as permitted pursuant to Section 7.1 hereof (other than Section 7.1(h) hereof), (d) as may be contained in any Loan Document, including, without limitation, the Subsidiary Guaranty or (e) in its capacity as a general partner in any of its Subsidiaries.

      Section 7.6 INVESTMENTS AND ACQUISITIONS. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any loan or advance, or otherwise acquire for consideration evidences of Indebtedness, capital stock or other securities of any Person or other assets or property (other than assets or property in the ordinary course of business), or make any Acquisition or Investment; PROVIDED, HOWEVER, that:

            (a) The Borrower or any of its Subsidiaries may, directly or through a brokerage account, (i) purchase marketable, direct obligations of the United States of America, its agencies and instrumentalities maturing within three hundred sixty-five (365) days of the date of purchase, (ii) purchase commercial paper, money-market funds and business savings accounts issued by corporations, each of which shall have a combined net worth of at least $100,000,000 and each of which conducts a substantial part of its business in the United States of America, maturing within two hundred seventy (270) days from the date of the original issue thereof, and rated "P-2" or better by Moody's Investors Service, Inc. or "A-2" or better by Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc., and (iii) purchase repurchase agreements, bankers' acceptances, and certificates of deposit maturing within three hundred sixty-five (365) days of the date of purchase which are issued by, or time deposits maintained with, a United States national or state bank the deposits of which are insured by the Federal Deposit Insurance Corporation or the Federal Savings and Loan Insurance Corporation and having capital, surplus and undivided profits totaling more than $100,000,000 and rated "A" or better by Moody's Investors Service, Inc. or Standard and Poor's Ratings Group, a division of McGraw-Hill, Inc.;

            (b) So long as no Default then exists or would be caused thereby, and subject to compliance with Section 5.14 hereof, the Borrower or any of its Subsidiaries may complete the following Acquisitions: (i) the Triton Acquisition; and (ii) Acquisitions in the aggregate not to exceed $100,000,000 (including reasonable and customary costs and expenses related to such Acquisitions) of not less than fifty and one one-hundredth percent (50.01%) of the ownership interest (after giving effect to any ownership interest acquired on or prior to the date of such Acquisition as permitted hereunder) in Cellular Systems, or the right to construct a Cellular System (including, without limitation, associated construction costs), in an RSA or an MSA or a BTA (in the case of a PCS System) which is primarily within the same geographic area as or contiguous to a Cellular System then owned by the Borrower or any of its Subsidiaries;

            (c) So long as no Default then exists or would be caused thereby, the Borrower or any of its Subsidiaries may make Investments in an aggregate amount not to exceed $50,000,000, in Cellular Systems, or the right to construct a Cellular System (including without limitation, associated construction costs), in an RSA or an MSA or a BTA (in the case of a PCS System) which is primarily within the same geographic area as or contiguous to a Cellular System then owned by the Borrower or any of its Subsidiaries, Capital Expenditures and general working capital purposes without the consent of the Lenders; PROVIDED, HOWEVER, that (i) prior to making such Investment, the Borrower shall deliver to the Administrative Agent and the Lenders a certificate reflecting pro forma projections and compliance with the terms and conditions of this Agreement from the date of such Acquisition through the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable after giving effect to such Investment and using reasonable assumptions in the opinion of the Required Lenders; (ii) in the case of any equity investment, any equity interests received in connection with such Investment are pledged as Collateral for the Obligations; and (iii) in the case of any loan or extension of Indebtedness, such loan is evidenced by a promissory note which is assigned as Collateral for the Obligations;

            (d) So long as no Default then exists or would be caused thereby, the Borrower or any of its Subsidiaries may make Investments in Wireless Alliance in an aggregate amount not to exceed $50,000,000 (which amount shall include, without limitation, any Investment in Wireless Alliance made prior to the Agreement Date, but exclude Acquisitions made pursuant to Section 7.6(b) hereof and Investments made pursuant to Section 7.6(e) hereof); PROVIDED, HOWEVER, that (i) in the case of any equity investment, any equity interests received in connection with such Investment are pledged as Collateral for the Obligations and (ii) in the case of any loan or extension of Indebtedness, such loan is evidenced by a promissory note which is assigned as Collateral for the Obligations;

            (e) except so long as no Default then exists or would be caused thereby, subject to compliance with Section 5.14 hereof, the Borrower may issue equity interests in the Borrower in exchange for ownership interests in any Person operating a Cellular System; PROVIDED HOWEVER to the extent that the Borrower has acquired less than or equal to fifty percent (50%) of the total ownership interests in such Person, no such acquired ownership interest subjects the Borrower to any obligation to fund additional capital or otherwise make any Investment (in cash or otherwise) in such Person; and

            (f) During such time as any Cooperative Lender shall be a Lender, the Borrower may purchase such non-voting equity interests in such Cooperative Lender represented by participation certificates of such Cooperative Lender as such Cooperative Lender may from time to time require in accordance with such Cooperative Lender's bylaws and "Loan-Based Capital Plan." Each Cooperative Lender shall have a statutory first Lien on the equity in such Cooperative Lender to secure all obligations of the Borrower to such Cooperative Lender, and such Lien shall be deemed to constitute a Permitted Lien hereunder. No Cooperative Lender shall be obligated to set off or otherwise apply such equities to the Borrower's obligations to the Cooperative Lender.

      Section 7.7 RESTRICTED PAYMENTS AND PURCHASES. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare or make any Restricted Payment or Restricted Purchase; PROVIDED, HOWEVER, that so long as no Default hereunder then exists or would be caused thereby, (a) and so long as a Subsidiary of the Borrower is not obligated on any Indebtedness to the Borrower or any of its Subsidiaries, such Subsidiary may make distributions to
(i) any partner or shareholder of such Subsidiary holding a minority position with respect to such Subsidiary, so long as such Subsidiary makes a contemporaneous pro rata distribution to the Borrower or any of its Subsidiaries, and such partner or shareholder is not an Affiliate of the Borrower, (ii) the Borrower or any of its Subsidiaries, (b) the Borrower may make scheduled interest payments, when such payments are due and payable, on any Subordinated Indebtedness to the extent such Subordinated Indebtedness has scheduled payments permitted hereunder in accordance with any subordination provisions thereunder, (c) the Borrower may make scheduled dividend payments, when such payments are due and payable on any Preferred Stock to the extent such Preferred Stock has scheduled dividend payments permitted hereunder in accordance with any subordination provisions thereunder and (d) the Borrower may repay in whole or in part the Junior Preferred Stock pursuant to Section 2.7(b)(vi) hereunder.

      Section 7.8 TOTAL LEVERAGE RATIO. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit its Total Leverage Ratio to exceed the ratios set forth below during the periods indicated:

                  PERIOD                         TOTAL LEVERAGE RATIO
                  ------                         --------------------

            Agreement Date through                    8.50:1.00
            June 30, 2000

            July 1, 2000 through                      7.50:1.00
            December 31, 2000

            January 1, 2001 through                   7.25:1.00
            June 30, 2001

            July 1, 2001 through                      6.50:1.00
            December 31, 2001

            January 1, 2002 through                   6.00:1.00
            December 31, 2002

            January 1, 2003 and thereafter            5.00:1.00

            Notwithstanding anything herein to the contrary, the Total Leverage Ratio on the Agreement Date shall (after giving effect to the initial Advances hereunder) be less than or equal to 8.00 to 1.00.

      Section 7.9 SENIOR LEVERAGE RATIO. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) the principal amount of the Loans outstanding on such date to (ii) its Annualized Operating Cash Flow (as of the calendar quarter end being tested, or as of the most recently completed calendar quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may
be) to exceed the ratios set forth below during the periods indicated:

                  PERIOD                         SENIOR LEVERAGE RATIO
                  ------                         ---------------------

            Agreement Date through                    7.50:1.00
            June 30, 2000

            July 1, 2000 through                      7.00:1.00
            December 31, 2000

            January 1, 2001 through                   6.25:1.00
            June 30, 2001

            July 1, 2001 through                      5.50:1.00
            December 31, 2001

            January 1, 2002 through

            December 31, 2002                         5.00:1.00

            January 1, 2003 and thereafter            4.50:1.00

      Section 7.10 ANNUALIZED OPERATING CASH FLOW TO PRO FORMA DEBT SERVICE. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) its Annualized Operating Cash

Flow (as of the calendar quarter end being tested, or as of the most recently completed calendar quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be) to
(ii) the sum of (A) its Pro Forma Debt Service for the four (4) calendar quarters immediately following the calculation date and (B) Interest Expense for the four (4) calendars quarters immediately preceding the calculation date, to be less than 1.20 to 1.00.

      Section 7.11 ANNUALIZED OPERATING CASH FLOW TO INTEREST EXPENSE. (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) its Annualized Operating Cash Flow (as of the calendar quarter end being tested, or as of the most recently completed calendar quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case may be) to (ii) its Interest Expense for the twelve
(12) calendar months immediately preceding the calculation date to be less than the ratios set forth below for the periods indicated:

                                                ANNUALIZED OPERATING CASH
            PERIOD                              FLOW TO INTEREST EXPENSE
            ------                              ------------------------

            Agreement Date through                    1.25:1.00
            June 30, 2000

            July 1, 2000 through                      1.50:1.00
            June 30, 2001

            July 1, 2001 and                          2.00:1.00
            thereafter

      Section 7.12 FIXED CHARGE COVERAGE RATIO (a) As of the end of any calendar quarter, and (b) at the time of any Advance hereunder (after giving effect to such Advance), the Borrower shall not permit the ratio of (i) its Annualized Operating Cash Flow (as of the calendar quarter end being tested, or as of the most recently completed calendar quarter for which financial statements are required to have been delivered pursuant to Section 6.1 or 6.2 hereof, as the case maybe) to (ii) the sum of, without duplication, for the twelve (12) calendar months preceding the calculation date (A) Capital Expenditures made during such period PLUS (B) Debt Service for such period PLUS (C) Restricted Payments made during such period to be less than 1.00:1.00.

      Section 7.13 AFFILIATE TRANSACTIONS. Except as specifically provided herein and as may be described on SCHEDULE 6 attached hereto, the Borrower shall not, and shall not permit any of its Subsidiaries to, at any time engage in any transaction with an Affiliate, or make an assignment or other transfer of any of its properties or assets to any Affiliate, on terms less advantageous to the Borrower or such Subsidiary than would be the case if such transaction had been effected with a non-Affiliate.

      Section 7.14 REAL ESTATE. The Borrower shall not, and shall cause each of its Subsidiaries not to, purchase real estate; PROVIDED, HOWEVER, that subject to Section 5.11 hereof, the Borrower and each of its Subsidiaries may purchase real estate solely for use in the business of the Borrower and its Subsidiaries.

      Section 7.15 ERISA LIABILITIES. The Borrower shall not, and shall cause each of its ERISA Affiliates not to, (i) permit the assets of any of their respective Employee Pension Plans to be less than the amount necessary to provide all accrued benefits under such Plans, or (ii) enter into any Multiemployer Plan.

                                    ARTICLE 8

                                     DEFAULT

      Section 8.1 EVENTS OF DEFAULT. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

            (a) Any representation or warranty made under this Agreement or any other Loan Document shall prove incorrect or misleading in any material respect when made or deemed to be made pursuant to Section 4.2 hereof;

            (b) The Borrower shall default in the payment of: (i) any interest under any of the Notes (or Incremental Facility Notes) or fees or other amounts payable to the Lenders and the Administrative Agent under any of the Loan Documents, or any of them, when due, and such Default shall not be cured by payment in full within five (5) Business Days from the due date; or (ii) any principal under any of the Notes (or Incremental Facility Notes) when due;

            (c) The Borrower shall default (i) in the performance or observance of any agreement or covenant contained in Sections 5.2(a), 5.10, 6.5, 7.1, 7.2 (if the event causing such default is consensual in nature), 7.4, 7.5, 7.6, 7.7, 7.8, 7.9, 7.10, 7.11, and 7.12 hereof; or (ii) in providing any financial statement or report under Article 6 hereof, and, with respect to this clause
(ii) only, such Default shall not be cured by delivery thereof within a period of fifteen (15) days from the later of (x) occurrence of such Default and (y) the date on which such Default became known to the Borrower;

            (d) The Borrower shall default in the performance or observance of any other agreement or covenant contained in this Agreement not specifically referred to elsewhere in this Section 8.1, and such default shall not be cured within a period of thirty (30) days from the later of (i) occurrence of such default and (ii) the date on which such default became known to the Borrower;

            (e) There shall occur any default in the performance or observance of any agreement or covenant or breach of any representation or warranty contained in any of the Loan Documents (other than this Agreement or as otherwise provided in this Section 8.1) by the

Borrower, any of its Subsidiaries, or any other obligor thereunder, which shall not be cured within a period of thirty (30) days from the later of (i) occurrence of such default and (ii) the date on which such default became known to the Borrower;

            (f) There shall be entered and remain unstayed a decree or order for relief in respect of the Borrower or any of its Subsidiaries under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official of the Borrower or any of its Subsidiaries, or of any substantial part of their respective properties, or ordering the winding-up or liquidation of the affairs of the Borrower or any of its Subsidiaries; or an involuntary petition shall be filed against the Borrower or any of its Subsidiaries and a temporary stay entered, and (i) such petition and stay shall not be diligently contested, or (ii) any such petition and stay shall continue undismissed for a period of sixty (60) consecutive days;

            (g) The Borrower or any of its Subsidiaries shall file a petition, answer or consent seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy law or other similar law, or the Borrower or any of its Subsidiaries shall consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment or taking of possession of a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Borrower or any of its Subsidiaries or of any substantial part of their respective properties, or the Borrower or any of its Subsidiaries shall fail generally to pay their respective debts as they become due or shall be adjudicated insolvent; the Borrower shall suspend or discontinue its business; the Borrower or any of its Subsidiaries shall have concealed, removed any of its property with the intent to hinder or defraud its creditors or shall have made a fraudulent or preferential transfer under any applicable fraudulent conveyance or bankruptcy law, or the Borrower or any of its Subsidiaries shall take any action in furtherance of any such action;

            (h) A judgment not covered by insurance or indemnification, where the indemnifying party has agreed to indemnify and is financially able to do so, shall be entered by any court against the Borrower or any of its Subsidiaries for the payment of money which exceeds singly or in the aggregate with other such judgments, $1,000,000, or a warrant of attachment or execution or similar process shall be issued or levied against property of the Borrower or any of its Subsidiaries which, together with all other such property of the Borrower or any of its Subsidiaries subject to other such process, exceeds in value $1,000,000 in the aggregate, and if, within thirty (30) days after the entry, issue or levy thereof, such judgment, warrant or process shall not have been paid or discharged or stayed pending appeal or removed to bond, or if, after the expiration of any such stay, such judgment, warrant or process shall not have been paid or discharged or removed to bond;

            (i) (i) There shall be at any time any "accumulated funding deficiency," as defined in ERISA or in Section 412 of the Code, with respect to any Plan maintained by the Borrower or any of its Subsidiaries or any ERISA Affiliate, or to which the Borrower or any of its Subsidiaries or any ERISA Affiliate has any liabilities, or any trust created thereunder; or a trustee shall be appointed by a United States District Court to administer any such Plan; or

(ii) PBGC shall institute proceedings to terminate any such Plan; or (iii) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall incur any liability to PBGC in connection with the termination of any such Plan; or (iv) any Plan or trust created under any Plan of the Borrower or any of its Subsidiaries or any ERISA Affiliate shall engage in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) which would subject any such Plan, any trust created thereunder, any trustee or administrator thereof, or any party dealing with any such Plan or trust to the tax or penalty on "prohibited transactions" imposed by Section 502 of ERISA or
Section 4975 of the Code which has or could be reasonably likely to have a Materially Adverse Effect and which is not cured to the reasonable satisfaction of the Required Lenders within thirty (30) days from the later of (A) the occurrence of such event or (B) the date on which such event became known to the Borrower; or (v) the Borrower or any of its Subsidiaries or any ERISA Affiliate shall adopt or otherwise contribute to a Multiemployer Plan.

            (j) Any event not referred to elsewhere in this Section 8.1 shall occur which has a Materially Adverse Effect and such event shall not be cured within a period of thirty (30) days from the later of (i) occurrence of such event and (ii) the date on which such event became known to the Borrower or any of its Subsidiaries;

            (k) There shall occur (i) any acceleration of the maturity of any Indebtedness of the Borrower or any of its Subsidiaries in an aggregate principal amount exceeding $1,000,000, or, as a result of a failure to comply with the terms thereof, such Indebtedness shall otherwise become due and payable; (ii) any event or condition the occurrence of which would permit such acceleration of such Indebtedness, or which, as a result of a failure to comply with the terms thereof, would make such Indebtedness otherwise due and payable, and which event or condition has not been cured within any applicable cure period or waived in writing prior to any declaration of an Event of Default or acceleration of the Loans hereunder; or (iii) any material default under any Interest Hedge Agreement which would permit the obligation of the Borrower to make payments to the counterparty thereunder to be then due and payable;

            (l) The FCC shall deliver to the Borrower or any of its Subsidiaries an order to show cause why an order of revocation should not be issued based upon any alleged attribution of alien ownership (within the meaning of 47 U.S.C. ss. 310(b) and any interpretation of the FCC thereunder) to the Borrower or any of its Subsidiaries and (i) such order shall not have been rescinded within thirty (30) days after such delivery or (ii) in the reasonable judgment of the Required Lenders, proceedings by or before the FCC related to such order are reasonably likely to result in one or more orders of revocation and would constitute an Event of Default under Section 8.1(m) hereof;

            (m) One or more Licenses shall be terminated or revoked or substantially adversely modified such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portions thereof and retain the revenue received therefrom or any such License shall fail to be renewed at the stated expiration thereof such that the Borrower and its Subsidiaries are no longer able to operate the related Cellular System or Systems or portions thereof and retain the revenue received therefrom, and the overall effect of such termination, revocation or failure to renew would be to reduce Operating Cash Flow

(determined as at the last day of the most recently ended fiscal year of the Borrower) by ten percent (10%) or more;

            (n) Any "person" or "group" (within the meaning of Sections 13(d)(3) and 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing, including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d-5(b)(1) under the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the voting or economic Capital Stock of the Borrower;

            (o) Any Loan Document or any material provision thereof, shall at any time and for any reason be declared by a court of competent jurisdiction to be null and void, or a proceeding shall be commenced by the Borrower or any of its Subsidiaries or by any governmental authority having jurisdiction over the Borrower or any of its Subsidiaries seeking to establish the invalidity or unenforceability thereof (exclusive of questions of interpretation of any provision thereof), or the Borrower or any of its Subsidiaries shall deny that it has any liability or obligation for the payment of principal or interest purported to be created under any Loan Document; or

            (p) Any Security Document shall for any reason, fail or cease (except by reason of lapse of time) to create a valid and perfected and first-priority Lien on or Security Interest in any portion of the Collateral purported to be covered thereby.

      Section 8.2 REMEDIES.

            (a) If an Event of Default specified in Section 8.1 (other than an Event of Default under Section 8.1(f) or (g) hereof) shall have occurred and shall be continuing, the Administrative Agent, at the request of the Required Lenders subject to Section 9.8(a) hereof, shall (i) terminate the Commitment and the Incremental Facility Commitment, and/or (ii) declare the principal of and interest on the Loans and the Notes and the Incremental Facility Notes, and all other amounts owed to the Lenders and the Administrative Agent under this Agreement, the Notes and the Incremental Facility Notes, and any other Loan Documents to be forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything in this Agreement, the Notes and the Incremental Facility Notes, or any other Loan Document to the contrary notwithstanding, and the Commitment and the Incremental Facility Commitment shall thereupon forthwith terminate.

            (b) Upon the occurrence and continuance of an Event of Default specified in Section 8.1(f) or (g) hereof, all principal, interest and other amounts due hereunder and under the Notes and the Incremental Facility Notes, and all other Obligations, shall thereupon and concurrently therewith become due and payable and the Commitment and the Incremental Facility Commitment shall forthwith terminate and the principal amount of the Loans outstanding hereunder shall bear interest at the Default Rate, all without any action by the Administrative Agent, the Lenders, or the Required Lenders, or any of them and without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or in the other Loan Documents to the contrary notwithstanding.

            (c) Upon acceleration of the Notes and, if applicable, the Incremental Facility Notes as provided in subsection (a) or (b) of this Section 8.2, above, the Administrative Agent and the Lenders shall have all of the post-default rights granted to them, or any of them, as applicable under the Loan Documents and under Applicable Law.

            (d) Upon acceleration of the Notes and the Incremental Facility Notes, as provided in subsection (a) or (b) of this Section 8.2, the Administrative Agent, upon request of the Required Lenders, shall have the right to the appointment of a receiver for the properties and assets of the Borrower and its Subsidiaries, and the Borrower, for itself and on behalf of its Subsidiaries, hereby consents to such rights and such appointment and hereby waives any objection the Borrower or any of its Subsidiaries may have thereto or the right to have a bond or other security posted by the Administrative Agent on behalf of the Lenders, in connection therewith. The rights of the Administrative Agent under this Section 8.2(d) shall be subject to its prior compliance with the Communications Act and the FCC rules and policies promulgated thereunder to the extent applicable to the exercise of such rights.

            (e) The rights and remedies of the Administrative Agent and the Lenders hereunder shall be cumulative, and not exclusive.

            Section 8.3 PAYMENTS SUBSEQUENT TO DECLARATION OF EVENT OF Default. After the occurrence of and during the continuation of any Default or Event of Default, payments and prepayments under this Agreement made to any of the Administrative Agent and the Lenders or otherwise received by any of such Persons (from realization on Collateral for the Obligations or otherwise) shall be paid over to the Administrative Agent (if necessary) and distributed by the Administrative Agent as follows: FIRST, to the reasonable costs and expenses, if any, incurred by the Lenders or the Administrative Agent in connection with the collection of such payment or prepayment, including, without limitation, any reasonable costs incurred by any of them in connection with the sale or disposition of any Collateral for the Obligations and all amounts under Section 11.2(b) and (c) hereof; SECOND, to the Lenders and the Administrative Agent for any fees hereunder or under any of the other Loan Documents then due and payable; THIRD, to the Lenders pro rata on the basis of their respective unpaid principal amounts (except as provided in Section 2.2(e) hereof), to the payment of any unpaid interest which may have accrued on the Obligations; FOURTH, to the Lenders pro rata until all Loans (amounts applied to the Revolving Loans hereunder shall permanently reduce the Revolving Loan Commitments in such amounts) and, if applicable, the Incremental Facility Loans, have been paid in full (and, for purposes of this clause, obligations under Interest Hedge Agreements with the Lenders or any of them shall be paid on a pro rata basis with the Loans to the extent such payments are proceeds of Collateral and, if applicable, the Incremental Facility Loans); FIFTH, to the Lenders pro rata on the basis of their respective unpaid amounts, to the payment of any other unpaid Obligations; and SIXTH, to the Borrower or as otherwise required by law.

                                    ARTICLE 9

                                   THE AGENTS

      Section 9.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes, and hereby agrees that it will require any transferee of any of its interest in its portion of the Loans and in its Note irrevocably to appoint and authorize the Administrative Agent to take such actions as its agents on its behalf and to exercise such powers hereunder and under the other Loan Documents as are delegated by the terms hereof and thereof, together with such powers as are reasonably incidental thereto. Neither the Administrative Agent nor any of its directors, officers, employees or agents, shall be liable for any action taken or omitted to be taken by it hereunder or in connection herewith, except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

      Section 9.2 INTEREST HOLDERS. The Administrative Agent may treat each Lender, or the Person designated in the last notice filed with the Administrative Agent, as the holder of all of the interests of such Lender in its portion of the Loans and in its Note until written notice of transfer, signed by such Lender (or the Person designated in the last notice filed with the Administrative Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Administrative Agent, shall have been filed with the Administrative Agent.

      Section 9.3 CONSULTATION WITH COUNSEL. The Administrative Agent may consult with Powell, Goldstein, Frazer & Murphy LLP, Atlanta, Georgia, special counsel to the Administrative Agent, or with other legal counsel selected by them and shall not be liable for any action taken or suffered by them in good faith in consultation with the Required Lenders and in reasonable reliance on such consultations.

      Section 9.4 DOCUMENTS. The Administrative Agent shall be under no duty to examine, inquire into, or pass upon the validity, effectiveness or genuineness of this Agreement, any Note, any other Loan Document, or any instrument, document or communication furnished pursuant hereto or in connection herewith, and the Administrative Agent shall be entitled to assume that they are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be.

      Section 9.5 ADMINISTRATIVE AGENT AND AFFILIATES. With respect to the Commitments, the Incremental Facility Commitment and the Loans, the Administrative Agent shall have the same rights and powers hereunder as any other Lender, and the Administrative Agent and Affiliates of the Administrative Agent may accept deposits from, lend money to and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any Affiliates of, or Persons doing business with, the Borrower, as if they were not affiliated with the Administrative Agent and without any obligation to account therefor. The foregoing sentence shall apply with equal force to the Administrative Agent.

      Section 9.6 RESPONSIBILITY OF THE ADMINISTRATIVE AGENT. The duties and obligations of the Administrative Agent under this Agreement are only those expressly set forth in this Agreement. The Administrative Agent shall be entitled to assume that no Default or Event of Default has occurred and is continuing unless it has actual knowledge, or has been notified in writing by the Borrower, of such fact, or has been notified by a Lender in writing that such Lender considers that a Default or an Event of Default has occurred and is continuing, and such Lender shall specify in detail the nature thereof in writing. The Administrative Agent shall not be liable hereunder for any action taken or omitted to be taken except for its own gross negligence or willful misconduct as determined by a final, non-appealable judicial order of a court of competent jurisdiction. The Administrative Agent shall provide each Lender with copies of such documents received from the Borrower as such Lender may reasonably request.

      Section 9.7 COLLATERAL. The Administrative Agent is hereby authorized to act on behalf of the Lenders, in its own capacity and through other agents and sub-agents appointed by it, under the Security Documents; PROVIDED, HOWEVER, that the Administrative Agent shall not agree to the release of any Collateral, or any property encumbered by any mortgage, pledge or security interest, except in compliance with Section 11.12 hereof.

      Section 9.8 ACTION BY ADMINISTRATIVE AGENT.

            (a) The Administrative Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless the Administrative Agent shall have been instructed by the Required Lenders to exercise or refrain from exercising such rights or to take or refrain from taking such action; PROVIDED, HOWEVER, that the Administrative Agent shall not exercise any rights under Section 8.2(a) hereof without the request of the Required Lenders (or, where expressly required, all the Lenders) unless time is of the essence, in which case, such action can be taken at the request of the Administrative Agent. The Administrative Agent shall incur no liability under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its gross negligence or willful misconduct as determined by a final, nonappealable judicial order of a court having jurisdiction over the subject matter.

            (b) The Administrative Agent shall not be liable to the Lenders or to any Lender or the Borrower or any of the Borrower's Subsidiaries in acting or refraining from acting under this Agreement or any other Loan Document in accordance with the instructions of the Required Lenders (or, where expressly required, all the Lenders), and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders. The Administrative Agent shall not be obligated to take any action which is contrary to law or which would in such Person's reasonable opinion subject such Person to liability.

      Section 9.9 NOTICE OF DEFAULT OR EVENT OF DEFAULT. In the event that the Administrative Agent or any Lender shall acquire actual knowledge, or shall have been notified, of any Default or Event of Default, the Administrative Agent or such Lender shall promptly notify the Lenders and the Administrative Agent, as applicable (PROVIDED, HOWEVER, that failure to give such notice shall not result in any liability on the part of such Lender or Administrative Agent), and the Administrative Agent shall take such action and assert such rights under this Agreement and the other Loan Documents as the Required Lenders shall request in writing, and the Administrative Agent shall not be subject to any liability by reason of its acting pursuant to any such request. If the Required Lenders shall fail to request the Administrative Agent to take action or to assert rights under this Agreement or any other Loan Documents in respect of any Default or Event of Default within ten (10) days after their receipt of the notice of any Default or Event of Default from the Administrative Agent or any Lender, or shall request inconsistent action with respect to such Default or Event of Default, the Administrative Agent may, but shall not be required to, take such action and assert such rights (other than rights under Article 8 hereof) as it deems in its discretion to be advisable for the protection of the Lenders, except that, if the Required Lenders have instructed the Administrative Agent not to take such action or assert such right, in no event shall the Administrative Agent act contrary to such instructions unless time is of the essence.

      Section 9.10 RESPONSIBILITY DISCLAIMED. The Administrative Agent shall not be under any liability or responsibility whatsoever as Administrative Agent:

            (a) To the Borrower or any other Person as a consequence of any failure or delay in performance by or any breach by, any Lender or Lenders of any of its or their obligations under this Agreement;

            (b) To any Lender or Lenders, as a consequence of any failure or delay in performance by, or any breach by, (i) the Borrower of any of its obligations under this Agreement or the Notes or any other Loan Document, or
(ii) any Subsidiary of the Borrower or any other obligor under any other Loan Document;

            (c) To any Lender or Lenders, for any statements, representations or warranties in this Agreement, or any other document contemplated by this Agreement or any information provided pursuant to this Agreement, any other Loan Document, or any other document contemplated by this Agreement, or for the validity, effectiveness, enforceability or sufficiency of this Agreement, the Notes, any other Loan Document, or any other document contemplated by this Agreement; or

            (d) To any Person for any act or omission other than that arising from gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court of competent jurisdiction.

      Section 9.11 INDEMNIFICATION. The Lenders agree to indemnify the Administrative Agent (to the extent not reimbursed by the Borrower) pro rata according to their respective Commitment Ratios and Incremental Facility Commitment Ratios, from and against any and all liabilities, obligations, losses (other than the loss of principal and interest hereunder in the event of a bankruptcy or out-of-court "work-out" of the Loans), damages, penalties, actions, judgments, suits, costs, expenses (including, without limitation, reasonable fees and expenses of experts, agents, consultants and counsel), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document, or any other document contemplated by this Agreement or any other Loan Document or any action taken or omitted by the Administrative Agent under this Agreement, any other Loan Document, or any other document contemplated by this Agreement, except that no Lender shall be liable to the Administrative Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses, or disbursements resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final, non-appealable judicial order of a court having jurisdiction over the subject matter.

      Section 9.12 CREDIT DECISION. Each Lender represents and warrants to each other and to the Administrative Agent that:

            (a) In making its decision to enter into this Agreement and to make its portion of the Loans it has independently taken whatever steps it considers necessary to evaluate the financial condition and affairs of the Borrower and that it has made an independent credit judgment, and that it has not relied upon the Administrative Agent or information provided by the Administrative Agent (other than information provided to the Administrative Agent by the Borrower and forwarded by the Administrative Agent to the Lenders); and

            (b) So long as any portion of the Loans remains outstanding or such Lender has an obligation to make its portion of Advances hereunder, it will continue to make its own independent evaluation of the financial condition and affairs of the Borrower.

      Section 9.13 SUCCESSOR ADMINISTRATIVE AGENT. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time for cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent which appointment shall, prior to an Event of Default, be subject to the consent of the Borrower, acting reasonably. If (a) no successor Administrative Agent shall have been so appointed by the Required Lenders or (b) if appointed, no successor Administrative Agent shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gave notice of resignation or the Required Lenders removed the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be any Lender or a commercial bank organized under the laws of the United States of America or any political subdivision thereof which has combined capital and reserves in excess of $250,000,000, which appointment shall, prior to an Event of Default, be subject to the consent of the Borrower, acting reasonably. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges, duties and obligations of the retiring Administrative Agent and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent the provisions of this Article shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

      Section 9.14 DELEGATION OF DUTIES. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys selected by it using reasonable care, and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

      Section 9.15 NO RESPONSIBILITIES OF THE AGENTS. The Agents (except for the Administrative Agent) shall have no responsibilities hereunder or under any of the other Loan Documents in their respective capacities.

                                   ARTICLE 10

                             CHANGE IN CIRCUMSTANCES
                            AFFECTING LIBOR ADVANCES

      Section 10.1 LIBOR BASIS DETERMINATION INADEQUATE OR UNFAIR. If with respect to any proposed LIBOR Advance for any Interest Period, the Administrative Agent determines after consultation with the Lenders that deposits in dollars (in the applicable amount) are not being offered to each of the Lenders in the relevant market for such Interest Period, the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon until the Administrative Agent notifies the Borrower that the circumstances giving rise to such situation no longer exist, the obligations of any affected Lender to make its portion of such type of LIBOR Advances shall be suspended.

      Section 10.2 ILLEGALITY. If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement Date), or any change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender to make, maintain or fund its portion of LIBOR Advances, such Lender shall so notify the Administrative Agent, and the Administrative Agent shall forthwith give notice thereof to the other Lenders and the Borrower. Before giving any notice to the Administrative Agent pursuant to this Section 10.2, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the sole judgment of such Lender, be otherwise materially disadvantageous to such Lender. Upon receipt of such notice, notwithstanding anything contained in
Article 2 hereof, the Borrower shall repay in full the then outstanding principal amount of such Lender's portion of each affected LIBOR Advance, together with accrued interest thereon, on either (a) the last day of the then current Interest Period applicable to such affected LIBOR Advances if such Lender may lawfully continue to maintain and fund its portion of such LIBOR Advance to such day or (b) immediately if such Lender may not lawfully continue to fund and maintain its portion of such affected LIBOR Advances to such day. Concurrently with repaying such portion of each affected LIBOR Advance, the Borrower may borrow a Base Rate Advance from such Lender, and such Lender shall make such Advance, if so requested, in an amount such that the outstanding principal amount of the affected Note held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such repayment.

      Section 10.3 INCREASED COSTS.

            (a) If after the date hereof, the adoption of any Applicable Law, or any change in any Applicable Law (whether adopted before or after the Agreement
Date), or any interpretation or change in interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof or compliance by any Lender with any directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (1) shall subject any Lender to any tax, duty or other charge with respect to its obligation to make its portion of LIBOR Advances, or its portion of existing Advances, or shall change the basis of taxation of payments to any Lender of the principal of or interest on its portion of LIBOR Advances or in respect of any other amounts due under this Agreement, in respect of its portion of LIBOR Advances or its obligation to make its portion of LIBOR Advances (except for changes in the rate or method of calculation of tax on the overall net income of such Lender); or

                  (2) shall impose, modify or deem applicable any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding any included in an applicable Eurodollar Reserve Percentage), special deposit, capital adequacy, assessment or other requirement or condition against assets of, deposits with or for the account of, or commitments or credit extended by, any Lender or shall impose on any Lender or the London interbank borrowing market any other condition affecting its obligation to make its portion of such LIBOR Advances or its portion of existing Advances;

and the result of any of the foregoing is to increase the cost to such Lender of making or maintaining any of its portion of LIBOR Advances, or to reduce the amount of any sum received or receivable by such Lender under this Agreement or under its Note with respect thereto, then, if such Lender exercises comparable rights (if any) for borrowers situated similarly to the Borrower, within ten
(10) days after demand by such Lender, the Borrower agrees to pay to such Lender such additional amount or amounts as will compensate such Lender for such increased costs. Each Lender will promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this
Section 10.3 and will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole judgment of such Lender made in good faith, be otherwise disadvantageous to such Lender.

            (b) Any Lender claiming compensation under this Section 10.3 shall provide the Borrower with a written certificate setting forth the additional amount or amounts to be paid to it hereunder and calculations therefor in reasonable detail. Such certificate shall be presumptively correct absent manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. If any Lender demands compensation under this Section 10.3, the Borrower may at any time, upon at least five (5) Business Days' prior notice to such Lender, prepay in full such Lender's portion of the then outstanding LIBOR Advances, together with accrued interest thereon to the date of prepayment, along with any reimbursement required under Section 2.10 hereof. Concurrently with prepaying such portion of LIBOR Advances the Borrower may borrow a Base Rate Advance, or a LIBOR Advance not so affected, from such Lender, and such Lender shall, if so requested, make such Advance in an amount such that the outstanding principal amount of the affected Note or Notes held by such Lender shall equal the outstanding principal amount of such Note or Notes immediately prior to such prepayment.

      Section 10.4 EFFECT ON OTHER ADVANCES. If notice has been given pursuant to Section 10.1, 10.2 or 10.3 hereof suspending the obligation of any Lender to make its portion of any type of LIBOR Advance, or requiring such Lender's portion of LIBOR Advances to be repaid or prepaid, then, unless and until such Lender notifies the Borrower that the circumstances giving rise to such repayment no longer apply, all amounts which would otherwise be made by such Lender as its portion of LIBOR Advances shall, unless otherwise notified by the Borrower, be made instead as Base Rate Advances. Any Base Rate Advance for this purpose shall not be counted in the number of Advances permitted under Section 2.3(e) hereof.

                                   ARTICLE 11

                                  MISCELLANEOUS

      Section 11.1      NOTICES.

            (a) Except as otherwise expressly provided herein, all notices and other communications under this Agreement and the other Loan Documents (unless otherwise specifically stated therein) shall be in writing and shall be deemed to have been given three (3) Business Days after deposit in the mail, designated as certified mail, return receipt requested, postage-prepaid, or one (1) Business Day after being entrusted to a reputable commercial overnight delivery service for next day delivery, or when sent on a Business Day prior to 5:00 p.m. (New York, New York time) by telecopy addressed to the party to which such notice is directed at its address determined as provided in this Section 11.1. All notices and other communications under this Agreement shall be given to the parties hereto at the following addresses:

                  (1)   If to the Borrower, to it at:

                        Rural Cellular Corporation
                        3905 Dakota Street, S.W.
                        Alexandria, Minnesota 56308
                        Attn: Wesley Schultz,
                              Vice President
                              Finance and CFO

                        Telecopy No.: (320) 808-2102

                        with a copy to:

                        Moss & Barnett
                        4800 Norwest Center
                        90 South Seventh Street
                        Minneapolis, Minnesota 55402-4129
                        Attn: James A. Rubenstein, Esq.
                        Telecopy No.: (612) 339-6686

                  (2)   If to the Administrative Agent, to it at:

                        Toronto Dominion (Texas), Inc.
                        c/o The Toronto-Dominion Bank
                        909 Fannin Street, Suite 900
                        Houston, Texas 77010
                        Attn: Manager, Agency
                        Telecopy No.: (713) 951-9921

                        with a copy to:

                        Powell, Goldstein, Frazer & Murphy LLP
                        Sixteenth Floor
                        191 Peachtree Street, N.E.
                        Atlanta, Georgia 30303
                        Attn: Douglas S. Gosden, Esq.
                        Telecopy No.: (404) 572-6999

                  (3) If to the Lenders, to them at the addresses set forth on SCHEDULE 7 attached hereto.

Copies shall be provided to Persons other than parties hereto only in the case of notices under Article 8 hereof and the failure to provide such copies shall not affect the validity of the notice given to the primary recipient.

            (b) Any party hereto may change the address to which notices shall be directed under this Section 11.1 by giving ten (10) days' written notice of such change to the other parties.

      Section 11.2 EXPENSES. The Borrower will promptly pay, or reimburse:

            (a) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents, and the transactions contemplated hereunder and thereunder and the making of the initial Advance hereunder (whether or not such Advance is made), including, without limitation, the reasonable fees and disbursements of Powell, Goldstein, Frazer & Murphy LLP, special counsel for the Administrative Agent;

            (b) all reasonable out-of-pocket expenses of the Administrative Agent in connection with the restructuring and "work out" of the transactions contemplated in this Agreement or the other Loan Documents, and the preparation, negotiation, execution and delivery of any waiver, amendment or consent by the Administrative Agent and the Lenders, or any of them, relating to this Agreement or the other Loan Documents, including, but not limited to, the reasonable fees and disbursements of any experts, agents or consultants and, prior to the occurrence and continuance of an Event of Default, of a single law firm acting as special counsel for the Administrative Agent and the Lenders, and during the occurrence and continuance of an Event of Default a law firm for Administrative Agent and a single law firm for the Lenders; and

            (c) all out-of-pocket costs and expenses of the Administrative Agent and the Lenders in connection with the restructuring and "workout" of the transactions contemplated in this Agreement or other Loan Documents or of enforcement under this Agreement or the other Loan Documents and all out-of-pocket costs and expenses of collection if an Event of Default occurs in the payment of the Notes, which in each case shall include reasonable fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.

      Section 11.3 WAIVERS. The rights and remedies of the Administrative Agent and the Lenders under this Agreement and the other Loan Documents shall be cumulative and not exclusive of any rights or remedies which they would otherwise have. No failure or delay by the Administrative Agent, the Required Lenders, or the Lenders, or any of them, in exercising any right, shall operate as a waiver of such right. The Administrative Agent and the Lenders expressly reserve the right to require strict compliance with the terms of this Agreement in connection with any future funding of a Request for Advance. In the event the Lenders decide to fund a Request for Advance at a time when the Borrower is not in strict compliance with the terms of this Agreement, such decision by the Lenders shall not be deemed to constitute an undertaking by the Lenders to fund any further Request for Advance or preclude the Lenders or the Administrative Agent from exercising any rights available under the Loan Documents or at law or equity. Any waiver or indulgence granted by the Administrative Agent, the Lenders, or the Required Lenders, shall not constitute a modification of this Agreement or any other Loan Document, except to the extent expressly provided in such waiver or indulgence, or constitute a course of dealing at variance with the terms of this Agreement or any other Loan Document such as to require further notice of their intent to require strict adherence to the terms of this Agreement or any other Loan Document in the future.

      Section 11.4 SET-OFF. In addition to any rights now or hereafter granted under Applicable Law and not by way of limitation of any such rights, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent and each of the Lenders are hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, without limitation, Indebtedness evidenced by certificates of deposit, in each case whether matured or unmatured) and any other Indebtedness at any time held or owing by any Lender or the Administrative Agent to or for the credit or the account of the Borrower or any of its Subsidiaries, against and on account of the obligations and liabilities of the Borrower to the Lenders and the Administrative Agent, including, but not limited to, all Obligations and any other claims of any nature or description arising out of or connected with this Agreement, the Notes or any other Loan Document, irrespective of whether
(a) any Lender or the Administrative Agent shall have made any demand hereunder or (b) any Lender or the Administrative Agent shall have declared the principal of and interest on the Loans and other amounts due hereunder to be due and payable as permitted by Section 8.2 hereof and although such obligations and liabilities or any of them shall be contingent or unmatured. Upon direction by the Administrative Agent with the consent of the Lenders, each Lender holding deposits of the Borrower or any of its Subsidiaries shall exercise its set-off rights as so directed; and, within one (1) Business Day following any such setoff, the Administrative Agent shall give notice thereof to the Borrower.

      Section 11.5      ASSIGNMENT.

            (a) The Borrower may not assign or transfer any of its rights or obligations hereunder, under the Notes, the Incremental Facility Notes or under any other Loan Document without the prior written consent of each Lender.

            (b) Each Lender may at any time sell assignments or participations of up to one hundred percent (100%) of its interest hereunder to (A) one (1) or more wholly-owned Affiliates of such Lender or Approved Funds (PROVIDED, HOWEVER, that if such Affiliate is not a financial institution, such Lender shall be obligated to repurchase such assignment if such Affiliate is unable to honor its obligations hereunder), (B) any Federal Reserve Bank as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank (PROVIDED, HOWEVER, that no such assignment shall relieve such Lender from its obligations hereunder) or (C) any Lender.

            (c) Each Lender may at any time enter into assignment agreements or participations with one or more other banks or other Persons pursuant to which each Lender may assign or participate its interest under this Agreement and the other Loan Documents, including, its interest in any particular Advance or portion thereof; PROVIDED, HOWEVER, that (i) all assignments (other than assignments described in clause (b) hereof) shall be in minimum principal amounts of the lesser of (X) (1) $5,000,000 for the Revolving Commitments and Term Loan A Loans, and if applicable, the Incremental Facility Commitments (in a single assignment only) and (2) $1,000,000 for the Term Loan B Loans and Term Loan C Loans, and
(Y) the amount of such Lender's Commitment or Incremental Facility Commitment (in a single assignment only), and (ii) all assignments (other than assignments described in clause (b) hereof) and participations hereunder shall be subject to the following additional terms and conditions:

                  (1) No assignment (except assignments permitted in Section 11.5(b) hereof) shall be sold without the prior consent of the Administrative Agent and prior to the occurrence and continuation of an Event of Default, the consent of the Borrower, which consents shall not be unreasonably withheld or delayed;

                  (2) Any Person purchasing a participation or an assignment of any portion of the Loans from any Lender shall be required to represent and warrant that its purchase shall not constitute a "prohibited transaction" (as defined in Section 4.1(m) hereof);

                  (3) The Borrower, the Lenders, and the Administrative Agent agree that assignments permitted hereunder (including the assignment of any Advance or portion thereof) shall be made with all voting rights, and shall be made pursuant to an Assignment and Assumption Agreement substantially in the form of EXHIBIT S attached hereto. An administrative fee of $3,500 shall be payable to the Administrative Agent by the assigning Lender at the time of any assignment under Section 11.5(c) hereof;

                  (4) No participation agreement shall confer any rights under this Agreement or any other Loan Document to any purchaser thereof, or relieve any issuing Lender from any of its obligations under this Agreement, and all actions hereunder shall be conducted as if no such participation had been granted; PROVIDED, HOWEVER, that any participation agreement may confer on the participant the right to approve or disapprove decreases in the interest rate, increases in the principal amount of the Loans participated in by such participant, decreases in fees, extensions of the Revolving Loan Maturity Date, Term Loan A Maturity Date, Term Loan B Maturity Date, Term Loan C Maturity Date and Incremental Facility Maturity Date, as applicable or other principal payment date for the Loans or of the scheduled reduction of the Commitment and releases of Collateral;

                  (5) Each Lender agrees to provide the Administrative Agent and the Borrower with prompt written notice of any issuance of participations in or assignments of its interests hereunder;

                  (6) No assignment, participation or other transfer of any rights hereunder or under the Notes shall be effected that would result in any interest requiring registration under the Securities Act of 1933, as amended, or qualification under any state securities law;

                  (7) No such assignment may be made to (A) any bank or other financial institution (x) with respect to which a receiver or conservator (including, without limitation, the Federal Deposit Insurance Corporation, the Resolution Trust Company or the Office of Thrift Supervision) has been appointed or (y) that is not

      "adequately capitalized" (as such term is defined in Section 131(b)(1)(B) of the Federal Deposit Insurance Corporation Improvement Act as in effect on the Agreement Date) or (B) any fund unless such fund invests in commercial loans; and

                  (8) If applicable, each Lender shall, and shall cause each of its assignees to, provide to the Administrative Agent on or prior to the effective date of any assignment an appropriate Internal Revenue Service form as required by Applicable Law supporting such Lender's or assignee's position that no withholding by the Borrower or the Administrative Agent for U.S. income tax payable by such Lender or assignee in respect of amounts received by it hereunder is required. For purposes of this Agreement, an appropriate Internal Revenue Service form shall mean Form 1001 (Ownership Exemption or Reduced Rate Certificate of the U.S. Department of Treasury), or Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States), and/or properly executed Internal Revenue Service Form W-8 or W-9, as applicable, or any successor or related forms adopted by the relevant U.S. taxing authorities.

            (d) Except as specifically set forth in Section 11.5(b) and (c) hereof, nothing in this Agreement or the Notes, expressed or implied, is intended to or shall confer on any Person other than the respective parties hereto and thereto and their successors and assignees permitted hereunder and thereunder any benefit or any legal or equitable right, remedy or other claim under this Agreement or the Notes.

            (e) In the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties hereto as if no such participation had been sold.

            (f) The provisions of this Section 11.5 shall not apply to any purchase of participations among the Lenders pursuant to Section 2.11 hereof.

            (g) The Administrative Agent, acting, for this purpose only, as agent of the Borrower shall maintain, at no extra charge to the Borrower, a register (the "REGISTER") at the address to which notices to the Administrative Agent are to be sent under Section 11.1 hereof on which Register the Administrative Agent shall enter the name, address and taxpayer identification number (if provided) of the registered owner of the Loans evidenced by a Registered Note or, upon the request of the registered owner, for which a Registered Note has been requested. A Registered Note and the Loans evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Registered Note and the Loans evidenced thereby on the Register. Any assignment or transfer of all or part of such Loans and the Registered Note evidencing the same shall be registered on the Register only upon compliance with the other provisions of this Section 11.5 and surrender for registration of assignment or transfer of the Registered Note evidencing such Loans, duly endorsed by (or accompanied by a written instrument of assignment or transfer duly executed by) the Registered Noteholder thereof, and thereupon one or more new Registered Notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s) and, if less than the aggregate principal amount of such Registered Notes is thereby transferred, the assignor or transferor. Prior to the due presentment for registration of transfer of any Registered Note, the Borrower and the Administrative Agent shall treat the Person in whose name such Loans and the Registered Note evidencing the same is registered as the owner thereof for the purpose of receiving all payments thereon and for all other purposes, notwithstanding any notice to the contrary.

            (h) The Register shall be available for inspection by the Borrower and any Lender at any reasonable time during the Administrative Agent's regular business hours upon reasonable prior notice.

            (i) Notwithstanding any other provision in this Agreement, any Lender that is a fund that invests in bank loans may, without the consent of the Administrative Agent or the Borrower, pledge all or any portion of its rights under, and interest in, this Agreement and the Notes to any trustee or to any other representative of holders of obligations owed or securities issued, by such fund as security for such obligations or securities; provided, HOWEVER, that any transfer to any Person upon the enforcement of such pledge or security interest may only be made subject to the assignment provisions of this Section 11.5.

      Section 11.6 ACCOUNTING PRINCIPLES. All references in this Agreement to GAAP shall be to such principles as in effect from time to time. All accounting terms used herein without definition shall be used as defined under GAAP. The Borrower shall deliver to the Lenders at the same time as the delivery of any quarterly or annual financial statements required pursuant to Section 6.1 or 6.2 hereof, as applicable, (a) a description in reasonable detail of any material variation between the application of GAAP employed in the preparation of such statements and the application of GAAP employed in the preparation of the next preceding quarterly or annual financial statements, as applicable, and (b) reasonable estimates of the differences between such statements arising as a consequence thereof. If, within thirty (30) days after the delivery of the quarterly or annual financial statements referred to in the immediately preceding sentence, the Required Lenders shall object in writing to the Borrower's determining compliance hereunder on such basis, (1) calculations for the purposes of determining compliance hereunder shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made, or (2) if requested by the Borrower, the Required Lenders will negotiate in good faith to amend the covenants herein to give effect to the changes in GAAP in a manner consistent with this Agreement.

      Section 11.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

      Section 11.8 GOVERNING LAW. This Agreement and the Notes shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed in the State of New York. If any action or proceeding shall be brought by the Administrative Agent or any Lender hereunder or under any other Loan Document in order to enforce any right or remedy under this Agreement or under any Note or any other Loan Document, the Borrower hereby consents and will, and the Borrower will cause each Subsidiary to, submit to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower, for itself and on behalf of its Subsidiaries, hereby agrees that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower at the address given in Section 11.1 hereof and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

      Section 11.9 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof in that jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 11.10     INTEREST.

            (a) In no event shall the amount of interest due or payable hereunder or under the Notes exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Administrative Agent or any Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Administrative Agent or such Lender, in writing, that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Administrative Agent and the Lenders not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

            (b) Notwithstanding the use by the Lenders of the Base Rate and LIBOR as reference rates for the determination of interest on the Loans, the Lenders shall be under no obligation to obtain funds from any particular source in order to charge interest to the Borrower at interest rates related to such reference rates.

      Section 11.11 TABLE OF CONTENTS AND HEADINGS. The Table of Contents and the headings of the various subdivisions used in this Agreement are for convenience only and shall not in any way modify or amend any of the terms or provisions hereof, nor be used in connection with the interpretation of any provision hereof.

      Section 11.12 AMENDMENT AND WAIVER. Neither this Agreement nor any Loan Document nor any term hereof or thereof may be amended orally, nor may any provision hereof or thereof be waived orally but only by an instrument in writing signed by or at the written direction of the Required Lenders and, in the case of an amendment, by the Borrower, except that in the event of (a) any increase in the amount of any Lender's portion of the Commitments or Commitment Ratios or any reduction or postponement of the reductions to the Revolving Loan Commitments set forth in Section 2.5(a) hereof, (b) any reduction (without a corresponding payment) or postponement of the repayments of the principal amount of the Loans provided in Section 2.5 or

2.7 (b)(i), (ii) or (iii) hereof, and, during the continuance of an Event of Default, Section 2.7(b)(v) or (vi) hereof, (c) any reduction or postponement in interest or fees due hereunder without a corresponding payment of such interest or fee amount by the Borrower, (d) any release of any material portion of the Collateral for the Loans except as otherwise provided in Section 7.4 hereof, (e) any waiver of any Default due to the failure by the Borrower to pay any sum due to any of the Lenders hereunder, (f) any release of any material Guarantor to a Guaranty from its or any portion of the Obligations, except in connection with a merger, sale or other disposition otherwise permitted hereunder (in which case, such release shall require no further approval by the Lenders), (g) any amendment to the pro rata treatment of the Lenders set forth in Section 2.11 hereof, or (h) any amendment of this Section 11.12, of the definition of Required Lenders, or of any Section herein to the extent that such Section requires action by all Lenders or (i) subordinate the Loans in full or in part to any Indebtedness, any amendment or waiver or consent may be made only by an instrument in writing signed by each of the Lenders and, in the case of an amendment, by the Borrower. Any amendment to any provision hereunder governing the rights, obligations, or liabilities of the Administrative Agent, in its capacity as such, may be made only by an instrument in writing signed by such affected Person and by each of the Lenders. For purposes hereof, "material Guarantor" shall mean any Guarantor having assets in excess of $500,000.00

      Section 11.13 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement and the other documents described or contemplated herein will embody the entire agreement and understanding among the parties hereto and thereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

      Section 11.14 OTHER RELATIONSHIPS. No relationship created hereunder or under any other Loan Document shall in any way affect the ability of the Administrative Agent and each Lender to enter into or maintain business relationships with the Borrower or any of its Affiliates beyond the relationships specifically contemplated by this Agreement and the other Loan Documents.

      Section 11.15 DIRECTLY OR INDIRECTLY. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision.

      Section 11.16 RELIANCE ON AND SURVIVAL OF VARIOUS PROVISIONS. All covenants, agreements, statements, representations and warranties made herein or in any certificate delivered pursuant hereto (i) shall be deemed to have been relied upon by the Administrative Agent and each of the Lenders notwithstanding any investigation heretofore or hereafter made by them, and (ii) shall survive the execution and delivery of the Notes and shall continue in full force and effect so long as any Note is outstanding and unpaid. Any right to indemnification hereunder, including, without limitation, rights pursuant to Sections 2.10, 2.12, 5.12, 10.3 and 11.2 hereof, shall survive the termination of this Agreement and the payment and performance of all Obligations.

      Section 11.17 SENIOR DEBT. The Obligations are secured by the Security Documents and is intended by the parties hereto to be in parity with the Interest Hedge Agreements and senior in right of payment to all other Indebtedness of the Borrower.

      Section 11.18 OBLIGATIONS SEVERAL. The obligations of the Administrative Agent and each of the Lenders hereunder are several, not joint.

      Section 11.19 CONFIDENTIALITY. All information furnished to the Administrative Agent or the Lenders concerning the Borrower and its Subsidiaries is presumed to be non-public proprietary or confidential unless otherwise identified by the Person furnishing the information. The Lenders and the Administrative Agent shall hold all non-public, proprietary or confidential information obtained pursuant to the requirements of this Agreement in accordance with their customary procedures for handling confidential information of this nature and in accordance with safe and sound lending practices; however, the Lenders may make disclosure of any such information to their examiners, Affiliates, outside auditors, counsel, consultants, appraisers, other professional advisors and any direct or indirect contractual counterparty in swap agreements or such counterparty's professional advisor in connection with this Agreement or as reasonably required by any proposed syndicate member or any proposed transferee or participant in connection with the contemplated transfer of any Note or participation therein or as required or requested by any governmental authority (including, without limitation, the National Association of Insurance Commissioners or any similar organization or requlators or quasi-regulatory authority having jurisdiction over any Lender or representative thereof or in connection with the enforcement hereof or of any Loan Document or related document or pursuant to legal process or with respect to any litigation between or among the Borrower and any of the Lenders so long as any such recipient is advised of the non-public, proprietary or confidential nature of the information and of the Lender's obligations under this Section. Unless specifically requested by the Borrower, no Lender shall be obligated or required to return any materials furnished to it by the Borrower and no Lender may be obligated to return such materials (a) unless (i) such Lender ceases to be a Lender hereunder or (ii) such material was inadvertently provided to such Lender by the Borrower or (b) at any time when there exists a Default or Event of Default. The foregoing provisions shall not apply to a Lender with respect to information that (i) is or becomes generally available to the public (other than through such Lender), or (ii) is already in the possession of such Lender on a nonconfidential basis.

                                   ARTICLE 12

                              WAIVER OF JURY TRIAL

      Section 12.1 WAIVER OF JURY TRIAL. THE BORROWER, FOR ITSELF AND ON BEHALF OF EACH OF ITS SUBSIDIARIES, AND THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, HEREBY AGREE TO WAIVE AND HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY IN ANY COURT AND IN ANY ACTION OR PROCEEDING OF ANY TYPE IN WHICH THE BORROWER, ANY OF THE BORROWER'S SUBSIDIARIES, ANY OF THE LENDERS, THE ADMINISTRATIVE AGENT, OR ANY OF THEIR RESPECTIVE SUCCESSORS OR ASSIGNS IS A PARTY, AS TO ALL MATTERS

AND THINGS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT, ANY OF THE NOTES OR THE OTHER LOAN DOCUMENTS AND THE RELATIONS AMONG THE PARTIES LISTED IN THIS SECTION 12.1. EXCEPT AS PROHIBITED BY LAW, EACH PARTY TO THIS AGREEMENT WAIVES ANY RIGHTS IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION REFERRED TO IN THIS SECTION, ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. EACH PARTY TO THIS AGREEMENT (i) CERTIFIES THAT NEITHER ANY REPRESENTATIVE, AGENT NOR ATTORNEY OF THE ADMINISTRATIVE AGENT OR ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE ADMINISTRATIVE AGENT OR ANY LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (ii) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCLOSED BY AND TO THE PARTIES AND THE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused it to be executed by their duly authorized officers, all as of the day and year first above written.


BORROWER:                           RURAL CELLULAR CORPORATION


                                    By:   /s/ Wesley E. Schultz
                                         -------------------------------------
                                    Its:  Sr. Vice President and CFO
                                         -------------------------------------



ADMINISTRATIVE AGENT

AND LENDERS:                        TORONTO DOMINION (TEXAS), INC., as
                                    Administrative Agent and a Lender

                                    By:   /s/ Jano Mott
                                         -------------------------------------
                                    Its:  Vice President
                                         -------------------------------------

                                                                    EXHIBIT 10.1

                                    EXHIBIT A

               FORM OF SECOND AMENDED AND RESTATED BORROWER PLEDGE
                                   AGREEMENT


         THIS SECOND AMENDED AND RESTATED BORROWER PLEDGE AGREEMENT (the "AGREEMENT"), entered into as of the ____ day of __________, 2000, by and between RURAL CELLULAR CORPORATION, a Minnesota corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "ADMINISTRATIVE AGENT") on behalf of the Secured Parties defined below.

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders (as defined therein and together with the Administrative Agent and other holders of Obligations, "SECURED PARTIES") and the Administrative Agent are all parties to that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as the same may be amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT"); and

         WHEREAS, as a condition precedent to the effectiveness of the Loan Agreement, the Borrower is required to execute and deliver this Agreement, which amends and restates in its entirety that certain Amended and Restated Borrower's Pledge Agreement dated as of July 1, 1998 by and between the Borrower and the Administrative Agent; and

         WHEREAS, to secure the payment and performance of, among other things, all Obligations (as defined in the Loan Agreement) of the Borrower under the Loan Agreement and the promissory notes issued by the Borrower to the Lenders thereunder, the Borrower and the Administrative Agent (on behalf of the Secured Parties) have agreed that the shares of capital stock and ownership interests (the "STOCK") owned by the Borrower in each of the Subsidiaries of the Borrower and other Persons listed on SCHEDULE 1 attached hereto, shall be pledged by the Borrower to the Administrative Agent (on behalf of the Secured Parties);

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

         1. WARRANTY. The Borrower hereby represents and warrants to the Secured Parties that, except for the security interest created hereby, the Borrower owns the Stock, which constitutes the percentage of the issued and outstanding stock of the Subsidiaries as set forth on SCHEDULE 1 attached hereto, free and clear of all Liens, that the Stock is duly issued, fully paid and non-assessable, and that the Borrower has the unencumbered right to pledge the Stock. In addition, the Borrower represents and covenants as follows: (1) the Stock represents all of the Borrower's shares of capital stock in any Subsidiary of the Borrower; (2) upon possession of the Stock by the Administrative Agent, the Administrative Agent shall have a valid and perfected first priority security interest in the Stock, securing the payment of the Obligations; and (3) except as noted on
SCHEDULE 2 attached hereto, the Stock represents all of the outstanding shares of stock and ownership interests issued by any direct Subsidiary of the Borrower.

         2. SECURITY INTEREST. The Borrower hereby unconditionally grants and assigns to the Administrative Agent, on behalf of the Secured Parties and their respective successors and assigns, to secure the Obligations, a continuing security interest in and security title to the Stock and any other shares of capital stock or ownership interests of any Subsidiary of the Borrower obtained in the future, and in each case, all certificates representing such shares, all rights, options, warrant, stock or other securities, or other property which may hereafter be received, receivable, or distributed in respect of the Stock, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities, or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute "Stock" hereunder. The Borrower has delivered to and deposited with the Administrative Agent all of its right, title, and interest in and to the Stock, together with certificates representing the Stock, and undated stock powers endorsed in blank, as security for the Obligations; it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Borrower until the occurrence of an Event of Default and until the Administrative Agent shall notify the Borrower of the Administrative Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 hereof.

         3. ADDITIONAL SHARES. In the event that, during the term of this
Agreement:

                  (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any directly owned Subsidiary, or any new stock is issued by such Subsidiary, or any new directly owned Subsidiary is formed or acquired, all new, substituted, and additional shares, or other securities, shall be issued to the Borrower and shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by the Borrower, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement; and

                  (b) any subscriptions, warrants, or any other rights or options shall be issued in connection with the Stock, all new stock or other securities acquired through such subscriptions, warrants, rights, or options by the Borrower shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement.

         4. DEFAULT. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing subject to Section 13 hereof, the Administrative Agent may sell or otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) days' notice to the Borrower, and the Secured Parties or any of them, may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then to the Obligations as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Stock are insufficient to satisfy the Obligations, the Borrower shall remain liable for any such deficiency. The Borrower waives, to the extent permitted by Applicable Law, the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand, and marshalling, to the extent applicable.

         5. ADDITIONAL RIGHTS OF SECURED PARTY. In addition to its rights and privileges under this Agreement, the Administrative Agent, on behalf of the Secured Parties, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and other Applicable Law.

         6. RETURN OF STOCK TO THE BORROWER. Upon payment in full of all principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement, the Notes, and the other Loan Documents, and satisfaction in full of any other Obligations, other than the Obligations which survive the termination of the Loan Agreement as provided in Section 11.16 of the Loan Agreement, and after such time as the Lenders shall have no obligation to make any further Advances to the Borrower, this Agreement shall terminate and the Administrative Agent shall return the remaining Stock and all rights received by the Administrative Agent as a result of its possessory interest in the Stock to the Borrower.

         7. DISPOSITION OF STOCK BY ADMINISTRATIVE AGENT. The Stock is not registered or qualified under the various federal or state securities laws of the United States, and disposition thereof after default may be restricted to one or more private (instead of public) sales. The Borrower understands that upon such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered and qualified pursuant to federal and state securities laws and sold on the open market. The Borrower, therefore, agrees that:

                  (a) if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of cellular mobile radio telephone companies (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

                  (b) that such reliance shall be conclusive evidence that the Administrative Agent has handled such disposition in a commercially reasonable manner.

         8. BORROWER'S OBLIGATIONS ABSOLUTE. The obligations of the Borrower under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower or any other Person, nor against other security or liens available to any Secured Party. The Borrower hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any other security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Notes and the other Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment, or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Borrower or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrower or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Borrower from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         9. VOTING RIGHTS.

                  (a) For so long as the Notes or any other Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to the provisions of Section 13 hereof, (i) the Administrative Agent may, upon ten (10) days' prior written notice to the Borrower of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Borrower hereby appoints the Administrative Agent, which appointment shall be effective on the tenth
         (10th) day following the giving of notice by the Administrative Agent as provided in the foregoing Section 9(a)(i), the Borrower's true and lawful attorney-in-fact and grants to the Administrative Agent an IRREVOCABLE PROXY to vote the Stock in any manner the Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                  (b) For so long as the Borrower shall have the right to vote the Stock, the Borrower covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Stock which would constitute an Event of Default.

         10. NOTICES. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the manner and at the addresses set forth in Section 11.1 of the Loan Agreement.

         11. BINDING AGREEMENT. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Borrower and delivered by the Administrative Agent to the Borrower.

         12. SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         13. FCC COMPLIANCE. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in
Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act requiring the consent to or approval of such action by the FCC have been satisfied. The Borrower covenants that, following and during the continuation of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

         14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         15. ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of the Secured Parties.

         16. AMENDMENTS AND WAIVERS. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Borrower or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrower or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release the Borrower from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         17. ASSIGNMENT. The Borrower hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms "Administrative Agent" or "Secured Parties," wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement shall apply to and bind the respective successors and permitted assigns of the Borrower and inure to the benefit of the successors and permitted assigns of the Secured Parties.

         18.GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Borrower and delivered by the Administrative Agent to the Borrower.

         19.JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Borrower hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Borrower hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         20.WAIVER OF JURY TRIAL. THE BORROWER WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

     [IN WITNESS WHEREOF, the undersigned parties hereto have executed this
            Agreement by and through their duly authorized officers,
                  as of the day and year first above written.


BORROWER:                                RURAL CELLULAR CORPORATION, a Minnesota
                                         corporation

                               By:
                                  ---------------------
                                                       Name:
                                                            --------------------
                                                       Title:
                                                             -------------------


ADMINISTRATIVE AGENT:                    TORONTO DOMINION (TEXAS), INC.

                               By:
                                  -------------------
                               Name:
                                    ----------------
                               Title:
                                     -----------------

SCHEDULES

 Schedule 1  -  Shares Pledged Pursuant to Pledge Agreement
 Schedule 2  -  Outstanding Shares of Stock

                                    EXHIBIT E


                           FORM OF REVOLVING LOAN NOTE


$                                                        As of            , 2000
 -----------------                                             -----------

FOR VALUE RECEIVED, the undersigned, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), promises to pay to the order of _________________________ (hereinafter, together with its successors and assigns, called the "LENDER") in immediately available funds, at the office of Toronto Dominion (Texas), Inc. in Houston, Texas or such other place as the Lender may designate in writing to the Borrower, the principal sum of ______________________________ AND __/100s DOLLARS ($______________) in United
States funds, or, if less, so much thereof as may from time to time be advanced by the Lender to the Borrower hereunder, PLUS interest as hereinafter provided. Such Advances and repayments thereof may be endorsed from time to time on the grid attached hereto, but the failure to make such notations shall not affect the validity of the Borrower's obligation to repay unpaid principal and interest hereunder.

All capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT") by and among the Borrower, the financial institutions parties thereto (together with their successors and assigns, the "LENDERS") and Toronto Dominion (Texas), Inc. as administrative agent (the "ADMINISTRATIVE AGENT"), except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other amounts then outstanding hereunder shall be due and payable as set forth in the Loan Agreement with a final payment of all principal amounts and other Obligations then outstanding hereunder shall be due and payable in full on the Revolving Loan Maturity Date, or such earlier date as payments of the Revolving Loans shall be due, whether by acceleration or otherwise. The Borrower shall also repay principal outstanding hereunder from time to time as provided by Sections 2.5 and 2.7 of the Loan Agreement.

The Borrower shall be entitled to borrow, re-pay, re-borrow, Continue and Convert amounts due hereunder pursuant to the Revolving Loan Commitment and subject to the terms and conditions of the Loan Agreement. Prepayment of the principal amount hereof may be made only as provided in the Loan Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount of the Revolving Loans outstanding hereunder as provided in Article 2 of the Loan Agreement. Interest under this Revolving Loan Note shall also be due and payable when this Revolving Loan Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest under this Revolving Loan Note, shall bear interest at the Default Rate as provided in the Loan Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lenders, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lenders in writing that it elects to have such excess sum returned forthwith. It is the express intent of the parties hereto that the Borrower not pay and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Revolving Loan Note, whether the Borrower, any guarantor, endorser, or any other Person, hereby waive to the extent permitted by Applicable Law presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Revolving Loan Note, or delay or omission on the part of the Administrative Agent, the Required Lenders or the Lenders, collectively, or any of them, in exercising its or their rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

The Borrower promises to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, should this Revolving Loan Note be collected by or through an attorney-at-law or under advice therefrom.

         Time is of the essence of this Revolving Loan Note.

This Revolving Loan Note evidences the Lender's portion of the Revolving Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Revolving Loan Note upon the happening of certain stated events, and provisions for prepayment. This Revolving Loan Note is secured by and is also entitled to the benefits of the Security Documents and any other agreement or instrument providing collateral for the Revolving Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Revolving Loans.

         THIS REVOLVING LOAN NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the duly authorized signatory of the Borrower, as Authorized Signatory, has executed this Revolving Loan Note as of the day and year first above written.


                             RURAL CELLULAR CORPORATION, a Minnesota corporation

                             By:
                                ------------------------------------------------
                                 Name:
                                      --------------------------------------
                                 Title:
                                       -----------------------------------------



                                               ADVANCES

                                                                   Amount of Principal
         Date            Amount of Advance      Type of Advance      Paid or Prepaid      Notation Made By
----------------------- --------------------- -------------------- --------------------- --------------------



                                    EXHIBIT F

             FORM OF SECOND AMENDED AND RESTATED SECURITY AGREEMENT


         THIS SECOND AMENDED AND RESTATED SECURITY AGREEMENT dated as of the ____ day of ________, 2000 (the "AGREEMENT") is made by and between RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER") and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined below).

                              W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders (as defined therein) and the Administrative Agent (together with the Lenders and other holders of Obligations, the "SECURED PARTIES") are all parties to that certain Second Amended and Restated Loan Agreement dated as of April 3, 2000 (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT"); and

         WHEREAS, as a condition precedent to the effectiveness of the Loan Agreement, the Borrower is required to execute and deliver this Agreement, which amends and restates in its entirety that certain Amended and Restated Security Agreement dated as of July 1, 1998 by and between the Borrower and the Administrative Agent;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

         1. GRANT OF SECURITY INTEREST Subject to the provisions of Sections 23 and 25 hereof, and to the extent permitted by Applicable Law in the case of Licenses, the Borrower hereby unconditionally grants and assigns to the Administrative Agent, for the Secured Parties, a continuing security interest in and security title to (hereinafter referred to as the "SECURITY INTEREST") all of its property and assets and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by the Borrower, including:

INVENTORY

         All of the Borrower's inventory and supplies of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the "INVENTORY");

                                    ACCOUNTS

         All right to payment for goods sold or leased or for services rendered, expressly including, without limitation, the provision of cellular telephone and related wireless communications services and cellular telephone and related equipment sales and leasing, whether or not earned by performance, including, without limiting the generality of the foregoing, all agreements with and sums due from customers of the Borrower and other Persons, and all books and records recording, evidencing, or relating to such rights or any part thereof (the "ACCOUNTS");

EQUIPMENT

         All machinery, equipment, and supplies (installed and uninstalled) not included in Inventory above, including motor vehicles and accretions and accessions thereto; and expressly including, without limitation of the foregoing, towers, antennas, and equipment located at mobile telephone switching office facilities; any distribution systems and all components thereof, including, without limitation, hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers, and associated devices; and any other equipment used in connection with the Borrower's business or otherwise owned by the Borrower (the "EQUIPMENT");

CONTRACTS AND LEASES

         All assignable (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts, and other agreements to which the Borrower is a party, whether now existing or hereafter arising, including, without limitation, those listed on
SCHEDULE 1 hereto (the "CONTRACTS"); (b) lease agreements for personal property to which the Borrower is a party, whether now existing or hereafter arising including without limitation those listed on SCHEDULE 2 hereto (the "LEASES"); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of the Borrower (the "OTHER CONTRACTS");

GENERAL INTANGIBLES

         All general intangibles including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds, and tax refund amounts (the "INTANGIBLES");


INVESTMENT PROPERTY

         All investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts (the "INVESTMENT PROPERTY");

                              MEMBERSHIP INTERESTS

All membership rights, privileges and interests of the Borrower in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property, (b) the right to any specific property of such Person, if any, and (c) all of the Borrower's right to participate in the management of such Person (collectively, the "MEMBERSHIP INTERESTS"); PROVIDED, HOWEVER, that Collateral hereunder shall not include the Membership Interests in Cellular 2000, Inc.;

LICENSES

         To the extent permitted by Applicable Law and subject to Sections 23 and 25 hereof, all franchises, Licenses, permits, and operating rights authorizing or relating to the Borrower's rights to operate and maintain a cellular telecommunications or similar business including, without limitation, the Licenses, all as more particularly described on SCHEDULE 3 attached hereto (the "LICENSES");

DEPOSIT ACCOUNT

         The Deposit Account under Section 2.11(c) of the Loan Agreement and all certificates and instruments if any, from time to time representing the Deposit Account together with all investments, notes, and cash from time to time therein or arising therefrom and all interest, dividends, cash, and other property from time to time arising therefrom (hereinafter the "DEPOSIT ACCOUNT");

FURNITURE AND FIXTURES

         All furniture and fixtures in which the Borrower has an interest (the "FURNITURE AND FIXTURES");

MISCELLANEOUS ITEMS

         All goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property not included above (the "MISCELLANEOUS ITEMS"); and

PROCEEDS

         All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property (or interest therein) referred to above (including, without limitation, the proceeds from the sale of any License), together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of the Borrower, any rebates or refunds, whether for taxes or otherwise, together with all proceeds of any such proceeds (the "PROCEEDS").

         The Inventory, Accounts, Equipment, Contracts, Other Contracts, Leases, Intangibles, Membership Interests, Investment Property, Licenses, Deposit Account, Furniture and Fixtures, Miscellaneous Items, and Proceeds, as described above, are hereinafter collectively referred to as the "COLLATERAL."

         This Agreement and the Security Interest secure the payment and performance of the Obligations (as defined in the Loan Agreement).

         2. FURTHER ASSURANCES. The Borrower hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may deem necessary or desirable to protect or perfect the interest of the Secured Parties in the Collateral, and the Borrower further irrevocably appoints the Administrative Agent as the Borrower's attorney-in-fact, with a power of attorney to execute on behalf of the Borrower such Uniform Commercial Code (the "UCC") financing statement forms as the Administrative Agent may from time to time deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, the Borrower agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor. The Borrower hereby agrees that upon establishment of the Deposit Account, the Borrower shall execute such additional security documents in connection therewith as the Administrative Agent may request which documents shall, among other things, provide that the Administrative Agent shall have dominion and control over the Deposit Account.

         3. REPRESENTATIONS AND WARRANTIES. The Borrower represents and warrants to the Secured Parties that:

                  (a) SCHEDULE 1, attached hereto and incorporated herein by this reference, sets forth a complete and accurate list of the Contracts in effect on the date hereof which provide for aggregate payments over the life of each such Contract in excess of $250,000 or which are otherwise material to the Borrower, and the Borrower will furnish copies thereof to the Secured Parties upon the request of the Administrative Agent;

                  (b) SCHEDULE 2, attached hereto and incorporated herein by this reference, sets forth a complete and accurate list of all Leases providing for aggregate payments over the life of any single Lease in excess of $250,000, to which the Borrower is party in effect on the date hereof, and the Borrower will furnish copies thereof to the Secured Parties upon the request of the Administrative Agent; and

                  (c) SCHEDULE 3, attached hereto and incorporated herein by this reference, sets forth a complete and accurate list of the Licenses in effect on the date hereof.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. The Borrower further represents and warrants that (a) the Security Interest in the Collateral granted hereunder shall constitute at all times a valid first priority security interest (subject only to Permitted Liens), vested in the Administrative Agent, in and upon the Collateral, free of any Liens except for Permitted Liens, (b) the location of the Inventory and

         Equipment is as set forth in SCHEDULE 4 hereto and (c) none of the Accounts are represented by promissory notes or other instruments. The Borrower shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that the Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

         5. LOCATION OF BOOKS AND RECORDS. The Borrower further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts, and Intangibles at its chief executive office, which is the address set forth with respect to the Borrower in Section 11.1 of the Loan Agreement. The Borrower covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. The Borrower further agrees that it shall promptly advise the Administrative Agent, in writing making reference to this Section 5 hereof, of the opening of any material new place of business, the closing of any existing material place of business, or any change in the location of the place where it keeps the Collateral or of its chief executive office.

         6. COLLATERAL NOT FIXTURES. The parties intend that the Collateral shall remain personal property irrespective of the manner of its attachment or affixation to realty.

         7. COVENANTS REGARDING COLLATERAL. Any and all injury to, or loss or destruction of, the Collateral shall be at the Borrower's risk, and shall not release the Borrower from its obligations hereunder. The Borrower agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral except as permitted under the Loan Agreement. The Borrower agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. The Borrower agrees to pay all required taxes, liens, and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. The Borrower further agrees that the Administrative Agent may, but shall in no event be obligated to, upon prior written notice to the Borrower, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if the Borrower fails to obtain insurance as required by the Loan Agreement, and that the Administrative Agent may pay or discharge any taxes or Liens (which are not Permitted Liens) on any of the Collateral, and the Borrower agrees to pay any such sum so expended by the Administrative Agent, with interest at the Default Rate, and such amounts shall be deemed to be a part of the Obligations secured by the Collateral under the terms of this Agreement.

         8. COVENANTS REGARDING CONTRACTS, OTHER CONTRACTS AND LEASES. The Borrower shall (i) fulfill, perform and observe each and every material condition and covenant contained in any of the Contracts, the Other Contracts or the Leases, (ii) give prompt notice to the Administrative Agent of any claim of material default under any Contract, Other Contract or Lease given to the Borrower or by the Borrower, (iii) at the sole cost and expense of the Borrower, enforce the performance and observance of each and every material covenant and condition of the Contracts, the Other Contracts and the Leases, and (iv) appear in and defend any action growing out of or in any manner connected with any Contract, Other Contract or Lease. The rights and interests granted to the Administrative Agent hereunder include all of the Borrower's rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases and (iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; PROVIDED, HOWEVER, that the Borrower shall have the right to exercise these rights in a fashion consistent with this Agreement prior to any Event of Default and that these rights shall not be exercised by the Administrative Agent prior to an Event of Default.

         9. REMEDIES. Upon the occurrence and during the continuation of an Event of Default the Secured Parties have such rights and remedies as are set forth in the Loan Agreement and herein, all the rights, powers and privileges of a secured party under the UCC of the State of New York and any other applicable jurisdiction, and all other rights and remedies available to the Secured Parties, or any of them, at law or in equity. The Borrower covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 20 hereof at least ten (10) days prior to such disposition. Under such circumstances, the Secured

         Parties shall have the right to the appointment of a receiver for the properties and assets of the Borrower, and the Borrower hereby consents to such right and to such appointment and hereby waives any objection the Borrower may have thereto and hereby waives the right to have a bond or other security posted by the Administrative Agent or any other Person in connection therewith. The Borrower agrees, after the occurrence and during the continuation of an Event of Default, to take any actions that the Secured Parties may reasonably request in order to enable the Securities Parties to obtain and enjoy the full rights and benefits granted to the Secured Parties under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Borrower shall, at the Borrower's cost and expense, use its best efforts to assist in obtaining all approvals of the FCC which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the UCC as in effect in any applicable jurisdiction, and, at the Administrative Agent's request, prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC's rules for approval of any sale or transfer of the Licenses in connection with the Administrative Agent's exercise of remedies under this Agreement. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Licenses to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Obligations as provided in the Loan Agreement.

         10. NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may notify the account debtors that all payments with respect to Accounts are to be paid directly to the Administrative Agent and any amount thereafter paid to the Borrower shall be received in trust by the Borrower for the benefit of the Administrative Agent and segregated from other funds of the Borrower and paid over to the Administrative Agent in the form received (together with any necessary endorsements).

         11. REMEDIES OF ADMINISTRATIVE AGENT. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent or its designee may proceed to perform any and all of the obligations of the Borrower contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of the Borrower therein contained as fully as the Borrower itself could. The Borrower hereby appoints the Administrative Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Secured Parties, or any of them, herein or in any other Loan Document. The powers herein granted shall include, but not be limited to, powers to: (i) sue on the Contracts, the Other Contracts or the Leases; (ii) seek all governmental approvals (other than FCC approvals) required for the operation of the business of the Borrower; (iii) modify or terminate the Contracts, the Other Contracts and the Leases; and (iv) waive or release the performance or observance of any obligation under any of the Contracts, Other Contracts or Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

         12. ADDITIONAL REMEDIES. Upon the occurrence and during the continuation of an Event of Default, should the Borrower fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then the Administrative Agent may, but without obligation to do so and without releasing the Borrower from its obligation to do so, perform such covenant or condition and, to the extent that the Administrative Agent shall incur any costs or pay any expenses in connection therewith, including any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Obligations secured hereby and shall bear interest from the date of payment of such costs or expenses by the Administrative Agent at the Default Rate. None of the Secured Parties shall be obliged to perform or discharge any obligation of the Borrower under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the gross negligence or willful misconduct of the Person seeking indemnification, the Borrower agrees to indemnify and hold harmless each Secured Party against any and all liability, loss or damage which any such Person may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against the Borrower by reason of any Secured Party under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

         13. ADMINISTRATIVE AGENT MAY COLLECT ACCOUNTS. The Borrower hereby further appoints the Administrative Agent as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of the Borrower on any note, acceptance, check, draft, money order, or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Secured Parties, or any of them, and generally to do such other things and acts in the name of the Borrower with respect to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Secured Parties. The Borrower further authorizes the Administrative Agent, effective upon the occurrence and during the continuation of an Event of Default, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Borrower which constitute a portion of the Collateral, all in the name of the Borrower. After deducting all reasonable expenses and charges (including the Administrative Agent's attorneys' fees) of retaking, keeping, storing, and selling the Collateral, the Administrative Agent may apply the proceeds in payment of any of the Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. The Borrower agrees that if steps are taken by the Administrative Agent to enforce its rights hereunder, or to realize upon any of the Collateral, the Borrower shall pay to the Administrative Agent the amount of the Administrative Agent's costs, including attorneys' fees, and the Borrower's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder. Upon the occurrence and during the continuation of an Event of Default, the Borrower shall segregate all proceeds of any Collateral from other assets of the Borrower.

         14. INDEMNIFICATION. The Borrower shall indemnify and hold harmless each Secured Party, and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Secured Party, and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of gross negligence or willful misconduct by the Person seeking indemnification.

         15. REMEDIES CUMULATIVE. The Borrower agrees that the rights of the Secured Parties, or any of them, under this Agreement, the Loan Agreement, any other Loan Document, or any other contract or agreement now or hereafter in existence among the Secured Parties and the Borrower or any Subsidiary of the Borrower and the other obligors thereunder, or any of them, shall be cumulative, and that each Secured Party may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. The Borrower further expressly agrees that the Secured Parties shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Secured Parties, or any of them, may have against the Borrower or any Subsidiary of the Borrower or any of their respective properties, nor shall the Secured Parties, or any of them, be obliged to resort to any other collateral or security for the Obligations, other than the Collateral, prior to any exercise of the Administrative Agent's rights against the Borrower and its property hereunder.

         16. OBLIGATIONS COMMERCIAL IN NATURE. The Borrower hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur, the Administrative Agent shall have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond by the Secured Parties, or any of them, prior to seizure by the Administrative Agent or any of its transferees, assigns or successors in interest, of the Collateral or any portion thereof.

         17. AMENDMENTS AND WAIVERS. No amendment, modification, waiver, transfer or renewal, extension, assignment, or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Borrower or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the

         Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrower or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release the Borrower from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Commitment. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         18. ASSIGNMENT. The Borrower hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties or any of them, as applicable, be assigned, in whole or in part, in connection with any assignment of the Loan Agreement or the Indebtedness evidenced thereby, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms "Secured Parties" and "Administrative Agent" wherever used herein shall be deemed, as applicable, to refer to and include any such assignee.

         19. SUCCESSORS AND ASSIGNS. This Agreement shall apply to and bind the respective successors and permitted assigns of the Borrower and inure to the benefit of the successors and permitted assigns of the Secured Parties.

         20. NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given in the manner prescribed in Section 11.1 of the Loan Agreement.

         21. GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Borrower and the Secured Parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and delivered to the Borrower.

         22. SEVERABILITY. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         23. FCC CONSENT. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent with respect to the Licenses issued by the FCC unless and until all requirements of Applicable Law, including, without limitation, any required approval under the Communications Act, including without limitation the provision for ten (10) days' notice to the FCC required by 47 C.F.R. Section 22.917(e), requiring the consent to, or approval of, such action by the FCC or any governmental or other authority, have been satisfied. The Borrower covenants that upon request of the Administrative Agent it will cause to be filed such applications and take such other action as may be requested by the Administrative Agent to obtain the consent or approval of the FCC or any governmental or other authority which has granted any License to the Borrower to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

         24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         25. CHANGES IN APPLICABLE LAW. The parties acknowledge their intent that, upon the occurrence and during the continuation of an Event of Default, the Administrative Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations, and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the UCC as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and the Borrower shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

         26. ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Secured Parties.

         27. JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Borrower hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Borrower. The Borrower hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Borrower agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

                                    28. WAIVER OF JURY TRIAL. THE BORROWER
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands by and through their duly authorized representatives, as of the day and year first written above.


BORROWER:                    RURAL CELLULAR CORPORATION, a Minnesota corporation


                             By:
                                ------------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


ADMINISTRATIVE AGENT:        TORONTO DOMINION (TEXAS), INC.

                             By:
                                ------------------------------------------------
                                      Name:
                                           -------------------------------------
                                      Title:
                                            ------------------------------------


SCHEDULES

 Schedule 1      -        Contracts
 Schedule 2      -        Leases
 Schedule 3      -        Licenses
 Schedule 4      -        List and Location of Inventory and Equipment

                                    EXHIBIT G

                           FORM OF SUBSIDIARY GUARANTY

                              [NAME OF SUBSIDIARY]


         THIS SUBSIDIARY GUARANTY (the "GUARANTY") is made as of the ____ day of ________, _____, by [NAME OF SUBSIDIARY], a ____________________ (the
"GUARANTOR"), in favor of the Guarantied Parties as defined below.

                              W I T N E S S E T H:


WHEREAS, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), the Lenders (as defined therein) and Toronto Dominion (Texas), Inc., as administrative agent for the Lenders thereunder (the "ADMINISTRATIVE Agent" and, together with the Lenders and other holders of Obligations, the "GUARANTIED PARTIES"), are all parties to that certain Second Amended and Restated Loan Agreement dated as of April 3, 2000 (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT"); and

WHEREAS, pursuant to the terms of the Loan Agreement, the Guarantor is required to execute and deliver this Guaranty [WHICH AMENDS AND RESTATES THAT CERTAIN SUBSIDIARY GUARANTY DATED __________MADE BY THE GUARANTOR IN FAVOR OF THE GUARANTIED PARTIES (AS DEFINED THEREIN)]; and

WHEREAS, the Guarantor is a Subsidiary (as such term is defined in the Loan Agreement) of the Borrower; and

WHEREAS, the Borrower and the Guarantor are mutually dependent on each other in the conduct of their respective businesses as an integrated operation, and the Guarantor will benefit from the Borrower's obtaining of financing needed from time to time for the successful operation of the businesses and maintenance of the properties of the Borrower and the Guarantor; and

WHEREAS, the Guarantor has determined that its execution, delivery and performance of this Guaranty directly benefit, and are within the corporate purposes and in the best interests of, the Guarantor; and

WHEREAS, in connection with the extension of the Loans by the Lenders, the Guarantor has agreed to execute this Guaranty guaranteeing the payment and performance by the Borrower of its obligations and covenants under the Notes, the Loan Agreement and the other Loan Documents (the Loan Agreement, the Notes, and the other Loan Documents, as executed on the date hereof and as they may be amended, modified or extended from time to time being hereinafter referred to as the "GUARANTIED AGREEMENTS"); and

WHEREAS, capitalized terms used herein and not otherwise defined shall be used as defined in the Loan Agreement;

NOW, THEREFORE, in consideration of the above premises, Ten Dollars ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby unconditionally guarantees to the Guarantied Parties full and prompt payment and performance when due whether at maturity, by acceleration or otherwise of all Obligations under the Loan Agreement. Each Obligation shall rank PARI PASSU with each other Obligation.

         The Guarantor hereby further agrees, for the benefit of the Guarantied Parties, that:

         1.OBLIGATIONS SEVERAL. Regardless of whether any proposed guarantor or any other Person or Persons is, are or shall become in any other way responsible to the Guarantied Parties, or any of them, for or in respect of the Obligations or any part thereof, and regardless of whether or not any Person or Persons now or hereafter responsible to the Guarantied Parties, or any of them, for the Obligations or any part thereof, whether under this Guaranty or otherwise, shall cease to be so liable, the Guarantor hereby declares and agrees that this Guaranty is and shall continue to be a several obligation, shall be a continuing guaranty and shall be operative and binding, and that the Guarantor shall have no right of subrogation with respect to this Guaranty unless and until each Obligation has been irrevocably paid in full.

         2.GUARANTY FINAL. Upon the execution and delivery of this Guaranty to the Administrative Agent, this Guaranty shall be deemed to be finally executed and delivered by the Guarantor and shall not be subject to or affected by any promise or condition affecting or limiting the Guarantor's liability (other than as expressly set forth in Section 7 hereof), and no statement, representation, agreement or promise on the part of the Borrower, the Guarantied Parties, or any of them, or any officer, employee or agent thereof, unless contained herein forms any part of this Guaranty or has induced the making hereof or shall be deemed in any way to affect the Guarantor's liability hereunder.

         3.AMENDMENT AND WAIVER. No alteration or waiver of this Guaranty or of any of its terms, provisions or conditions shall be binding upon the Persons against whom enforcement is sought unless made in writing and signed by an authorized officer of such Person.

         4.DEALINGS WITH GUARANTOR. The Guarantied Parties, or any of them, may, from time to time, without exonerating or releasing the Guarantor in any way under this Guaranty, (i) take such further or other security or securities for the Obligations or any part thereof as the Guarantied Parties, or any of them, may deem proper, consistent with the Loan Agreement, (ii) release, discharge, abandon, or otherwise deal with or fail to deal with any guarantor of the Obligations or any security or securities therefor or any part thereof now or hereafter held by the Guarantied Parties, or any of them or (iii) consistent with the Loan Agreement, amend, modify, extend, accelerate, or waive in any manner any of the provisions, terms, or conditions of the Guarantied Agreements, all as the Guarantied Parties, or any of them, may consider expedient or appropriate in their sole discretion. Without limiting the generality of the foregoing, or of Section 5 hereof, it is understood that the Guarantied Parties, or any of them, may, without exonerating or releasing the Guarantor, give up, or modify or abstain from perfecting or taking advantage of any security for the Obligations and accept or make any compositions or arrangements, and realize upon any security for the Obligations when, and in such manner, as the Guarantied Parties, or any of them, may deem expedient, consistent with the Loan Agreement, all without notice to the Guarantor except as required by Applicable Law.

         5.GUARANTY UNCONDITIONAL. The Guarantor acknowledges and agrees that no change in the nature or terms of the Obligations or any of the Guarantied Agreements, or other agreements, instruments or contracts evidencing, related to or attendant with the Obligations (including any novation), nor any determination of lack of enforceability thereof, shall discharge all or any part of the liabilities and obligations of the Guarantor pursuant to this Guaranty; it being the purpose and intent of the Guarantor and the Guarantied Parties that the covenants, agreements, and all liabilities and obligations of the Guarantor hereunder are absolute, unconditional, and irrevocable under any and all circumstances. Without limiting the generality of the foregoing, the Guarantor agrees that until each and every one of the covenants and agreements of this Guaranty is fully performed, the Guarantor's undertakings hereunder shall not be released, in whole or in part, by any action or thing which might, but for this paragraph of this Guaranty, be deemed a legal or equitable discharge of a surety or guarantor, or by reason of any waiver, omission of the Guarantied Parties, or any of them, or their failure to proceed promptly or otherwise, or by reason of any action taken or omitted by the Guarantied Parties, or any of them, whether or not such action or failure to act varies or increases the risk of, or affects the rights or remedies of, the Guarantor or by reason of any further dealings between the Borrower and the Guarantied Parties, or any of them, or any other guarantor or surety, and the Guarantor, to the extent permitted by Applicable Law, hereby expressly waives and surrenders any defense to its liability hereunder, or any right of counterclaim or offset of any nature or description which it may have or which may exist based upon, and shall be deemed to have consented to, any of the foregoing acts, omissions, things, agreements or waivers.

         6.SET-OFF. The Guarantied Parties, or any of them, may, without demand or notice of any kind upon or to the Guarantor, at any time or from time to time when any amount shall be due and payable hereunder by the Guarantor, if the Borrower shall not have timely paid its Obligations, set off and appropriate any property, balances, credit accounts, or moneys of the Guarantor (other than those held in a trust) in the possession of the Guarantied Parties, or any of them, or under the control of any of them for any purpose, which property, balances, credit accounts, or moneys shall thereupon be turned over and remitted to the Administrative Agent, to be held and applied to the Obligations by the Administrative Agent in accordance with the Loan Agreement, and the Guarantor hereby grants to the Guarantied Parties, a security interest in all such property. The Administrative Agent shall give written notice to the Borrower of the exercise of any of the foregoing rights within one (1) Business Day following the exercise thereof.

         7.MAXIMUM GUARANTIED AMOUNT. The creation or existence from time to time of Obligations in excess of the amount committed to or outstanding on the date of this Guaranty is hereby authorized by the Guarantor, without notice to the Guarantor, and shall in no way impair or affect this Guaranty or the rights of the Guarantied Parties, or any of them, herein. Notwithstanding anything in this Guaranty to the contrary, it is the intention of the Guarantor and the Guarantied Parties that the Guarantor's obligations hereunder shall be, but not in excess of, the Maximum Guarantied Amount. The "Maximum Guarantied Amount" shall mean the greater of (a) the amount of economic benefit received (directly or indirectly) by the Guarantor pursuant to the Loan Agreement and the other Loan Documents, and (b) the maximum amount which could be paid out by the Guarantor without rendering this Guaranty void or voidable under Applicable Law, including, without limitation, (i) Title 11 of the United States Code, as amended and (ii) applicable state law regarding fraudulent conveyances.

         8.BANKRUPTCY. Upon the bankruptcy or winding up or other distribution of assets of the Borrower or any Subsidiary of the Borrower (other than the Guarantor) or of any surety or guarantor for the Obligations, the rights of the Guarantied Parties, or any of them, against the Guarantor shall not be affected or impaired by the omission of the Guarantied Parties, or any of them, to prove its or their claim, as appropriate, or to prove its or their full claim, as appropriate, and the Guarantied Parties may prove such claims as they see fit and may refrain from proving any claim and in their respective discretion they may value as they see fit or refrain from valuing any security held by the Guarantied Parties, or any of them, without in any way releasing, reducing or otherwise affecting the liability to the Guarantied Parties of the Guarantor.

         9.APPLICATION OF PAYMENTS. Any amount received by the Guarantied Parties, or any of them, from whatsoever source and applied toward the payment of the Obligations shall be applied in such order of application as is set forth in the Loan Agreement.

         10.WAIVERS BY GUARANTOR. The Guarantor hereby expressly waives, to the extent permitted by Applicable Law, (a) notice of acceptance of this Guaranty,
(b) notice of the existence or creation of all or any of the Obligations, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, (d) all diligence in collection or protection of or realization upon the Obligations or any part thereof, any obligation hereunder, or any security for any of the foregoing and (e) all rights of subrogation, indemnification, contribution, and reimbursement against the Borrower, all rights to enforce any remedy the Guarantied Parties, or any of them, may have against the Borrower and any benefit of, or right to participate in, any collateral or security now or hereinafter held by the Guarantied Parties, or any of them, in respect of the Obligations, until irrevocable payment in full of the Obligations. Any money received by the Guarantor in violation of this Section shall be held in trust by the Guarantor for the benefit of the Guarantied Parties. If a claim is ever made upon the Guarantied Parties, or any of them, for the repayment or recovery of any amount or amounts received by any of them in payment of any of the Obligations and such Person repays all or part of such amount by reason of (a) any judgment, decree, or order of any court or administrative body having jurisdiction over such Person or any of its property, or (b) any good faith settlement or compromise of any such claim effected by such Person with any such claimant, including the Borrower, then in such event the Guarantor agrees that any such judgment, decree, order, settlement, or compromise shall be binding upon the Guarantor, notwithstanding any revocation hereof or the cancellation of any promissory note or other instrument evidencing any of the Obligations, and the Guarantor shall be and remain obligated to such Person hereunder for the amount so repaid or recovered to the same extent as if such amount had never originally been received by such Person.

         11.ASSIGNMENT BY THE GUARANTIED PARTIES. To the extent permitted under the Loan Agreement, the Guarantied Parties may each, and without notice of any kind, sell, assign, or transfer all or any of the Obligations. The Guarantor shall not assign its rights or obligations under this Guaranty without the consent of the Administrative Agent, nor shall the Guarantor amend this Guaranty without the consent of the Required Lenders. In the event of an assignment hereunder, each and every immediate and successive assignee, transferee, or holder of all or any of the Obligations, shall have the right to enforce this Guaranty, by suit or otherwise, for the benefit of such assignee, transferee or holder as fully as if such assignee, transferee, or holder were herein by name specifically given such rights, powers and benefits. This Guaranty shall be binding upon the Guarantor, its successors and assigns and inure to the benefit of the successors and assigns of the Guarantied Parties.

         12.REMEDIES CUMULATIVE. No delay by the Guarantied Parties, or any of them, in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Guarantied Parties, or any of them, of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy. No action by the Guarantied Parties, or any of them, permitted hereunder shall in any way impair or affect this Guaranty. For the purpose of this Guaranty, the Obligations shall include, without limitation, all Obligations of the Borrower to the Guarantied Parties, notwithstanding any right or power of any third party, individually or in the name of the Borrower or any other Person, to assert any claim or defense as to the invalidity or unenforceability of any such Obligation, and no such claim or defense shall impair or affect the obligations of the Guarantor hereunder.

         13.MISCELLANEOUS. This is a Guaranty of payment and not of collection. In the event of a demand upon the Guarantor under this Guaranty, the Guarantor shall be held and bound to the Guarantied Parties directly as debtor in respect of the payment of the amounts hereby guarantied. All reasonable costs and expenses, including attorneys' fees and expenses, incurred by the Guarantied Parties, or any of them, in obtaining performance of or collecting payments due under this Guaranty shall be deemed part of the Obligations guarantied hereby. Any notice or demand which the Guarantied Parties, or any of them, may wish to give shall be served upon the Guarantor in the fashion prescribed for notices in
Section 11.1 of the Loan Agreement in care of the Borrower at the address for the Borrower set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and the notice so sent shall be deemed to be served as set forth in Section 11.1 of the Loan Agreement.

         14.LOANS BENEFIT GUARANTOR. The Guarantor expressly represents and acknowledges that any financial accommodations by the Guarantied Parties, or any of them, to the Borrower, including, without limitation, the extension of the Loans, are and will be of direct interest, benefit and advantage to the Guarantor.

         15.SOLVENCY.The Guarantor expressly represents and warrants that as of the date hereof and after giving effect to the transactions contemplated by the Loan Documents (i) the property of the Guarantor, at a fair valuation, will exceed its debt; (ii) the capital of the Guarantor will not be unreasonably small to conduct its business; (iii) the Guarantor will not have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature; and (iv) the present fair salable value of the assets of the Guarantor will be materially greater than the amount that will be required to pay its probable liabilities (including debts) as they become absolute and matured. For purposes of this Section 15 hereof, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, undisputed, legal, equitable, secured or unsecured or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, undisputed, secured or unsecured.

         16.VISITS AND INSPECTIONS. The Guarantor covenants and agrees that so long as any amount is owing on account of Obligations or otherwise pursuant to this Guaranty, the Guarantor shall permit representatives of the Guarantied Parties, or any of them, to visit and inspect properties of the Guarantor during normal business hours after reasonable notice, inspect the Guarantor's books and records and discuss with the principal officers of the Guarantor its businesses, assets, liabilities, financial positions, results of operations and business prospects.

         17.GOVERNING LAW. This Guaranty shall be construed in accordance with and governed by the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York.

         18.JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Guaranty, the Guarantor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Guaranty. The Guarantor hereby agrees, to the extent permitted by Applicable Law, that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Guarantor agrees that final judgment in such suit, action, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         19.WAIVER OF JURY TRIAL. THE GUARANTOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS GUARANTY.

         20.TIME OF THE ESSENCE. Time is of the essence with regard to the Guarantor's performance of its obligations hereunder.

         21.ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all of the Guarantied Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all of the Guarantied Parties.

         22. RATIFICATIONS. The Guarantor hereby ratifies and affirms each representation, warranty, covenant and other agreement made on its behalf by the Borrower in the Loan Agreement.

         23.SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

                                        [

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed by its Authorized Signatory as of the date first above written.


                               [NAME OF SUBSIDIARY], a
                                                       ----------------

                               By:
                                  ----------------------------------------------
                               Name:
                                    -------------------------
                               Title:
                                     -----------------------

                                    EXHIBIT H

                       FORM OF SUBSIDIARY PLEDGE AGREEMENT

                              [NAME OF SUBSIDIARY]


THIS SUBSIDIARY PLEDGE AGREEMENT (the "AGREEMENT") is entered into as of the ___ day of ________, _____, by and between [NAME OF SUBSIDIARY], a __________________ (the "PLEDGOR"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined below).


W I T N E S S E T H:

         WHEREAS, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), the Lenders (as defined therein and, together with the Administrative Agent and other holders of Obligations, the "SECURED PARTIES") and the Administrative Agent are all parties to that certain Second Amended and Restated Loan Agreement dated as of April 3, 2000 even date herewith (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT"); and

         WHEREAS, pursuant to the terms of the Loan Agreement, the Pledgor is required to execute and deliver this Agreement; and

         WHEREAS, the Pledgor is a Subsidiary of the Borrower and is engaged in the business of owning and operating Cellular Systems (as defined in the Loan Agreement) as an integrated operation with the Borrower and its other Subsidiaries (as defined in the Loan Agreement); and

         WHEREAS, the Pledgor has determined that its execution, delivery, and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of the Pledgor; and

         WHEREAS, to secure the payment and performance of, among other things, the obligations of the Pledgor arising from that certain Subsidiary Guaranty dated as of April 3, 2000 (the "SUBSIDIARY GUARANTY"), the Pledgor and the Administrative Agent (on behalf of the Secured Parties) have agreed that the shares of Capital Stock (the "STOCK") owned by the Pledgor in each of the Subsidiaries of the Pledgor listed on SCHEDULE 1 attached hereto (the "SUBSIDIARIES") shall be pledged by the Pledgor to the Administrative Agent (on behalf of the Secured Parties) to secure the Obligations (as defined below);

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

         1.WARRANTY. The Pledgor hereby represents and warrants to the Secured Parties that, except for the security interest created hereby, the Pledgor owns the Stock, which constitutes the percentage of the issued and outstanding stock of the Subsidiaries as set forth on SCHEDULE 1 attached hereto, free and clear of all Liens, that the Stock is duly issued, fully paid and non-assessable, and that the Pledgor has the unencumbered right to pledge the Stock. In addition, Pledgor represents and covenants as follows: (1) the Stock represents all of the Pledgor's shares of capital stock in any Subsidiary; (2) upon possession of the Stock by the Administrative Agent, the Administrative Agent shall have a valid and perfected first priority security interest in the Stock, securing the payment of the Obligations; and (3) except as noted on SCHEDULE 2 attached hereto, the Stock represents all the outstanding shares of stock issued by any Subsidiary of the Pledgor.

         2.SECURITY INTEREST. The Pledgor hereby unconditionally grants and assigns to the Administrative Agent, on behalf of the Secured Parties, and their respective successors and assigns, a continuing security interest in and security title to the Stock and any other shares of capital stock of any Subsidiary of the Pledgor obtained in the future, and in each case, all certificates representing such shares, all rights, options, warrants, stock or other securities, or other property which may hereafter be received, receivable, or distributed in respect of the Stock, together with all proceeds of the foregoing, including, without limitation, all dividends, cash, notes, securities or other property from time to time acquired, receivable or otherwise distributed in respect of, or in exchange for, the foregoing, all of which shall constitute "Stock" hereunder. The Pledgor has delivered to and deposited with the Administrative Agent herewith all of its right, title, and interest in and to the Stock, together with certificates representing the Stock, and undated stock powers endorsed in blank, as security for the payment and performance of all of the obligations of the Pledgor and any other obligor to the Secured Parties, or any of them, under this Agreement and the Subsidiary Guaranty and any extensions, renewals or amendments of any of the foregoing, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due (the "OBLIGATIONS"); it being the intention of the parties hereto that beneficial ownership of the Stock, including, without limitation, all voting, consensual and dividend rights, shall remain in the Pledgor until the occurrence of an Event of Default and until the Administrative Agent shall notify the Pledgor of the Administrative Agent's exercise of voting and dividend rights to the Stock pursuant to Section 9 hereof.

         3.ADDITIONAL SHARES. In the event that, during the term of this
Agreement:

                  (a) any stock dividend, stock split, reclassification, readjustment, or other change is declared or made in the capital structure of any Subsidiary, or any new stock is issued by such Subsidiary, all new, substituted, and additional shares, or other securities, shall be issued to the Pledgor and shall be promptly delivered to the Administrative Agent, together with undated stock powers endorsed in blank by the Pledgor, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement; and

                  (b) any subscriptions, warrants, or any other rights or options shall be issued in connection with the Stock, all new stock, or other securities acquired through such subscriptions, warrants, rights or options by the Pledgor shall be promptly delivered to the Administrative Agent, together with undated Stock powers endorsed in blank, and shall thereupon constitute Stock to be held by the Administrative Agent under the terms of this Agreement.

         4.DEFAULT. In the event of the occurrence of an Event of Default and so long as any such Event of Default is continuing, subject to Section 13 hereof, the Administrative Agent may sell or otherwise dispose of the Stock at a public or private sale or make other commercially reasonable disposition of the Stock or any portion thereof after ten (10) days' notice to the Pledgor, the Secured Parties, or any of them, may purchase the Stock or any portion thereof at any public sale. The proceeds of the public or private sale or other disposition shall be applied first to the costs of the Administrative Agent incurred in connection with the sale, expressly including, without limitation, any costs under Section 7 hereof, and then as provided in the Loan Agreement. In the event the proceeds of the sale or other disposition of the Stock are insufficient to satisfy the Obligations, the Pledgor shall remain liable for any such deficiency. The Pledgor waives the rights of equity of redemption, appraisal, notice of acceptance, presentment, demand, and marshalling, to the extent applicable.

         5.ADDITIONAL RIGHTS OF SECURED PARTY. In addition to its rights and privileges under this Agreement, the Administrative Agent, on behalf of the Secured Parties, shall have all the rights, powers and privileges of a secured party under the Uniform Commercial Code as in effect in any applicable jurisdiction and other Applicable Law.

         6.RETURN OF STOCK TO THE PLEDGOR. Upon payment in full of all principal and interest on the Notes, full performance by the Borrower of all covenants, undertakings and obligations under the Loan Agreement and the other Loan Documents, and satisfaction in full of any other Obligations, other than the Obligations which survive the termination of the Loan Agreement as provided in
Section 11.16 of the Loan Agreement, and after such time as the Lenders shall have no obligation to make any further Advances to the Borrower, this Agreement shall terminate and the Administrative Agent shall return the remaining Stock and all rights received by the Administrative Agent as a result of its possessory interest in the Stock to the Pledgor.

         7.DISPOSITION OF STOCK BY ADMINISTRATIVE AGENT. The Stock is not registered or qualified under the various federal or state securities laws of the United States and disposition thereof after an Event of Default may be restricted to one or more private (instead of public) sales in view of the lack of such registration. The Pledgor understands that upon such disposition, the Administrative Agent may approach only a restricted number of potential purchasers and further understands that a sale under such circumstances may yield a lower price for the Stock than if the Stock were registered and qualified pursuant to federal and state securities laws and sold on the open market. The Pledgor, therefore, agrees that:

                  (a)if the Administrative Agent shall, pursuant to the terms of this Agreement, sell or cause the Stock or any portion thereof to be sold at a private sale, the Administrative Agent shall have the right to rely upon the advice and opinion of any national brokerage or investment firm having recognized expertise and experience in connection with shares of cellular mobile radio telephone (but shall not be obligated to seek such advice and the failure to do so shall not be considered in determining the commercial reasonableness of such action) as to the best manner in which to expose the Stock for sale and as to the best price reasonably obtainable at the private sale thereof; and

                  (b)that such reliance shall be conclusive evidence that the Administrative Agent has handled such disposition in a commercially reasonable manner.

         8.PLEDGOR'S OBLIGATIONS ABSOLUTE. The obligations of the Pledgor under this Agreement shall be direct and immediate and not conditional or contingent upon the pursuit of any remedies against the Borrower or any other Person, nor against other security or liens available to the Secured Parties. The Pledgor hereby waives any right to require that an action be brought against any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of any of the Secured Parties in favor of any other Person prior to the exercise of remedies hereunder, or to require action hereunder prior to resort by the Administrative Agent to any other security or collateral for the Obligations. No amendment, modification, waiver, transfer or renewal, extension, assignment, or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Pledgor or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrower or any other person or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Pledgor from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations. None of the Secured Parties shall, by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         9.VOTING RIGHTS.

                  (a) For so long as any Obligations remain unpaid, after and during the continuation of an Event of Default, but subject to the provisions of Section 13 hereof, (i) the Administrative Agent may, upon ten (10) days' prior written notice to the Pledgor of its intention to do so, exercise all voting rights, and all other ownership or consensual rights of the Stock, but under no circumstances is the Administrative Agent obligated by the terms of this Agreement to exercise such rights, and (ii) the Pledgor hereby appoints the Administrative Agent, which appointment shall be effective on the tenth
         (10th) day following the giving of notice by the Administrative Agent as provided in the foregoing Section 9(a)(i), the Pledgor's true and lawful attorney-in-fact and grants to the Administrative Agent an IRREVOCABLE PROXY to vote the Stock in any manner the Administrative Agent deems advisable for or against all matters submitted or which may be submitted to a vote of shareholders. The power-of-attorney granted hereby is coupled with an interest and shall be irrevocable.

                  (b) For so long as the Pledgor shall have the right to vote the Stock, the Pledgor covenants and agrees that it will not, without the prior written consent of the Administrative Agent, vote or take any consensual action with respect to the Stock which would constitute an Event of Default.

         10.NOTICES. All notices and other communications required or permitted hereunder shall be in writing, and shall be given in the fashion set forth in
Section 11.1 of the Loan Agreement, and with respect to the Pledgor, at the address for the Borrower set forth in or otherwise provided pursuant to Section
11.1 of the Loan Agreement.

         11.BINDING AGREEMENT. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement between the parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and the Pledgor and delivered by the Administrative Agent to the Pledgor.

         12.SEVERABILITY. If any paragraph or part thereof shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         13. FCC COMPLIANCE. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent which may require the consent or approval of the FCC, and the proxy granted in
Section 9(a) hereof shall not become effective, unless and until all requirements of the Communications Act, requiring the consent to or approval of such action by the FCC have been satisfied. The Pledgor covenants that, following and during the continuance of an Event of Default, upon request of the Administrative Agent, it will cause to be filed such applications and take such other action as may be requested by the Administrative Agent to obtain consent or approval of the FCC to any action contemplated by this Agreement and to give effect to the security interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

         14. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         15. ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Secured Parties, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Secured Parties.

         16. ASSIGNMENT. The Pledgor hereby agrees that this Agreement or the rights hereunder may, in the discretion of the Secured Parties, or any of them, as applicable, be assigned by the Secured Parties, or any of them, in whole or in part in connection with any assignment of the Loan Agreement or the Obligations arising thereunder, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Secured Parties, the terms "Administrative Agent" or "Secured Parties," wherever used herein, shall be deemed, as applicable, to refer to and include any such assignee. This Agreement shall apply to and bind the respective successors and permitted assigns of the Pledgor and inure to the benefit of the successors and permitted assigns of the Secured Parties.

         17 JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Pledgor hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Pledgor hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrowers, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Pledgor agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         18. WAIVER OF JURY TRIAL. THE PLEDGOR WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

         19. AMENDMENTS AND WAIVERS. No amendment, modification, waiver, transfer or renewal, extension, assignment or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Borrower or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Borrower or any other collateral or guaranty by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof nor any other act of the Secured Parties, or any of them, shall release the Borrower from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Commitments. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Administrative Agent or one or more of the Secured Parties in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.


         IN WITNESS WHEREOF, the undersigned parties hereto have executed this Agreement by and through their duly authorized officers, as of the day and year first above written.


PLEDGOR:                         [NAME OF SUBSIDIARY], a
                                                         ----------

                                 By:
                                    --------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


ADMINISTRATIVE AGENT:            TORONTO DOMINION (TEXAS), INC.


                                 By:
                                    --------------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------


Schedule 1 - Shares Pledged Pursuant to Pledge Agreement
Schedule 2 - Outstanding Shares of Stock

                                    EXHIBIT I

                      FORM OF SUBSIDIARY SECURITY AGREEMENT

[NAME OF SUBSIDIARY]


         THIS SUBSIDIARY SECURITY AGREEMENT (the "AGREEMENT") dated as of the ____ day of ________, _____ is made by and between [NAME OF SUBSIDIARY], a
________________________ (the "SUBSIDIARY"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (the "ADMINISTRATIVE AGENT") for the Secured Parties (as defined below).


W I T N E S S E T H:

         WHEREAS, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), the Lenders (as defined therein and, together with the Administrative Agent and the other holders of Obligations, the "SECURED PARTIES") and the Administrative Agent are all parties to that certain Second Amended and Restated Loan Agreement dated as of April 3, 2000 (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT"); and

         WHEREAS, pursuant to the terms and conditions of the Loan Agreement, the Subsidiary is required to execute and deliver this Agreement; and

         WHEREAS, the Subsidiary is engaged in the business of owning and operating Cellular Systems (as defined in the Loan Agreement) as an integrated operation with the Borrower and its other Subsidiaries (as defined in the Loan Agreement); and

         WHEREAS, the Subsidiary has determined that its execution, delivery and performance of this Agreement directly benefit, and are within the corporate purposes and in the best interests of the Subsidiary;

         NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that capitalized terms used herein shall have the meanings ascribed to them in the Loan Agreement to the extent not otherwise defined or limited herein, and further agree as follows:

         1. GRANT OF SECURITY INTEREST. Subject to the provisions of Sections 22 and 24 hereof, and to the extent permitted by Applicable Law in the case of Licenses, the Subsidiary, as a direct Subsidiary of the Borrower, hereby unconditionally grants and assigns to the Administrative Agent (on behalf of the Secured Parties) a continuing security interest in and security title to (hereinafter referred to as the "SECURITY INTEREST") all of its property and assets and all additions thereto and replacements thereof, and all other property whether now owned or hereafter created, acquired or reacquired by the Subsidiary, including:

INVENTORY

         All of the Subsidiary's inventory and supplies of whatsoever nature and kind and wheresoever situated, including, without limitation, raw materials, components, work in process, finished goods, goods in transit and packing and shipping materials, accretions and accessions thereto, trust receipts and similar documents covering the same products (the "INVENTORY");

ACCOUNTS

         All right to payment for goods sold or leased or for services rendered, expressly including, without limitation, the provision of cellular telephone and related wireless communications services and cellular telephone and related equipment sales and leasing, whether or not earned by performance, including, without limiting the generality of the foregoing, all agreements with and sums due from customers and other Persons, and all books and records recording, evidencing, or relating to such rights or any part thereof (the "ACCOUNTS");

EQUIPMENT

         All machinery, equipment, and supplies (installed and uninstalled) not included in Inventory above, including motor vehicles and accretions and accessions thereto; and expressly including, without limitation of the foregoing, towers, antennas, and equipment located at mobile telephone switching office facilities; any distribution systems and all components thereof, including, but not limited to, hardware, cables, fiber optic cables, switches, CODECs, computer equipment, amplifiers, and associated devices; and any other equipment used in connection with the Subsidiary's business (the "EQUIPMENT");

CONTRACTS AND LEASES

         All assignable (a) construction contracts, subscriber contracts, customer service agreements, management agreements, rights of way, easements, pole attachment agreements, transmission capacity agreements, public utility contracts, and other agreements to which the Subsidiary is a party, whether now existing or hereafter arising, including, without limitation, those listed on
SCHEDULE 1 hereto (the "CONTRACTS"); (b) lease agreements for personal property to which the Subsidiary is a party, whether now existing or hereafter arising, including, without limitation, those listed on SCHEDULE 2 hereto (the "LEASES"); and (c) other contracts and contractual rights, remedies or provisions now existing or hereafter arising in favor of the Subsidiary (the "OTHER CONTRACTS");

GENERAL INTANGIBLES

         All general intangibles including personal property not included above, such as, without limitation, all goodwill, trademarks, trademark applications, trade names, trade secrets, industrial designs, other industrial or intellectual property or rights therein, whether under license or otherwise, claims for tax refunds, and tax refund amounts (the "INTANGIBLES");

INVESTMENT PROPERTY

         All investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts (the "INVESTMENT PROPERTY");

MEMBERSHIP INTERESTS

                           All membership rights, privileges and interests of
the Borrower in any Person, including, without limitation, (a) the right to receive distributions at any time or from time to time in cash or other property, (b) the right to any specific property of such Person, if any, and (c) all of the Borrower's right to participate in the management of such Person (collectively, the "MEMBERSHIP INTERESTS");

LICENSES

         To the extent permitted by Applicable Law and subject to Sections 22 and 24 hereof, all franchises, Licenses, permits, and operating rights authorizing or relating to the Subsidiary's rights to operate and maintain a cellular telecommunications or similar business, including, without limitation, the Licenses, all as more particularly described on SCHEDULE 3 attached hereto (the "LICENSES");

FURNITURE AND FIXTURES

         All furniture and fixtures in which the Subsidiary has an interest (the "FURNITURE AND FIXTURES");

DEPOSIT ACCOUNT

         The Deposit Account under Section 2.11(c) of the Loan Agreement and all certificates and instruments, if any, from time to time representing the Deposit Account together with all investments, notes, and cash, from time to time therein or arising therefrom and all interest, dividends, cash, and other property from time to time arising therefrom (hereinafter the "DEPOSIT ACCOUNT");

MISCELLANEOUS ITEMS

         All goods, chattel paper, documents, instruments, supplies, choses in action, claims, money, deposits, certificates of deposit, stock or share certificates, and licenses and other rights in intellectual property not included above (the "MISCELLANEOUS ITEMS"); and

PROCEEDS

         All proceeds of any of the above, and all proceeds of any loss of, damage to or destruction of the above, whether insured or not insured, and all other proceeds of any sale, lease or other disposition of any property or interest therein referred to above, including, without limitation, the proceeds of the sale of any License, together with all proceeds of any policies of insurance covering any or all of the above, the proceeds of any award in condemnation with respect to any of the property of the Subsidiary, any rebates or refunds, whether for taxes or otherwise, together with all proceeds of any such proceeds (the "PROCEEDS").

         The Inventory, Accounts, Equipment, Contracts, Other Contracts, Leases, Intangibles, Investment Property, Membership Interests, Licenses, Furniture and Fixtures, Deposit Account, Miscellaneous Items, and Proceeds, as described above, are hereinafter collectively referred to as the "COLLATERAL."

         This Agreement and the Security Interest secure payment and performance of all obligations of the Subsidiary to the Secured Parties, or any of them, under that certain Subsidiary Guaranty of even date herewith given by the Subsidiary for the benefit of the Secured Parties, and any extensions, renewals or amendments thereto, however created, acquired, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, (all of the foregoing obligations being hereinafter collectively referred to as the "OBLIGATIONS").

         2. FURTHER ASSURANCES. The Subsidiary hereby authorizes the Administrative Agent to file such financing statements and such other documents as the Administrative Agent may deem necessary or desirable to protect or perfect the interest of the Secured Parties in the Collateral, and the Subsidiary further irrevocably appoints the Administrative Agent as its attorney-in-fact, with a power of attorney to execute on behalf of the Subsidiary such UCC financing statement forms as the Administrative Agent may from time to time reasonably deem necessary or desirable to protect or perfect such interest in the Collateral. Such power of attorney is coupled with an interest and shall be irrevocable. In addition, the Subsidiary agrees to do, execute and deliver or cause to be done, executed and delivered all such further acts, documents and things as the Administrative Agent may reasonably require for the purpose of perfecting or protecting the rights of the Secured Parties hereunder or otherwise giving effect to this Agreement, all promptly upon request therefor.

         3.REPRESENTATIONS AND WARRANTIES. The Subsidiary represents and warrants to the Secured Parties that:

                           (a)the execution of this Agreement and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Subsidiary's Articles of Incorporation or Certificate of Formation or By-Laws or Partnership Agreement or Operating Agreement as currently in effect, or any order, rule or regulation applicable to the Subsidiary of any court or of any federal or state regulatory body or administrative agency or other governmental body having jurisdiction over the Subsidiary, or result in the termination or cancellation or breach of any indenture, mortgage, deed of trust, deed to secure debt, lease or other agreement or instrument to which the Subsidiary is a party or by which it is bound or affected;

                           (b)the Subsidiary has taken all necessary corporate action to authorize the execution and delivery of this Agreement, and this Agreement, when executed and delivered, will be the valid and binding obligation of the Subsidiary enforceable in accordance with its terms, subject only to the following qualifications:

                           (i)certain equitable remedies are discretionary and, in particular, may not be available where damages are considered an adequate remedy at law,

                           (ii)enforcement may be limited by bankruptcy, insolvency, liquidation, reorganization, reconstruction, and other similar laws affecting enforcement of creditors' rights generally (insofar as any such law relates to the bankruptcy, insolvency or similar event of the Subsidiary), and

                           (iii)enforcement as to the Licenses is limited by FCC rules and regulations restricting the transfer of such Licenses.

                           (c)SCHEDULE 1 attached hereto and incorporated herein by this reference sets forth a complete and accurate list of the Contracts in effect on the date hereof which provide for aggregate payments over the life of each such Contract in excess of $250,000 or which are otherwise material to the Subsidiary, and the Subsidiary will furnish copies thereof to the Lenders and the Administrative Agent upon the request of the Administrative Agent;

                           (d)SCHEDULE 2 attached hereto and incorporated herein by this reference sets forth a complete and accurate list of all Leases providing for aggregate payments over the life of any single Lease in excess of $250,000, to which the Subsidiary is a party in effect on the date hereof, and the Subsidiary will furnish copies thereof to the Lenders and the Administrative Agent upon the request of the Administrative Agent; and

                           (e)SCHEDULE 3 attached hereto and incorporated herein by this reference sets forth a complete and accurate list of the Licenses in effect on the date hereof.

         4.REPRESENTATIONS AND WARRANTIES CONCERNING COLLATERAL. The Subsidiary further represents and warrants that (a) the Security Interest in the Collateral granted hereunder shall constitute at all times a valid first priority security interest (subject only to Permitted Liens), vested in the Administrative Agent, in and upon the Collateral, free of any Liens except for Permitted Liens, (b) the location of the Inventory and the Equipment is as set forth on SCHEDULE 4 hereto, and (c) none of the Accounts are represented by promissory notes or other instruments. The Subsidiary shall take or cause to be taken such acts and actions as shall be necessary or appropriate to assure that the Security Interest in the Collateral shall not become subordinate or junior to the security interests, liens or claims of any other Person, and that the Collateral shall not otherwise be or become subject to any Lien, except for Permitted Liens.

         5.LOCATION OF BOOKS AND RECORDS. The Subsidiary further represents and warrants that it now keeps all of its records concerning its Accounts, Contracts, Leases, Other Contracts, and Intangibles at its chief executive office, except as listed on SCHEDULE 4 hereto. The Subsidiary covenants and agrees that it shall not keep any of such records at any other address, unless written notice thereof is given to the Administrative Agent at least thirty (30) days prior to the creation of any new address for the keeping of such records. The Subsidiary further agrees that it shall promptly advise the Administrative Agent, in writing making reference to this Section 5 hereof, of the opening of any material new place of business, the closing of any existing material place of business, or any change in the location of the place where it keeps the Collateral or of its chief executive officer.

         6.COLLATERAL NOT FIXTURES. The parties intend that the Collateral shall remain personal property irrespective of the manner of its attachment or affixation to realty.

         7. COVENANTS REGARDING COLLATERAL. Any and all injury to, or loss or destruction of, the Collateral shall be at the Subsidiary's risk, and shall not release the Subsidiary from its obligations hereunder. The Subsidiary agrees not to sell, transfer, assign, dispose of, mortgage, grant a security interest in, or encumber any of the Collateral except as permitted under the Loan Agreement. The Subsidiary agrees to maintain in force such insurance with respect to the Collateral as is required under the Loan Agreement. The Subsidiary agrees to pay all required taxes, liens, and assessments upon the Collateral, its use or operation, as required under the Loan Agreement. The Subsidiary further agrees that the Administrative Agent may, but shall in no event be obligated to, insure any of the Collateral in such form and amount as the Administrative Agent may deem necessary or desirable if the Subsidiary fails to obtain insurance as required by the Loan Agreement, and that the Administrative Agent may pay or discharge any taxes or Liens (which are not Permitted Liens) on any of the Collateral, and the Subsidiary agrees to pay any such sum so expended by the Administrative Agent, with interest at the Default Rate, and such amounts shall be deemed to be a part of the Obligations secured by the Collateral under the terms of this Agreement.

         8.COVENANTS REGARDING CONTRACTS, OTHER CONTRACTS AND LEASES. The Subsidiary shall (a) fulfill, perform and observe each and every material condition and covenant contained in any of the Contracts, the Other Contracts or the Leases, (b) give prompt notice to the Administrative Agent of any claim of material default under any Contract, Other Contract or Lease given to the Subsidiary or by the Subsidiary, (c) at the sole cost and expense of the Subsidiary, enforce the performance and observance of each and every material covenant and condition of the Contracts, the Other Contracts and the Leases to which it is a party and (d) appear in and defend any action growing out of or in any manner connected with any Contract, Other Contract or Lease to which it is a party. The rights and interests granted to the Administrative Agent hereunder include all of the Subsidiary's rights and title (i) to modify the Contracts, the Other Contracts and the Leases, (ii) to terminate the Contracts, the Other Contracts and the Leases and (iii) to waive or release the performance or observance of any obligation or condition of the Contracts, the Other Contracts and the Leases; provided, however, that the Subsidiary shall have the right to exercise these rights in a fashion consistent with this Agreement prior to any Event of Default and that these rights shall not be exercised by the Administrative Agent prior to an Event of Default.

         9.REMEDIES. Upon the occurrence and during the continuation of an Event of Default, the Secured Parties shall have such rights and remedies as are set forth in the Loan Agreement, the other Loan Documents and herein, all the rights, powers and privileges of a secured party under the Uniform Commercial Code of the State of New York and any other applicable jurisdiction, and all other rights and remedies available to the Secured Parties, or any of them, at law or in equity. The Subsidiary covenants and agrees that any notification of intended disposition of any Collateral, if such notice is required by law, shall be deemed reasonably and properly given if given in the manner provided for in Section 20 hereof at least ten (10) days prior to such disposition. The Administrative Agent shall have the right to the appointment of a receiver for the properties and assets of the Subsidiary, and the Subsidiary hereby consents to such rights and to such appointment and hereby waives any objection it may have thereto and hereby waives the right to have a bond or other security posted by the Administrative Agent or any other Person in connection therewith. The Subsidiary agrees, after the occurrence of an Event of Default, to take any actions that the Administrative Agent may reasonably request in order to enable the Administrative Agent to obtain and enjoy the full rights and benefits granted to the Administrative Agent under this Agreement and the other Loan Documents. Without limiting the generality of the foregoing, the Subsidiary shall, at the Subsidiary's cost and expense, use its best efforts to assist in obtaining all approvals of the FCC which are then required by law for or in connection with any action or transaction contemplated by this Agreement or Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction, and, at the Administrative Agent's request, prepare, sign and file with the FCC the assignor's or transferor's portion of any application or applications for consent to the assignment of the Licenses or transfer of control thereof necessary or appropriate under the FCC's rules for approval of any sale or transfer of the Administrative Agent's remedies under this Agreement. The Administrative Agent shall have the right, in connection with the issuance of any order for relief in a bankruptcy proceeding, to petition the bankruptcy court for the transfer of control or assignment of the Licenses to a receiver, trustee, transferee, or similar official or to any purchaser of the Collateral pursuant to any public or private sale, foreclosure or other exercise of remedies available to the Administrative Agent, all as permitted by Applicable Law. All amounts realized or collected through the exercise of remedies hereunder shall be applied to the Obligations as provided in the Loan Agreement.

         10. NOTIFICATION OF ACCOUNT DEBTORS. Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may notify the account debtors that all payments with respect to Accounts are to be paid directly to the Administrative Agent and any amount thereafter paid to the Subsidiary shall be received in trust by the Subsidiary for the benefit of the Administrative Agent and segregated from other funds of the Subsidiary and paid over to the Administrative Agent in the form received (together with any necessary endorsements).

         11.REMEDIES OF ADMINISTRATIVE AGENT. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent or its designee may proceed to perform any and all of the obligations of the Subsidiary contained in any of the Contracts, Other Contracts or Leases and exercise any and all rights of the Subsidiary therein contained as fully as the Subsidiary itself could. The Subsidiary hereby appoints the Administrative Agent its attorney-in-fact, with power of substitution, to take such action, execute such documents, and perform such work as the Administrative Agent may deem appropriate in exercise of the rights and remedies granted the Secured Parties, or any of them, herein or in any other Loan Document. The powers herein granted shall include, but not be limited to, powers to: (a) sue on the Contracts, the Other Contracts or the Leases; (b) seek all governmental approvals (other than FCC approvals) required for the operation of the business of the Subsidiary; (c) modify or terminate the Contracts, the Other Contracts and the Leases; and (d) waive or release the performance or observance of any obligation under any of the Contracts, Other Contracts or Leases. The power of attorney granted herein is coupled with an interest and shall be irrevocable.

         12.ADDITIONAL REMEDIES. Upon the occurrence of an Event of Default and during the continuation thereof, should the Subsidiary fail to perform or observe any covenant or comply with any condition contained in any of the Contracts, the Other Contracts or the Leases, then the Administrative Agent may, but without obligation to do so and without releasing the Subsidiary from its obligation to do so, perform such covenant or condition and, to the extent that the Administrative Agent shall incur any costs or pay any expenses in connection therewith, including any reasonable costs or expenses of litigation associated therewith, such costs, expenses or payments shall be included in the Obligations secured hereby and shall bear interest from the payment of such costs or expenses by the Administrative Agent at the Default Rate. None of the Secured Parties shall be obliged to perform or discharge any obligation of the Subsidiary under any of the Contracts, the Other Contracts or the Leases, and, except as may result from the gross negligence or willful misconduct of the Person seeking indemnification, the Subsidiary agrees to indemnify and hold each Secured Party harmless against any and all liability, loss or damage which any such Person may incur under any of the Contracts, the Other Contracts or the Leases or under or by reason of this Agreement, and any and all claims and demands whatsoever which may be asserted against the Subsidiary by reason of an act of any Secured Party under any of the terms of this Agreement or under the Contracts, the Other Contracts or the Leases.

         13.ADMINISTRATIVE AGENT MAY COLLECT ACCOUNTS. The Subsidiary hereby further appoints the Administrative Agent as its attorney-in-fact, with power of substitution, with authority to collect all Accounts, to endorse the name of the Subsidiary on any note, acceptance, check, draft, money order, or other evidence of debt or of payment which constitutes a portion of the Collateral and which may come into the possession of the Secured Parties, or any of them, and generally to do such other things and acts in the name of the Subsidiary with respect to the Collateral as are necessary or appropriate to protect or enforce the rights hereunder of the Secured Parties. The Subsidiary further authorizes the Administrative Agent, effective upon the occurrence of an Event of Default and during the continuation thereof, to compromise and settle or to sell, assign or transfer or to ask, collect, receive or issue any and all claims possessed by the Subsidiary which constitute a portion of the Collateral, all in the name of the Subsidiary. After deducting all reasonable expenses and charges (including the Administrative Agent's attorneys' fees) of retaking, keeping, storing, and selling the Collateral, the Administrative Agent may apply the proceeds in payment of any of the Obligations in the order of application set forth in the Loan Agreement. The power of attorney granted herein is coupled with an interest and shall be irrevocable. The Subsidiary agrees that a failure to so notify the Administrative Agent shall be a waiver and bar to any subsequent claim for any such property. The Subsidiary agrees that if steps are taken by the Administrative Agent to enforce its rights hereunder, or to realize upon any of the Collateral, the Subsidiary shall pay to the Administrative Agent the amount of the Administrative Agent's costs, including attorneys' fees, and the Subsidiary's obligation to pay such amounts shall be deemed to be a part of the Obligations secured hereunder. Upon the occurrence and during the continuation of an Event of Default, the Subsidiary shall segregate all proceeds of any Collateral from other assets of the Subsidiary.

         14.INDEMNIFICATION. The Subsidiary shall indemnify and hold harmless each Secured Party, and any other Person acting hereunder for all losses, costs, damages, fees and expenses whatsoever associated with the exercise of the powers of attorney granted herein and shall release each Secured Party and any other Person acting hereunder from all liability whatsoever for the exercise of the foregoing powers of attorney and all actions taken pursuant thereto, except, in either event, in the case of gross negligence or willful misconduct by the Person seeking indemnification.

         15.REMEDIES CUMULATIVE. The Subsidiary agrees that the rights of the Secured Parties, or any of them, under this Agreement, the Loan Agreement, any other Loan Document, or any other contract or agreement now or hereafter in existence among the Secured Parties, the Subsidiary and the other obligors thereunder, or any of them, shall be cumulative, and that the Secured Parties may from time to time exercise such rights and such remedies as such Person or Persons may have thereunder and under the laws of the United States or any state, as applicable, in the manner and at the time that such Person or Persons in its or their sole discretion desire, subject to the terms of such agreements. The Subsidiary further expressly agrees that the Secured Parties shall in no event be under any obligation to resort to any Collateral secured hereby prior to exercising any other rights that the Secured Parties, or any of them, may have against the Subsidiary or its property, nor shall the Secured Parties be obliged to resort to any other collateral or security for the Obligations, other than the Collateral, prior to any exercise of the Administrative Agent's rights against the Subsidiary and its property hereunder.

         16.OBLIGATIONS COMMERCIAL IN NATURE. The Subsidiary hereby acknowledges that the Obligations arose out of a commercial transaction, and agrees that if an Event of Default shall occur and be continuing, the Administrative Agent shall have the right to immediate possession without notice or a hearing, and hereby knowingly and intelligently waives any and all rights it may have to any notice and posting of a bond by the Secured Parties, or any of them, prior to seizure by the Administrative Agent or any of its transferees, assigns or successors in interest of the Collateral or any portion thereof.

         17.AMENDMENTS AND WAIVERS. No amendment, modification, waiver, transfer or renewal, extension, assignment, or termination of this Agreement or of the Loan Agreement or of any other Loan Document, or of any instrument or document executed and delivered by the Subsidiary or any other obligor to the Secured Parties, or any of them, nor additional advances made by the Secured Parties, or any of them, to the Borrower, nor the taking of further security, nor the retaking or re-delivery or release of the Collateral to the Subsidiary by the Secured Parties, or any of them, nor any lack of validity or enforceability of any Loan Document or any term thereof, nor any other act of the Secured Parties, or any of them, shall release the Subsidiary from any Obligation, except a release or discharge executed in writing by the Administrative Agent in accordance with the Loan Agreement with respect to such Obligation or upon full payment and satisfaction of all Obligations and termination of the Commitment. None of the Secured Parties shall by any act, delay, omission or otherwise, be deemed to have waived any of its or their rights or remedies hereunder, unless such waiver is in writing and signed by the Secured Parties, as the case may be, in accordance with the Loan Agreement and then only to the extent therein set forth. A waiver by the Secured Parties, or any of them, of any right or remedy on any occasion shall not be construed as a bar to the exercise of any such right or remedy which any such Person would otherwise have had on any other occasion.

         18.ASSIGNMENT. The Subsidiary agrees that this Agreement or the rights hereunder may in the discretion of the Secured Parties, or any of them, as applicable, be assigned in whole or in part in connection with any assignment of the Loan Agreement or the Indebtedness evidenced thereby, as permitted thereunder. In the event this Agreement or the rights hereunder are so assigned by any of the Lenders or the Administrative Agent, the terms "Secured Parties" and "Administrative Agent" wherever used herein shall be deemed, as applicable, to refer to and include any such assignee. This Agreement shall apply to and bind the respective successors and permitted assigns of the Subsidiary and inure to the benefit of the successors and permitted assigns of the Secured Parties.

         19.NOTICES. All notices and other communications required or permitted hereunder shall be in writing and shall be given in a fashion prescribed in Section 11.1 of the Loan Agreement with respect to the Secured Parties, and in the fashion prescribed in Section 11.1 of the Loan Agreement with respect to the Subsidiary to the address of the Borrower set forth in or otherwise provided pursuant to the Loan Agreement.

         20.GOVERNING LAW. The provisions of this Agreement shall be construed and interpreted, and all rights and obligations of the parties hereto determined, in accordance with the internal laws of the State of New York applicable to contracts made and to be performed in the State of New York. This Agreement, together with all documents referred to herein, constitutes the entire agreement among the Subsidiary and the Secured Parties with respect to the matters addressed herein and may not be modified except by a writing executed by the Administrative Agent and delivered to the Subsidiaries.

         21.SEVERABILITY. If any paragraph or part thereof of this Agreement shall for any reason be held or adjudged to be invalid, illegal or unenforceable by any court of competent jurisdiction, such paragraph or part thereof so adjudicated invalid, illegal or unenforceable shall be deemed separate, distinct and independent, and the remainder of this Agreement shall remain in full force and effect and shall not be affected by such holding or adjudication.

         22.FCC CONSENT. Notwithstanding anything herein which may be construed to the contrary, no action shall be taken by the Administrative Agent with respect to the Licenses issued by the FCC unless and until all requirements of Applicable Law, including, without limitation, any required approval under the Communications Act, including, without limitation, the provision for ten (10) days notice to the FCC required by 47 C.F.R. Section 22.917(e), requiring the consent to or approval of such action by the FCC or any governmental or other authority, have been satisfied. The Subsidiary covenants that upon request of the Administrative Agent it will cause to be filed such applications and take such other action as may be requested by the Administrative Agent to obtain the consent or approval of the FCC or any governmental or other authority which has granted any License to the Subsidiary to any action contemplated by this Agreement and to give effect to the Security Interest of the Administrative Agent, including, without limitation, the execution of an application for consent by the FCC to an assignment or transfer involving a change in ownership or control pursuant to the provisions of the Communications Act.

         23.COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

         24.CHANGES IN APPLICABLE LAW. The parties acknowledge their intent that, upon the occurrence of an Event of Default and during the continuance thereof, the Administrative Agent shall receive, to the fullest extent permitted by Applicable Law and governmental policy (including, without limitation, the rules, regulations, and policies of the FCC), all rights necessary or desirable to obtain, use or sell the Collateral and to exercise all remedies available to it under this Agreement, the Uniform Commercial Code as in effect in any applicable jurisdiction, or other Applicable Law. The parties further acknowledge and agree that, in the event of changes in law or governmental policy occurring subsequent to the date hereof that affect in any manner the Administrative Agent's rights of access to, or use or sale of, the Collateral, or the procedures necessary to enable the Administrative Agent to obtain such rights of access, use or sale, the Administrative Agent and the Subsidiary shall amend this Agreement in such manner as the Administrative Agent shall reasonably request in order to provide the Administrative Agent such rights to the greatest extent possible consistent with Applicable Law and governmental policy.

         25.ADMINISTRATIVE AGENT. Each reference herein to any right granted to, benefit conferred upon or power exercisable by the "Administrative Agent" shall be a reference to the Administrative Agent for the benefit of all the Lenders, and each action taken or right exercised hereunder shall be deemed to have been so taken or exercised by the Administrative Agent for the benefit of and on behalf of all the Lenders.

         26.JURISDICTION AND VENUE. If any action or proceeding shall be brought by the Administrative Agent in order to enforce any right or remedy under this Agreement, the Subsidiary hereby consents to the jurisdiction of any state or federal court of competent jurisdiction sitting within the area comprising the Southern District of New York on the date of this Agreement. The Subsidiary hereby agrees, to the extent permitted by Applicable Law that service of the summons and complaint and all other process which may be served in any such suit, action or proceeding may be effected by mailing by registered mail a copy of such process to the offices of the Borrower, as set forth in or otherwise provided pursuant to Section 11.1 of the Loan Agreement, and that personal service of process shall not be required. Nothing herein shall be construed to prohibit service of process by any other method permitted by law, or the bringing of any suit, action or proceeding in any other jurisdiction. The Subsidiary agrees that final judgment in such suit, action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by Applicable Law.

         27. WAIVER OF JURY TRIAL. THE SUBSIDIARY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING ARISING OUT OF THIS AGREEMENT.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands, by and through their duly authorized representatives, as of the day and year first written above.


SUBSIDIARY:                      [NAME OF SUBSIDIARY], a
                                                         ------------

                                 By:
                                    --------------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------

ADMINISTRATIVE AGENT:            TORONTO DOMINION (TEXAS), INC.


                                 By:
                                    --------------------------------------------
                                          Name:
                                               ---------------------------------
                                          Title:
                                                --------------------------------


SCHEDULES

 Schedule 1      -        Contracts
 Schedule 2      -        Leases
 Schedule 3      -        Licenses
 Schedule 4      -        List and Location of Inventory and Equipment

                                    EXHIBIT J

                            FORM OF TERM LOAN A NOTE

$                                                      As of              , 2000
 ----------------                                            -------------

                           FOR VALUE RECEIVED, the undersigned, RURAL CELLULAR
CORPORATION, a Minnesota corporation (the "Borrower"), promises to pay to the order of ________________________________________ (hereinafter, together with its successors and assigns, called the "LENDER"), at the office of Toronto Dominion (Texas), Inc. in Houston, Texas or such other place as the Lender may designate in writing to the Borrower, the principal sum of __________________________________________________ AND _____ /100s DOLLARS
($______________) in United States funds, PLUS interest as hereinafter provided.

All capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT") by and among the Borrower, the financial institutions parties thereto (together with their successors and assigns, the "LENDERS") and Toronto Dominion (Texas), Inc. as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other amounts then outstanding hereunder shall be due and payable on the Term Loan A Maturity Date, or such earlier date as payments of the Term Loan A Loans shall be due, whether by acceleration or otherwise. The Borrower shall also repay principal outstanding hereunder from time to time as provided by Sections 2.5 and 2.7 of the Loan Agreement.

The Borrower shall be entitled to borrow, re-pay, Convert or Continue the portion of the Term Loan A Loans hereunder pursuant to the terms and conditions of the Loan Agreement; PROVIDED, HOWEVER, that on and following the making of the initial Advance under the Term A Loan Commitment there shall be no increase in the aggregate principal amount outstanding hereunder. Prepayment of the principal amount of any Term Loan A Loans may be made only as provided in the Loan Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Loan Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Loan Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Term Loan A Note, whether the Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan A Note, or delay or omission on the part of the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the

Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

The Borrower promises to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, should this Term Loan A Note be collected by or through an attorney-at-law or under advice therefrom.

                           Time is of the essence of this Term Loan Note.

This Term Loan A Note evidences the Lender's portion of the Term Loan A Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Term Loan A Note upon the happening of certain stated events, and provisions for prepayment. This Term A Loan Note is secured by and is also entitled to the benefits of the Security Documents and any other agreement or instrument providing collateral for the Term Loan A Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Term Loan A Loans.

THIS TERM LOAN A NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                    EXHIBIT K

                            FORM OF TERM LOAN B NOTE

$                                                       As of             , 2000
 ----------------                                             ------------

FOR VALUE RECEIVED, the undersigned, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), promises to pay to the order of ________________________________________ (hereinafter, together with its successors and assigns, called the "LENDER"), at the office of Toronto Dominion (Texas), Inc. in Houston, Texas or such other place as the Lender may designate in writing to the Borrower, the principal sum of __________________________________________________ AND _____ /100s DOLLARS
($______________) in United States funds, PLUS interest as hereinafter provided.

All capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT") by and among the Borrower, the financial institutions parties thereto (together with their successors and assigns, the "LENDERS") and Toronto Dominion (Texas), Inc. as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other amounts then outstanding hereunder shall be due and payable on the Term Loan B Maturity Date, or such earlier date as payments of the Term Loan B Loans shall be due, whether by acceleration or otherwise. The Borrower shall also repay principal outstanding hereunder from time to time as provided by Sections 2.5 and 2.7 of the Loan Agreement.

The Borrower shall be entitled to borrow, re-pay, Convert or Continue the portion of the Term Loan B Loans hereunder pursuant to the terms and conditions of the Loan Agreement; PROVIDED, HOWEVER, that on and following the making of the initial Advance under the Term Loan B Commitment there shall be no increase in the aggregate principal amount outstanding hereunder. Prepayment of the principal amount of any Term Loan B Loans may be made only as provided in the Loan Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Loan Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Loan Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Term Loan B Note, whether the Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan B Note, or delay or omission on the part of the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the

Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

The Borrower promises to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, should this Term Loan B Note be collected by or through an attorney-at-law or under advice therefrom.

                           Time is of the essence of this Term Loan B Note.

This Term Loan B Note evidences the Lender's portion of the Term Loan B Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Term Loan B Note upon the happening of certain stated events, and provisions for prepayment. This Term Loan B Note is secured by and is also entitled to the benefits of the Security Documents and any other agreement or instrument providing collateral for the Term Loan B Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Term Loan B Loans.

THIS TERM LOAN B NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                           IN WITNESS WHEREOF, the duly authorized signatory of
the Borrower, as Authorized Signatory, has executed this Term Loan B Note as of the day and year first above written.


                               RURAL CELLULAR CORPORATION, a Minnesota
                               corporation

                               By:
                                  ----------------------------------------------
                                   Name:
                                        ----------------------------------------
                       Title:

IN WITNESS WHEREOF, the duly authorized signatory of the Borrower, as Authorized Signatory, has executed this Term Loan A Note as of the day and year first above written.


                               RURAL CELLULAR CORPORATION, a Minnesota
                               corporation


                               By:
                                  ----------------------------------------------
                                    Name:
                                         ---------------------------------------
                                    Title:
                                          --------------------------------------

                                    EXHIBIT L


                            FORM OF TERM LOAN C NOTE

$                                                      As of              , 2000
 ----------------                                            -------------

FOR VALUE RECEIVED, the undersigned, RURAL CELLULAR CORPORATION, a Minnesota corporation (the "BORROWER"), promises to pay to the order of ________________________________________ (hereinafter, together with its successors and assigns, called the "LENDER"), at the office of Toronto Dominion (Texas), Inc. in Houston, Texas or such other place as the Lender may designate in writing to the Borrower, the principal sum of __________________________________________________ AND _____ /100s DOLLARS
($______________) in United States funds, PLUS interest as hereinafter provided.

All capitalized terms used herein shall have the meanings ascribed to them in that certain Second Amended and Restated Loan Agreement dated as of even date herewith (as amended, modified, restated, and supplemented from time to time, the "LOAN AGREEMENT") by and among the Borrower, the financial institutions parties thereto (together with their successors and assigns, the "Lenders") and Toronto Dominion (Texas), Inc. as administrative agent (the "ADMINISTRATIVE AGENT") for the Lenders except to the extent such capitalized terms are otherwise defined or limited herein.

All principal amounts and other amounts then outstanding hereunder shall be due and payable on the Term Loan C Maturity Date, or such earlier date as payments of the Term Loan C Loans shall be due, whether by acceleration or otherwise. The Borrower shall also repay principal outstanding hereunder from time to time as provided by Sections 2.5 and 2.7 of the Loan Agreement.

The Borrower shall be entitled to borrow, re-pay and reborrow the portion of the Term Loan C Loans hereunder pursuant to the terms and conditions of the Loan Agreement; PROVIDED, HOWEVER, that on and following the making of the initial Advance under the Term Loan C Commitment there shall be no increase in the aggregate principal amount outstanding hereunder. Prepayment of the principal amount of any Term Loan C Loans may be made only as provided in the Loan Agreement.

The Borrower hereby promises to pay interest on the unpaid principal amount hereof as provided in Article 2 of the Loan Agreement. Interest under this Note shall also be due and payable when this Note shall become due (whether at maturity, by reason of acceleration or otherwise). Overdue principal and, to the extent permitted by Applicable Law, overdue interest, shall bear interest at the Default Rate as provided in the Loan Agreement.

In no event shall the amount of interest due or payable hereunder exceed the maximum rate of interest allowed by Applicable Law, and in the event any such payment is inadvertently made by the Borrower or inadvertently received by the Lender, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Lender in writing that it elects to have such excess sum returned forthwith. It is the express intent hereof that the Borrower not pay and the Lender not receive, directly or indirectly in any manner whatsoever, interest in excess of that which may legally be paid by the Borrower under Applicable Law.

All parties now or hereafter liable with respect to this Term Loan C Note, whether the Borrower, any guarantor, endorser, or any other Person or entity, hereby waive presentment for payment, demand, notice of non-payment or dishonor, protest and notice of protest.

No delay or omission on the part of the Lender or any holder hereof in exercising its rights under this Term Loan C Note, or delay or omission on the part of the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, in exercising its or their rights under the Loan Agreement or under any other Loan Document, or course of conduct relating thereto, shall operate as a waiver of such rights or any other right of the Lender or any holder hereof, nor shall any waiver by the Administrative Agent, the Required Lenders or the Lenders collectively, or any of them, or any holder hereof, of any such right or rights on any one occasion be deemed a bar to, or waiver of, the same right or rights on any future occasion.

The Borrower promises to pay all reasonable costs of collection, including, without limitation, reasonable attorneys' fees, should this Term Loan C Note be collected by or through an attorney-at-law or under advice therefrom.

                           Time is of the essence of this Term Loan C Note.

This Term Loan C Note evidences the Lender's portion of the Term Loan C Loans under, and is entitled to the benefits and subject to the terms of, the Loan Agreement, which contains provisions with respect to the acceleration of the maturity of this Term Loan C Note upon the happening of certain stated events, and provisions for prepayment. This Term Loan Note is secured by and is also entitled to the benefits of the Security Documents and any other agreement or instrument providing collateral for the Term Loan C Loans, whether now or hereafter in existence, and any filings, instruments, agreements, and documents related thereto and providing collateral for the Term Loan C Loans.

THIS TERM LOAN C NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the duly authorized signatory of the Borrower, as Authorized Signatory, has executed this Term Loan C Note as of the day and year first above written.


                             RURAL CELLULAR CORPORATION, a Minnesota corporation


                             By:
                                ------------------------------------------------
                                Name:
                                     -------------------------------------------
                      Title: